UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALTABANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT OF ALTABANCORP	PROSPECTUS OF GLACIER BANCORP, INC.

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

Dear Altabancorp Shareholders:

As you may know, the boards of directors of Altabancorp (“AB”) and Glacier Bancorp, Inc. (“Glacier”) have each unanimously approved a merger of AB with and into Glacier, subject to approval by AB shareholders and appropriate bank regulators. Immediately following the merger, AB’s subsidiary Altabank (the “Bank”) will be merged into Glacier’s subsidiary Glacier Bank (“Glacier Bank”), subject to approval of the appropriate bank regulators.

Under the terms of the Plan and Agreement of Merger, dated May 18, 2021 (the “merger agreement”), each outstanding AB common share as of the effective time (including each share issued upon settlement of each unvested restricted stock unit) will be exchanged for 0.7971 shares of Glacier common stock (the “per share stock consideration”), subject to certain adjustments, with cash paid in lieu of fractional shares. The common stock of Glacier trades on The Nasdaq Global Select Market under the symbol “GBCI.” The common stock of AB trades on The Nasdaq Capital Market under the symbol “ALTA.”

The per share stock consideration is subject to adjustment in the event that the average closing price for Glacier common stock over a 20-day period prior to closing is more than $74.15 or less than $49.43. In such event either Glacier or AB, respectively, may provide notice to terminate the merger agreement, but the merger agreement will not be terminated if either AB or Glacier, as the case may be, elects to adjust the consideration to be issued in the merger, as described in this proxy statement/prospectus.

The per share stock consideration is subject to further adjustment if AB’s closing capital, after being adjusted in accordance with the terms of the merger agreement, is less than the minimum required, which is $342,937,000 (subject to specified adjustments). In any such event, the per share stock consideration will be reduced on a per share basis in accordance with the formula set forth in the merger agreement.

If AB’s closing capital, after being adjusted in accordance with the terms of the merger agreement, is in excess of the minimum required, AB may pay a special dividend to its shareholders in the amount of such excess.

Assuming for purposes of illustration only that the average closing price for Glacier common stock is $53.70, which was the closing price of Glacier common stock on July 15, 2021, as quoted on The Nasdaq Global Select Market, for each of your AB common shares, you will receive consideration with an estimated current value of $42.80, consisting of 0.7971 shares of Glacier common stock.

Assuming the exchange of all outstanding AB common shares for stock in accordance with the merger agreement and the per share stock consideration is not adjusted as described above, AB shareholders will, in the aggregate, receive approximately 15,205,405 shares of Glacier common stock in the merger, representing approximately 13.7% of Glacier’s outstanding common stock after taking into account Glacier shares to be issued in the merger.

AB will hold a special shareholders’ meeting to vote on the merger agreement on August 31, 2021, at 8:00 a.m. Mountain Time. This special meeting will be held in virtual format only. Detailed instructions for participation can be found in the notice of special shareholder meeting that accompanies this proxy statement/prospectus. Whether or not you plan to participate in the special meeting virtually, please take the time to vote by voting over the Internet, by telephone or completing and mailing the enclosed form of proxy. Please give particular attention to the discussion under the heading “Risk Factors” beginning on page 14 for risk factors relating to the merger which you should consider.

The board of directors of AB has unanimously recommended that you vote FOR approval of the merger agreement and the other proposals described in this proxy statement/prospectus.

/s/ Len E. Williams

Len E. Williams

President and Chief Executive Officer, Altabancorp

/s/ Richard T. Beard

Richard T. Beard

Board Chair, Altabancorp

Neither the Federal Deposit Insurance Corporation, Securities and Exchange Commission, nor any state securities commission has approved the securities to be issued by Glacier or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of Glacier common stock to be issued in the merger are not savings or deposit accounts or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Deposit Insurance Fund or any other governmental agency. Such shares are not guaranteed by Glacier or AB and are subject to investment risk, including the possible loss of principal.

This proxy statement/prospectus is dated July 21, 2021, and is first being mailed to

AB shareholders on or about July 23, 2021.

1 East Main Street, American Fork, Utah 84003

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

ALTABANCORPTM

TO BE HELD ON AUGUST 31, 2021

To the Shareholders of Altabancorp:

A special meeting of the shareholders of Altabancorp (“AB”) will be held on August 31, 2021. The special meeting will be held in a virtual meeting format only. Please visit the website www.proxydocs.com/ALTA and enter your control number to register to attend the meeting. The deadline to register to attend the virtual special meeting is August 27, 2021, at 5:00 p.m. Mountain Time. You are encouraged to vote your shares by telephone, by completing and mailing the enclosed form of proxy, or online in advance of the special meeting but may also vote during the meeting by following the instructions available on the meeting website. The special meeting will convene at 8:00 a.m. Mountain Time for the following purposes:

1.

To consider and vote on a proposal to approve the Plan and Agreement of Merger, dated as of May 18, 2021 (the “merger agreement”), among Glacier Bancorp, Inc. (“Glacier”), Glacier Bank, AB and Altabank (the “Bank”). The merger agreement is attached as Appendix A to the proxy statement/prospectus.

2.	To vote on an advisory (non-binding) proposal to approve the compensation that may become paid or payable to the named executive officers of AB that is based on or otherwise relates to the merger.

3.	To approve one or more adjournments of the AB special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement.

Holders of record of AB common shares at the close of business on July 14, 2021, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or any adjournments or postponements of it. The affirmative vote of the holders of at least a majority of the outstanding shares of AB’s common stock entitled to vote is required for approval of the merger agreement. To that end, AB’s directors and executive officers and certain significant shareholders have signed agreements to vote their shares in favor of the merger agreement. As of the record date, to AB’s knowledge, such persons were entitled to vote 7,724,949 shares representing approximately 41% of all outstanding AB common shares. As of the record date, there were 18,882,463 AB common shares outstanding.

Your vote is important. Whether or not you plan to participate in the special meeting virtually, we encourage you to submit a proxy to vote your shares as promptly as possible in order to make certain that you are represented at the meeting. You may submit a proxy over the Internet, as well as by telephone or by completing, signing, dating and promptly returning the accompanying proxy using the enclosed envelope. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the meeting. If you do not vote your shares, it will have the same effect as voting against the merger.

The board of directors of AB has determined that the merger agreement is fair to, advisable, and in the best interests of AB and its shareholders and unanimously recommends that you vote FOR approval of the merger agreement, FOR approval of the merger-related named executive officer compensation proposal, and FOR approval of the adjournment proposal. With regard to its recommendation that shareholders vote FOR approval of the merger agreement, the board of directors of AB considered a number of factors, as discussed in “Background of and Reasons for the Merger” beginning on page 26. Such factors also constituted the reasons that the board of directors determined to approve the merger agreement and to recommend that AB shareholders vote in favor of the merger agreement.

Important Notice Regarding the Availability of Proxy Materials for the

Special Shareholders Meeting to be held August 31, 2021:

The proxy statement and notice of special meeting are available at www.proxydocs.com/ALTA or from our Investor Relations website at www.altabancorp.com.

ALTABANCORP By Order of the Board of Directors,

/s/ Adelaide Maudsley
American Fork, Utah, July 21, 2021	Adelaide Maudsley, Corporate Secretary

REFERENCES TO ADDITIONAL INFORMATION

Both Glacier Bancorp, Inc. (“Glacier”), and Altabancorp (“AB”), file annual, quarterly and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”) electronically. The SEC maintains a website located at http://www.sec.gov containing this information. You can also obtain, free of charge, documents that Glacier files with the SEC at www.glacierbancorp.com under the tab “SEC Filings” or documents that AB files with the SEC at www.altabancorp.com in the “Investor Relations” section, under the heading “SEC Filings.” The information provided on the Glacier and AB websites is not part of this proxy statement/prospectus and is not incorporated herein by reference. Copies of the documents that Glacier or AB, respectively, files with the SEC can also be obtained, free of charge, by directing a written request to Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901, ATTN: Corporate Secretary or to Altabancorp, 1 East Main Street, American Fork, Utah 84003, ATTN: Corporate Secretary.

Glacier has filed a registration statement on Form S-4 to register with the SEC Glacier common shares as specified therein. This proxy statement/prospectus is a part of that registration statement. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits, at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates important business and financial information about Glacier and AB that is not included in or delivered with this document, including incorporating by reference documents that Glacier and AB have previously filed with the SEC. These documents contain important information about the companies and their financial condition. See “Where You Can Find More Information.” These documents are available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:

Glacier Bancorp, Inc. 49 Commons Loop Kalispell, Montana 59901 Attention: Corporate Secretary Telephone: (406) 756-4200	Altabancorp 1 East Main Street American Fork, Utah 84003 Attention: Corporate Secretary Telephone: (801) 642-3998

To obtain timely delivery of these documents, you must request the information no later than August 20, 2021, in order to receive them before the special meeting of AB shareholders (the “AB special meeting”).

Glacier common shares, par value $0.01 per share, are traded on the Nasdaq Global Select Market, under the symbol “GBCI,” and AB common shares, par value $0.01 per share, are traded on The Nasdaq Capital Market under the symbol “ALTA.”

Appendix A – Plan and Agreement of Merger, dated as of May 18, 2021

Appendix B – Opinion of Keefe, Bruyette & Woods, Inc., Financial Advisor to Altabancorp

i

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are sending you these materials to solicit your proxy to vote in favor of the merger and to help you decide how to vote your shares of Altabancorp (“AB”) common stock with respect to its proposed merger with Glacier Bancorp, Inc. (“Glacier”). The merger cannot be completed unless AB receives the affirmative vote of the holders of at least a majority of the outstanding shares of AB’s common stock entitled to vote on the matter. AB is holding a special meeting of shareholders to vote on proposals relating to the merger. Information about the special meeting is contained in this document. See “AB Special Shareholders Meeting.”

This document is both a proxy statement of AB and a prospectus of Glacier. It is a proxy statement because the officers and board of directors of AB (the “AB Board”) are soliciting proxies from AB’s shareholders in connection with voting on the merger. It is a prospectus because Glacier will issue shares of its common stock in exchange for AB common shares as the consideration to be paid in the merger.

What will happen in the merger?

In the proposed merger, AB will merge with and into Glacier, with Glacier surviving the merger. Immediately following the merger, Altabank (the “Bank”) will be merged into Glacier’s subsidiary Glacier Bank. Shares of Glacier will continue to trade on The Nasdaq Global Select Market, with the trading symbol “GBCI.”

What will AB shareholders receive in the merger?

Under the terms of the merger agreement, each AB common share (including each share to be issued upon settlement of each unvested restricted stock unit (“RSU”)) will be exchanged for 0.7971 shares of Glacier common stock (the “per share stock consideration”), subject to certain adjustments, with cash paid in lieu of fractional shares.

Assuming for purposes of illustration only that the average closing price for Glacier common stock is $53.70 (which was the closing price of Glacier common stock on July 15, 2021), each AB common share would be exchanged for 0.7971 shares of Glacier common stock with a total value equal to $42.80.

The per share stock consideration may be adjusted in certain circumstances based on whether Glacier common stock is trading either higher or lower than prices specified in the merger agreement immediately prior to the closing of the merger, in order to avoid termination of the merger agreement.

In addition, the per share stock consideration will be subject to reduction if the “AB Closing Capital,” as defined in the merger agreement, is less than the target of $342,937,000, subject to certain adjustments. In such event, the number of shares of Glacier common stock to be issued will be reduced on a per-share basis in accordance with the formula set forth in the merger agreement.

If the AB Closing Capital exceeds $342,937,000, subject to certain adjustments, AB may, upon written notice to Glacier and effective prior to the closing of the merger, declare and pay a special dividend to its shareholders in the amount of such excess.

By voting to approve the merger agreement, AB shareholders will give the AB Board the authority to elect to cause AB to accept a reduction on a per-share basis of the number of shares of Glacier common stock to be issued in the merger if the Glacier average closing price exceeds $74.15, as described below. See “The Merger – Termination of the Merger Agreement.”

Assuming the exchange of all outstanding AB common shares for Glacier common stock as per share stock consideration in accordance with the merger agreement and the per share stock consideration is not adjusted as described above, AB shareholders will receive an estimated 15,205,405 shares of Glacier common stock in the merger, representing approximately 13.7% of Glacier’s outstanding common stock after taking into account Glacier shares to be issued in the merger.

How are outstanding AB stock options and RSUs addressed in the merger agreement?

Under the terms of the merger agreement, when the merger agreement becomes effective (the “effective time”), each outstanding RSU under the People’s Utah Bancorp 2014 Incentive Plan, the Altabancorp 2020 Equity Incentive Plan and the People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan (the “AB Stock Plans”) will automatically vest and be settled, and each AB common share issued as a result will have the right to receive the per share stock consideration and cash in lieu of fractional AB common shares. Outstanding options to purchase AB common shares under the AB Stock Plans (the “AB Options”), whether vested or unvested, will be automatically canceled at the effective time, and the holders of AB Options will be paid in cash an amount per share equal to the spread, if any, between (a) the product of the Glacier average closing price (as defined in the merger agreement) multiplied by the per share stock consideration and (b) the exercise price per share of such AB Option, net of any cash which must be withheld under applicable tax laws. Any AB Option that has an exercise price per share that is greater than the total consideration value per share will be cancelled without any payment.

Will I receive any fractional shares of Glacier common stock as part of the merger consideration?

No. Glacier will not issue any fractional shares of Glacier common stock in the merger. Instead, Glacier will pay you the cash value of a fractional share (without interest) in an amount determined by multiplying the fractional share interest to which you would otherwise be entitled by the average of the closing sales prices of one share of Glacier common stock on The Nasdaq Global Select Market for the 20 trading days ending on the tenth business day immediately preceding the effective date of the merger.

How soon after the merger is completed can I expect to receive my merger consideration?

Glacier will work with its exchange agent, American Stock Transfer & Trust Company, LLC, to complete the exchange of your AB stock certificates for consideration payable in the merger as promptly as practicable following the completion of the merger.

Will I be able to trade the shares of Glacier common stock that I receive in the merger?

You may freely trade the shares of Glacier common stock issued in the merger, unless you are an “affiliate” of Glacier as defined by Rule 144 under the Securities Act of 1933, as amended. Affiliates consist of individuals or entities that control, are controlled by or are under the common control with Glacier, and include the executive officers and directors of Glacier after the merger and may include significant shareholders of Glacier.

When will the merger occur?

We presently expect to complete the merger during the fourth quarter of 2021. The actual timing of the transaction is subject to a number of factors (primarily regulatory approvals), many of which are beyond the control of Glacier and AB. The merger is conditioned upon and will occur after the approval of the merger agreement by the affirmative vote of holders of at least a majority of the outstanding AB common shares entitled to vote on the matter at the AB special meeting, after the merger has received regulatory approvals, and following the satisfaction or waiver of the other conditions to the merger described in the merger agreement and summarized under “The Merger” below.

The merger agreement provides that in the event the closing has not occurred by November 30, 2021, the first date on which the closing may occur is January 31, 2022.

If the merger does not occur by February 28, 2022, either Glacier or AB may unilaterally terminate the merger agreement. However, if as of February 28, 2022, all required regulatory approvals have not been obtained, then the deadline for consummation of the merger will be extended to on or before April 30, 2022, if either Glacier or AB notifies the other party in writing on or prior to February 28, 2022, of its election to extend such date.

When and where will the special meeting take place?

AB will hold a special meeting of its shareholders on August 31, 2021, at 8:00 a.m. Mountain Time. The special meeting will be held in virtual meeting format only. In order to attend the special meeting, AB shareholders must register at www.proxydocs.com/ALTA by 5:00 p.m. Mountain Time on August 27, 2021.

Who may vote at the special meeting?

The AB Board has set July 14, 2021 as the record date for the special meeting. If you were the owner of AB common shares at the close of business on July 14, 2021, you may vote at the special meeting. Each holder of AB common shares is entitled to one vote for each AB common share owned as of the record date.

What constitutes a quorum for the special meeting?

The quorum requirement for the special meeting is the presence at the meeting or by proxy of a majority of the total number of outstanding AB common shares entitled to vote.

What vote is required to approve the merger agreement?

Approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of AB’s common stock entitled to vote on the matter. As described in this proxy statement/prospectus, AB’s directors and executive officers and certain significant shareholders have agreed to vote the shares they are entitled to vote in favor of the merger agreement. As of the record date, to AB’s knowledge, such persons were entitled to vote 7,724,949 AB common shares, representing approximately 41% of all outstanding AB common shares. See “AB Special Shareholders’ Meeting” and “The Merger – Voting Agreements.”

What vote is required to approve the merger-related named executive compensation proposal?

The proposal to approve merger-related named executive compensation will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal, assuming a quorum is present.

What vote is required to approve the adjournment of the special meeting, if necessary or appropriate?

The proposal to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies, will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal, whether or not a quorum is present. Each of the Voting Agreements entered into by AB’s directors and executive officers and certain significant shareholders provides that such persons have agreed to vote the shares subject to such agreement in favor of any proposal to adjourn the special meeting if there are not sufficient votes to approve the merger agreement.

How do I vote?

If you were a shareholder of record on July 14, 2021, you may vote on the proposals presented at the special meeting at the meeting or by proxy. We urge you to vote promptly by submitting a proxy to vote through the Internet, by telephone, or by completing the enclosed proxy card. Even if you plan to attend the special meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the virtual special meeting.

You may cast your vote by submitting a proxy through the Internet or by telephone by following the instructions included on the enclosed proxy card or by mail by completing, signing and dating the enclosed proxy card and returning it to us promptly in the enclosed envelope. Submitting a proxy through the Internet or by telephone or returning the proxy card will not affect your right to attend the special meeting by virtual means and vote.

If you choose to vote your shares at the virtual special meeting, you should follow the instructions available on the shareholder meeting website.

If your shares are registered in “street name” in the name of a broker or other nominee and you wish to vote at the special meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the meeting.

What if I fail to submit a proxy or to instruct my broker, bank or other nominee?

If you fail to properly submit a proxy or to instruct your broker, bank or other nominee to vote your AB common shares, and you do not attend the special meeting and vote your shares, your shares will not be voted. This will have the same effect as a vote “AGAINST” approval of the merger agreement, but will have no impact on the outcome of the other proposals.

Can I attend the special meeting and vote my shares at the meeting?

Yes. Although the AB Board requests that you submit a proxy through the Internet, by telephone or by returning the proxy card accompanying this proxy statement/prospectus, all shareholders are invited to attend the shareholder meeting. Shareholders of record on July 14, 2021 can vote at the special meeting by following the instructions available on the meeting website.

Can I change my vote after I have submitted my proxy?

Yes. If you do not hold your shares in “street name,” there are three ways you may change your vote at any time after you have submitted your proxy and before your proxy is voted at the special meeting:

•

by sending a written notice bearing a date later than the date of your proxy card to Altabancorp, 1 East Main Street, American Fork, Utah 84003, ATTN: Corporate Secretary, stating that you would like to revoke your proxy;

•	by granting a new, valid proxy bearing a later date (by telephone, through the Internet or by completing and submitting a later-dated proxy card); or

•	by attending the meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you submit a written notice of revocation, it must be received by AB’s Secretary prior to the vote at the special meeting. If you grant a new proxy by telephone or Internet, your revised instructions must be received by 11:59 p.m., Mountain Time, one day before the meeting date.

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.

What happens if I return my proxy but do not indicate how to vote my shares?

If you sign and return your proxy card but do not provide instructions on how to vote your AB common shares at the special meeting of shareholders, your AB common shares will be voted “FOR” the proposal to approve the merger agreement, “FOR” the merger-related named executive compensation proposal and “FOR” approval of one or more adjournments of the special meeting.

If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this proxy statement/prospectus.

How does the AB Board recommend that I vote?

The AB Board unanimously recommends that AB shareholders vote “FOR” the proposals described in this proxy statement/prospectus, including in favor of approval of the merger agreement and the merger-related named executive compensation proposal.

What do I need to do now?

We encourage you to read this proxy statement/prospectus and related information in its entirety. Important information is presented in greater detail elsewhere in this document, and documents governing the merger are attached as appendices to this proxy statement/prospectus. In addition, much of the business and financial information about Glacier that may be important to you is incorporated by reference into this document from documents separately filed by Glacier with the Securities and Exchange Commission (“SEC”). This means that important disclosure obligations to you are satisfied by referring you to one or more documents separately filed with the SEC.

Following review of this proxy statement/prospectus, please submit a proxy through the Internet, by telephone or by completing, signing, and dating the enclosed proxy card and return it in the enclosed envelope as soon as possible so that your AB common shares can be voted at AB’s special meeting of shareholders.

What happens if I sell my shares after the record date but before the special meeting?

The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares after the record date, but before the date of the special meeting, you will retain your right to vote at the special meeting, but you will not have the right to receive the merger consideration to be received by shareholders in the merger. In order to receive the merger consideration, a shareholder must hold his or her shares through completion of the merger.

What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you may receive more than one proxy statement/prospectus and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Should I send in my common stock certificates now?

No. Please do not send your AB common share certificates with your proxy card. You will receive written instructions from Glacier’s exchange agent promptly following the closing of the merger on how to exchange your AB common share certificates for the merger consideration.

What risks should I consider in deciding whether to vote for approval of the merger agreement?

You should review carefully our discussion under “Risk Factors.” You should also review the factors considered by the AB Board in approving the merger agreement. See “Background of and Reasons for the Merger.”

What are the material United States federal income tax consequences of the merger to AB shareholders?

Glacier and AB intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, then for U.S. federal income tax purposes a U.S. holder of AB common shares (as defined below) generally will not recognize any gain or loss upon surrendering its AB common shares, except with respect to any cash received or treated as received in the merger and any cash received in lieu of fractional shares. A U.S. holder of AB common shares receiving cash in lieu of a fractional share of Glacier common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Glacier common stock. The U.S. federal income tax consequences described above may not apply to all holders of AB common shares. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult an independent tax advisor for a full understanding of the particular tax consequences of the merger to you. For a detailed discussion of the material U.S. federal income tax consequences of the merger, see “The Merger – Material U.S. Federal Income Tax Consequences of the Merger to AB Shareholders.”

Do I have appraisal or dissenters’ rights?

No. Under Utah law, AB shareholders are not entitled to exercise appraisal rights in connection with the merger. Please read the section entitled “The Merger – Dissenters’ Rights” for additional information.

Who can help answer my questions?

If you have questions about the merger, the special shareholders meeting, or your proxy, or if you need additional copies of this document or a proxy card, you should contact:

Altabancorp

1 East Main Street

American Fork, Utah 84003

Attention: Corporate Secretary

Telephone: (801) 642-3998

SUMMARY

This summary, together with the preceding section entitled “Questions and Answers about this Document and the Merger,” highlights selected information about this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus and any other documents to which we refer to fully understand the merger. The merger agreement is attached as Appendix A to this proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Glacier was provided by Glacier, and the information contained in this joint proxy statement/prospectus with respect to AB was provided by AB.

Information about Glacier and AB

Glacier Bancorp, Inc.

49 Commons Loop

Kalispell, Montana 59901

(406) 756-4200

General

Glacier, headquartered in Kalispell, Montana, is a Montana corporation, initially incorporated in Delaware in 1990, and subsequently incorporated under Montana law in 2004. Glacier is a publicly traded company and its common stock trades on The Nasdaq Global Select Market under the symbol “GBCI.” Glacier is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”), and is a regional bank holding company providing a full range of commercial banking services from 172 branch locations in Montana, Idaho, Utah, Washington, Wyoming, Colorado, Arizona and Nevada, operating through 16 separately branded divisions of its wholly owned bank subsidiary, Glacier Bank. Glacier Bank is a Montana state-chartered bank regulated primarily by the Montana Division of Banking and Financial Institutions and the Federal Deposit Insurance Corporation. Glacier offers a wide range of banking products and services, including transaction and savings deposits, real estate, commercial, agriculture and consumer loans, mortgage origination services, and retail brokerage services. Glacier serves individuals, small to medium-sized businesses, community organizations and public entities.

As of March 31, 2021, Glacier had total assets of approximately $19.771 billion, total net loans receivable of approximately $11.113 billion, total deposits of approximately $16.104 billion and approximately $2.295 billion in shareholders’ equity.

Financial and other information regarding Glacier, including risks associated with Glacier’s business, is set forth in Glacier’s annual report on Form 10-K for the year ended December 31, 2020. Information regarding Glacier’s executive officers and directors, as well as additional information, including executive compensation and certain relationships and related transactions, is set forth or incorporated by reference in Glacier’s annual report on Form 10-K for the year ended December 31, 2020 and Glacier’s proxy statement for its 2021 annual meeting of shareholders, and the Forms 8-K filed by Glacier that are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Recent Acquisitions

Glacier’s strategy is to profitably grow its business through internal growth and selective acquisitions. Glacier continues to look for profitable expansion opportunities, primarily in existing and new markets in the Rocky Mountain states. The table below provides information regarding Glacier’s most recent completed acquisitions. Except as noted, information with respect to acquisitions reflects fair value adjustments following completion of the acquisitions.

	Total Assets	Gross Loans	Total Deposits	Closing Date
	(Dollars in thousands)
State Bank Corp. and subsidiary State Bank of Arizona	$745,420	$451,702	$603,289	2/29/2020
Heritage Bancorp and subsidiary Heritage Bank of Nevada	977,944	615,279	722,220	7/31/2019
FNB Bancorp and subsidiary The First National Bank of Layton (in Utah)	379,155	245,485	274,646	4/30/2019
Inter-Mountain Bancorp, Inc. and subsidiary First Security Bank of Bozeman (in Montana)	1,109,684	627,767	877,586	2/28/2018
Columbine Capital Corp. and subsidiary Collegiate Peaks Bank (in Colorado)	551,198	354,252	437,171	1/31/2018

For additional information, see “Information Concerning Glacier” below

Altabancorp.

1 East Main Street

American Fork, Utah 84003

(801) 642-3998

AB, headquartered in American Fork, Utah, is a Utah corporation and a registered bank holding company under the BHC Act. AB was organized in 1998 under the name People’s Utah Bancorp and is the bank holding company of the Bank. AB has no substantial operations separate or apart from the Bank. The Bank is a Utah state-chartered bank, formerly known as People’s Intermountain Bank, which was organized in 1913 and is regulated primarily by the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation. The Bank’s principal office is located in American Fork, Utah and the Bank maintains branch offices in Preston County, Idaho and the following counties in the Utah: Box Elder County, Cache County, Davis County, Salt Lake County, Utah County, and Washington County.

As of March 31, 2021, AB had total assets of approximately $3.522 billion, total gross loans of approximately $1.804 billion, total deposits of approximately $3.159 billion and approximately $349.9 million in shareholders’ equity.

For additional information, see “Information Concerning Altabancorp” below.

The Special Meeting of Shareholders of AB

Date, Time and Place of the Special Meeting

AB will hold its special meeting of shareholders on August 31, 2021, at 8:00 a.m. Mountain Time. The special meeting will be held in virtual meeting format only. In order to attend the special meeting, AB shareholders must register at www.proxydocs.com/ALTA by 5:00 p.m. Mountain Time on August 27, 2021.

Purpose of the Special Meeting

At the special meeting, you will be asked to vote on proposals to:

1.	approve the merger agreement;

2.	approve merger-related compensation to named executive officers on an advisory basis; and

3.	approve one or more adjournments of the special meeting, if necessary or appropriate.

Recommendation of the AB Board

The AB Board unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the merger-related named executive compensation proposal, and “FOR” approval of the proposal to adjourn the special meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of AB common shares at the close of business on the record date of July 14, 2021 are entitled to notice of and to vote at the special meeting. As of the record date, there were 18,882,463 AB common shares issued and outstanding held of record by approximately 3,266 shareholders.

Quorum; Vote Required

A quorum of AB shareholders is necessary to hold a valid meeting. The quorum requirement for the special meeting is the presence at the meeting or by proxy of a majority of the total number of outstanding AB common shares entitled to vote. AB will include proxies marked as abstentions and broker non-votes in determining the presence of a quorum at the special meeting.

The affirmative vote of the holders of at least a majority of the outstanding AB common shares entitled to vote at the special meeting is required to approve the merger agreement. Abstentions and broker non-votes with respect to this proposal will have the same effect as votes against such proposal. The merger-related named executive officer compensation proposal will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not considered votes cast and, therefore, will not affect the outcome of this proposal. The proposal to adjourn the special meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal, whether or not a quorum is present. Abstentions and broker non-votes are not considered votes cast and, therefore, will not affect the outcome of this proposal.

Share Ownership of Management; Voting Agreements

As of the record date, the directors and executive officers of AB and their affiliates collectively owned 905,640 AB common shares, or approximately 4.8% of AB’s outstanding common shares.

Each of AB’s directors and executive officers and certain significant shareholders have signed agreements to vote their shares in favor of the merger agreement. As of the record date, to AB’s knowledge, such persons were entitled to vote 7,724,949 shares representing approximately 41% of all outstanding AB common shares.

The Merger

In the merger, Glacier will issue shares of its common stock for all AB common shares outstanding as of the date of the closing of the merger. Each outstanding share of AB (including each share to be issued upon settlement of each unvested RSU) will be exchanged for 0.7971 Glacier shares (the “per share stock consideration”), subject to possible adjustment as follows: If the average closing price of Glacier common stock calculated in accordance with the merger agreement exceeds $74.15, Glacier may elect to terminate the merger agreement, unless AB elects to accept a decrease in the number of shares to be issued on a per-share basis, in order to avoid termination of the merger agreement; conversely, if the average closing price of Glacier stock is less than $49.43, AB may terminate the merger agreement, unless Glacier elects to increase on a per-share basis the number of shares of Glacier common stock in order to avoid termination of the merger agreement. The per share stock consideration is subject to further adjustment if AB’s closing capital, after being further adjusted in accordance with the terms of the merger agreement, is less than the minimum required, which is $342,937,000 (subject to specified adjustments). In such event, the per share stock consideration will be reduced on a per share basis in accordance with the formula set forth in the merger agreement.

On July 15, 2021, the closing price of Glacier common stock was $53.70 per share.

Potential adjustments to the per share stock consideration are described under “The Merger – Termination of the Merger Agreement” below.

Glacier will not issue fractional shares and will instead pay cash in lieu of such fractional shares calculated as follows: each holder of AB common shares who is otherwise entitled to receive a fractional share of Glacier stock after adding together all shares of Glacier common stock received by the shareholder in the merger will receive an amount of cash equal to the product of such fractional share multiplied by the average closing price of Glacier common stock calculated in accordance with the merger agreement. Any such fractional share interests will not include the right to vote or receive dividends or any interest on dividends.

If the AB Closing Capital, as determined in accordance with the merger agreement, is in excess of $342,937,000, subject to adjustment, AB may, prior to the merger, declare and pay a special dividend to its shareholders in the aggregate amount of such excess. The amount of the AB Closing Capital may be reduced if AB’s transaction-related expenses are above a specified amount.

For additional information, including the manner in which the AB Closing Capital is determined, see the discussion under the heading “The Merger” below. The merger agreement is attached as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement in its entirety.

Treatment of AB Equity Incentive Awards

As incentive awards, AB has awarded stock options and RSUs as additional compensation to various directors, executive officers, and other officers. In connection with the merger, outstanding incentive awards will be treated as follows:

•

Outstanding RSUs. Immediately prior to the closing of the merger, each outstanding or payable RSU will vest and convert to AB common shares and will be entitled to receive the per share stock consideration and cash in lieu of fractional shares described under the heading “Summary – Merger Consideration” above.

•

Outstanding Options. All options that remain outstanding and unexercised at the closing of the merger shall be canceled, and in lieu thereof, the holders of such options shall be paid in cash pursuant to the formula set forth in the merger agreement. If the exercise price of any such option exceeds the formula ratio, the option will be cancelled without any cash payment. For additional information, including the formula for calculating any cash payments related to outstanding options, see “The Merger – Treatment of AB Equity Awards.”

Recommendation of the AB Board

The AB Board unanimously recommends that holders of AB common shares vote “FOR” the proposal to approve the merger agreement and “FOR” the merger-related named executive compensation proposal.

For further discussion of AB’s reasons for the merger and the recommendations of the AB Board, see “Background of and Reasons for the Merger – Reasons for the Merger – AB.”

Opinion of AB’s Financial Advisor

In connection with the merger, AB’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated May 17, 2021, to the AB Board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of AB common shares of the exchange ratio of 0.7971 in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix B to this document. The opinion was for the information of, and was directed to, the AB Board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of AB to engage in the merger or enter into the merger agreement or constitute a recommendation to the AB Board in connection with the merger, and it does not constitute a recommendation to any holder of AB common shares or any shareholder of any other entity as to how to vote or act in connection with the merger or any other matter.

For further information, see “Background of and Reasons for the Merger – Opinion of AB’s Financial Advisor.”

Interests of AB’s Directors and Executive Officers in the Merger

When you consider the unanimous recommendation of the AB Board that AB’s shareholders approve the merger agreement, you should be aware that certain members of AB’s and/or the Bank’s Board of Directors and executive management have interests in the merger that are different from, or in addition to, their interests as AB shareholders. These interests arise out of, among other things, voting and non-competition agreements entered into by the directors and executive officers of AB and the Bank, the acceleration of vesting of RSUs, employment agreements entered into with Glacier by certain AB and Bank executive officers, payments to be made to certain executive officers pursuant to existing employment agreements or change in control agreements with AB and/or the Bank, and provisions in the merger agreement relating to indemnification of AB directors and officers. For a description of the interests of AB’s directors and executive officers in the merger, see “The Merger – Interests of AB Directors and Executive Officers in the Merger.”

The AB Board was aware of these interests and took them into account in its decision to approve the merger agreement and recommend that it be approved by AB’s shareholders.

AB Shareholders Dissenters’ Rights

Under Utah law, AB shareholders will not be entitled to exercise any appraisal or dissenters’ rights in connection with any of the proposals being presented to them. For more information, see “The Merger – Dissenters’ Rights.”

Regulatory Matters

Each of Glacier and AB has agreed to use its commercially reasonable efforts to obtain all regulatory approvals, waivers or non-objections required by the merger agreement and the transactions contemplated by the merger agreement. Applications or waiver requests have been filed with such regulatory bodies seeking such approvals or waivers. We expect to obtain all such regulatory approvals, waivers or non-objections, although we cannot be certain if or when we will obtain them. See “The Merger – Regulatory Requirements.”

Conditions to Completion of the Merger

Currently, Glacier and AB expect to complete the merger during the fourth quarter of 2021. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. Neither Glacier nor AB can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived. See “The Merger – Conditions to the Merger.”

Termination of the Merger Agreement

The merger agreement provides that either Glacier or AB may terminate the merger agreement either before or after the AB special shareholders meeting, under certain circumstances. See “The Merger – Termination of the Merger Agreement.”

Break-Up Fee

The merger agreement provides that AB must pay Glacier a break-up fee of $35,000,000 if the merger agreement is terminated (i) by Glacier if the AB Board fails to recommend approval of the merger agreement by AB’s shareholders or modifies, withdraws or adversely changes its recommendation, or (ii) by the AB Board due to its determination that an acquisition proposal received by AB constitutes a “Superior Proposal” (as defined in the merger agreement), which is acted upon by AB, or (iii) by Glacier because an “Acquisition Event” (as defined in the merger agreement) with respect to AB has occurred. In addition, a break-up fee of $35,000,000 will be due to Glacier if the merger agreement is terminated (1) by Glacier or AB due to a failure of AB’s shareholders to approve the merger agreement, or (2) by Glacier for AB’s breach of certain covenants set forth in the merger agreement, and within 18 months after any such termination described in clauses (1) and (2) above, AB or the Bank enters into an agreement for, or publicly announces its intention to engage in, an Acquisition Event or within 18 months after any such termination described in clauses (1) and (2) above, an Acquisition Event occurs.

AB agreed to pay the break-up fee under the circumstances described above in order to induce Glacier to enter into the merger agreement. This arrangement could have the effect of discouraging other companies from trying to acquire AB. See “The Merger – Break-Up Fee.”

AB Shareholders’ Rights After the Merger

The rights of AB shareholders are governed by Utah law, as well as by AB’s amended and restated articles of incorporation (“AB’s articles”) and amended and restated bylaws (“AB’s bylaws”). After completion of the merger, the rights of the former AB shareholders receiving Glacier common stock in the merger will be governed by Montana law, and will be governed by Glacier’s amended and restated articles of incorporation (“Glacier’s articles”) and amended and restated bylaws (“Glacier’s bylaws”). Although Glacier’s articles and Glacier’s bylaws are similar in many ways to AB’s articles and AB’s bylaws, there are some substantive and procedural differences that will affect the rights of AB shareholders. See “Comparison of Certain Rights of Holders of Glacier and AB Common Shares.”

Material U.S. Federal Income Tax Consequences of the Merger to AB Shareholders

Glacier and AB intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. It is a condition to the respective obligations of Glacier and AB to complete the merger that Glacier and AB each receive a legal opinion from Miller Nash LLP and Jones Day, respectively, or in certain circumstances other counsel reasonably acceptable to each of Glacier and AB, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Neither Glacier nor AB currently intends to waive these conditions to the consummation of the merger. In the event that Glacier and AB waive the condition to receive such tax opinion and the tax consequences of the merger materially change, then AB will recirculate appropriate soliciting materials and seek new approval of the merger from AB’s shareholders. If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, then for U.S. federal income tax purposes a U.S. holder of AB common shares generally will not recognize any gain or loss upon surrendering its AB common shares, except with respect to any cash received or treated as received in the merger and any cash received in lieu of fractional shares. A U.S. holder of AB common shares receiving cash in lieu of a fractional share of Glacier common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Glacier common stock.

The U.S. federal income tax consequences described above may not apply to all holders of AB common shares. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult an independent tax advisor for a full understanding of the particular tax consequences of the merger to you. For a more detailed discussion of the material U.S. federal income tax consequences of the merger, see “The Merger – Material U.S. Federal Income Tax Consequences of the Merger to AB Shareholders.”

Accounting Treatment of the Merger

The acquisition of AB will be accounted for as an acquisition by Glacier using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of AB as of the date of acquisition will be recorded at their respective fair values. Any excess of the total consideration paid in connection with the merger over the net fair values is recorded as goodwill. Consolidated financial statements of Glacier issued after the date of acquisition would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of AB.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the caption “Cautionary Note Regarding Forward-Looking Statements,” you should consider the matters described below carefully in determining whether or not to approve the merger agreement and the transactions contemplated by the merger agreement.

Risks Associated with the Proposed Merger

Because you are receiving a fixed number of shares (subject to adjustment) and the market price of the Glacier common stock may fluctuate, you cannot be sure of the value of the shares of Glacier common stock that you will receive.

At the time of the AB special shareholder meeting, and prior to the closing of the merger, you will not be able to determine the value of the Glacier common stock that you will receive upon completion of the merger. Any change in the market price of Glacier common stock prior to completion of the merger will affect the value of the consideration that AB shareholders will receive in the merger. Common stock price changes may result from a variety of factors, including but not limited to general market and economic conditions, changes in Glacier’s business, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of Glacier or AB. You should obtain current market prices for Glacier common stock.

The merger agreement provides that the number of shares of Glacier common stock to be issued for each AB common share in the merger may be decreased or increased, as the case may be, if the average closing price of Glacier common stock, determined pursuant to the merger agreement, is greater than or less than specified prices. If Glacier’s average closing price determined in accordance with the merger agreement is greater than $74.15 and Glacier elects to terminate the merger agreement, the AB Board could determine, without resoliciting the vote of AB shareholders, whether or not to accept a decrease on a per-share basis in the number of shares of Glacier common stock to be issued in the merger to avoid such termination. See “The Merger – Termination of the Merger Agreement.”

The results of operations of Glacier after the merger may be affected by factors different from those currently affecting the results of operations of AB.

The businesses of Glacier and AB differ in certain respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common shares may be affected by factors different from those currently affecting the independent results of operations of AB and Glacier. For a discussion of the business of Glacier and certain factors to be considered in connection with Glacier’s business, see “Information Concerning Glacier” and the documents incorporated by reference in this document and referred to under “Where You Can Find More Information.” For a discussion of the business of AB and certain factors to be considered in connection with AB’s business, see “Information Concerning Altabancorp” and the documents incorporated by reference in this document and referred to under “Where You Can Find More Information.”

The merger agreement limits AB’s ability to pursue other transactions and provides for the payment of a break-up fee if AB does so.

While the merger agreement is in effect, subject to very narrow exceptions, AB and its directors, officers, employees, agents and representatives are prohibited from initiating or encouraging inquiries with respect to alternative acquisition proposals. The prohibition limits AB’s ability to seek offers from other potential acquirers that may be superior from a financial point of view to the proposed transaction. If AB receives an unsolicited proposal from a third party that is superior from a financial point of view to that made by Glacier and the merger agreement is terminated, AB will be required to pay a $35,000,000 break-up fee. This fee makes it less likely that a third party will make an alternative acquisition proposal. See “The Merger – Break-Up Fee.”

Combining the two companies may be more challenging, costly or time-consuming than expected.

Glacier and AB have operated and, until the completion of the merger, will continue to operate, independently. Although Glacier has successfully completed numerous mergers in the recent past, this is a larger transaction than others and regardless it is possible that the integration of the Bank into Glacier Bank could result in the loss of key employees, the disruption of the ongoing business of the Bank or inconsistencies in standards, controls, procedures and policies that adversely affect the Bank’s ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger. As with any merger of banking institutions, there also may be disruptions that cause the Bank to lose customers or cause customers to take their deposits out of the Bank.

Unanticipated costs relating to the merger could reduce Glacier’s future earnings per share.

Glacier believes that it has reasonably and conservatively estimated the likely costs of integrating the operations of the Bank into Glacier Bank, and the incremental costs of operating as a combined financial institution. However, it is possible that unexpected transaction costs or future operating expenses, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of Glacier after the merger. If the merger is completed and unexpected costs are incurred, the merger could have a dilutive effect on Glacier’s earnings per share, meaning earnings per share could be less than they would be if the merger had not been completed.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed, which could have a negative impact on AB.

The merger agreement with Glacier is subject to a number of conditions that must be fulfilled in order to close. Those conditions include: approval by the shareholders of AB, regulatory approval, the continued accuracy of certain representations and warranties by both parties (subject to the materiality standards set forth in the merger agreement), and the performance by both parties of certain covenants and agreements. In addition, certain circumstances exist in which AB may terminate the merger, including by accepting a superior proposal or by electing to terminate if Glacier’s stock price declines below a specified level. There can be no assurance that the conditions to closing the merger will be fulfilled or that the merger will be completed.

If the merger agreement is terminated, there may be various consequences to AB, including:

•

AB’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger; and

•	AB may have incurred substantial expenses in connection with the merger, without realizing any of the anticipated benefits of completing the merger.

If the merger agreement is terminated and the AB Board approves another merger or business combination, under certain circumstances AB may be required to pay Glacier a $35,000,000 termination fee. AB’s shareholders cannot be certain that AB will be able to find a party willing to pay an equivalent or more attractive price than the price Glacier has agreed to pay in the merger.

The opinion of AB’s financial advisor delivered to the AB Board before the execution of the merger agreement does not reflect any changes in circumstances subsequent to the date of the opinion.

The opinion of KBW regarding the fairness, from a financial point of view, of the exchange ratio in the merger was delivered to the AB Board on May 17, 2021, and speaks only as of such date. Changes in operations and prospects of Glacier and AB, general market and economic conditions, and other factors both within and outside of Glacier’s and AB’s control may significantly alter the relative value of the companies by the time the merger is completed. KBW’s opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion.

After the merger is completed, AB shareholders will become Glacier shareholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, AB shareholders will become Glacier shareholders. Differences in AB’s articles and AB’s bylaws and Glacier’s articles and Glacier’s bylaws will result in changes to the rights of AB shareholders who become Glacier shareholders. See “Comparison of Certain Rights of Holders of Glacier and AB Common Shares.”

AB’s shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

AB’s shareholders currently have the right to vote in the election of the AB Board and on other significant matters affecting AB, such as the proposed merger with Glacier. When the merger occurs, each AB shareholder will become a shareholder of Glacier with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of AB. Based on the anticipated number of Glacier common shares to be issued in the merger, it is anticipated that the AB shareholders will only own approximately 13.7% of all of the outstanding shares of Glacier’s common stock following the merger. Because of this, AB’s shareholders will have less influence on the management and policies of Glacier than they now have on the management and policies of AB. Furthermore, shareholders of Glacier do not have preemptive or similar rights, and therefore, Glacier can sell additional voting securities in the future without offering them to the former AB shareholders, which would further reduce their ownership percentage in, and voting control over, Glacier.

The merger may fail to qualify as a reorganization for federal tax purposes, resulting in the recognition by AB’s shareholders of taxable gain or loss in respect of their AB shares.

Glacier and AB intend the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Glacier and AB, as a condition to closing, will each obtain an opinion from their respective legal counsel that the merger will qualify as a reorganization for federal tax purposes. These opinions do not bind the Internal Revenue Service or the courts or prevent either from taking a contrary position. Neither Glacier nor AB has requested and neither intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Furthermore, if the merger fails to qualify as a reorganization, Glacier, as successor to AB, may incur a significant tax liability since the merger would be treated as a taxable sale of AB’s assets for U.S. federal income tax purposes.

Glacier and AB will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, customers and vendors may have an adverse influence on the business, financial condition and results of operations of Glacier and AB. These uncertainties may impair Glacier’s and AB’s ability to attract, retain and motivate key personnel, maintain current deposit levels, and continue to attract depositors and attract new borrowers pending the consummation of the merger, as such personnel, depositors and borrowers may experience uncertainty about their future relationships following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Glacier or AB to seek to change existing business relationships with Glacier, AB or the combined company or fail to extend an existing relationship with Glacier, AB or the combined company.

In addition, the merger agreement restricts AB from taking certain actions without Glacier’s consent while the merger is pending. These restrictions could have a material adverse effect on AB’s business, financial condition and results of operations. See “The Merger Agreement — Covenants” for a description of the restrictive covenants applicable to AB.

Failure to complete the merger could negatively impact the stock prices and future businesses and financial results of Glacier and AB.

If the merger is not completed, the ongoing businesses of Glacier and AB may be adversely affected, and Glacier and AB will be subject to several risks, including the following:

•	AB may be required, under certain circumstances, to pay Glacier a break-up fee of $35,000,000 under the merger agreement;

•	Glacier and AB will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•

under the merger agreement, AB is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies; and

•

matters relating to the merger may require substantial commitments of time and resources by Glacier’s and AB’s management, which could otherwise have been devoted to other opportunities that may have been beneficial to Glacier and AB as independent companies, as the case may be.

In addition, if the merger is not completed, Glacier and/or AB may experience negative reactions from the financial markets and from their respective customers and employees. Glacier and/or AB also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against Glacier or AB to perform their respective obligations under the merger agreement. If the merger is not completed, Glacier and AB cannot assure their respective shareholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of Glacier and/or AB.

The merger is subject to the receipt of approvals and/or waivers or non-objections from governmental authorities that may delay the date of completion of the merger or impose conditions that could have an adverse effect on Glacier.

Before the merger may be completed, various approvals, waivers or non-objections must be obtained from state and federal governmental authorities, including the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Commissioner of the Montana Division of Banking and Financial Institutions, and the Utah Department of Financial Institutions. Satisfying the requirements of these governmental authorities may delay the date of completion of the merger. In addition, these governmental authorities may include conditions on the completion of the merger, or require changes to the terms of the merger. While Glacier and AB do not currently expect that any such conditions or changes would result in a material adverse effect on Glacier, there can be no assurance that they will not, and such conditions or changes could have the effect of delaying completion of the merger, or imposing additional costs on or limiting the revenues of Glacier following the merger, any of which might have a material adverse effect on Glacier following the merger. The parties are not obligated to complete the merger should any required regulatory approval, waiver or non-objection contain a condition or requirement not normally imposed in such transactions that would deprive Glacier of the economic or business benefits of the merger in a manner that is material relative to the aggregate economic business benefits of the merger to Glacier, subject to certain rights granted in the merger agreement to appeal any denial of such regulatory approval.

Risks Associated with AB’s Business

AB is, and will continue to be, subject to the risks described in AB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and subsequent Current Reports on Form 8-K, and Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “References to Additional Information” and “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

Risks Associated with Glacier’s Business

Glacier is, and will continue to be, subject to the risks described in Glacier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and subsequent Current Reports on Form 8-K, and Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “References to Additional Information” and “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) statements about Glacier’s and AB’s plans, objectives, expectations, intentions, projected financial information, future opportunities and any other statements regarding Glacier’s and AB’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows that are not historical facts; (iii) the expected timetable for completing the merger; (iv) the ability to complete the merger; and (v) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Glacier’s and AB’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Glacier’s and AB’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

In addition to factors previously disclosed in Glacier’s and AB’s reports filed with the SEC relating to risks to Glacier’s and AB’s business and stock price, and those identified elsewhere in this document (including the section entitled “Risk Factors”), the following potential factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed or implied in the forward-looking statements:

•

the merger may not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied or waived on a timely basis or at all;

•	uncertainties as to the value of the merger consideration;

•	uncertainties as to the timing to complete the merger;

•	the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement;

•	the possibility that the merger is delayed or does not occur;

•

Glacier’s stock price could change before closing of the merger due to, among other things, stock market movements and the performance of financial companies and peer group companies, over which Glacier has no control;

•

benefits from the merger may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest rates, or banking regulations, and the degree of competition in the geographic and business areas in which Glacier and AB operate;

•	AB’s business may not be integrated into Glacier’s successfully, or such integration may take longer to accomplish or be more expensive than expected;

•	the effects of disruption to Glacier’s and AB’s respective businesses;

•

negative effects of the announcement of Glacier’s proposal to acquire AB or the announcement or completion of the merger on the market price of Glacier and/or AB common shares, their respective financial performance and their respective ability to maintain business operations (including relationships with employees and customers);

•	the risks related to AB being restricted in the operation of its business while the merger agreement is in effect;

•	Glacier and AB may incur significant transaction and other costs in connection with the merger and such costs may be in excess of those anticipated;

•	any litigation or unknown liabilities relating to the merger or either party to the merger;

•	the anticipated growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

•

operating costs, customer losses and business disruption during the pendency of or following the merger, including adverse developments in relationships with customers, employees, and counterparties may be greater than expected; and

•

other risk factors as detailed from time to time in Glacier’s and AB’s reports filed with the SEC, including Glacier’s and AB’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement/prospectus in the section titled “Risk Factors” beginning on page 14 See the section titled “Where You Can Find More Information” beginning on page 79 of this proxy statement/prospectus.

The foregoing list of factors is not intended to be exhaustive. These forward-looking statements reflect Glacier’s and AB’s current views with respect to future events and are based on numerous assumptions and assessments made by Glacier and AB in light of their experiences and perceptions of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Glacier’s and AB’s plans with respect to the merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or, in the case of a document incorporated by reference, as of the date of that document. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Glacier or AB or any person acting on behalf of Glacier or AB are expressly qualified in their entirety by the cautionary statements above. Neither Glacier nor AB undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION

The following table sets forth the closing sale prices per share of Glacier common stock and AB common shares on May 17, 2021, the last trading day before the public announcement of the signing of the merger agreement, and on July 15, 2021. The table also shows the implied value of the merger consideration payable for each AB common share on May 17, 2021 and on July 15, 2021, determined by multiplying the closing price of the Glacier common stock on such dates by the exchange ratio of 0.7971.

	GBCI Common Stock	ALTA Common Stock	Implied Value of Merger Consideration
May 17, 2021	$61.51	$43.44	$49.03
July 15, 2021	$53.70	$41.81	$42.80

As of the record date, the 18,882,463 outstanding AB common shares were held by approximately 3,266 holders of record, including (1) 726 registered holders (including registered holders with shares in the Altabancorp Employee Stock Ownership Plan, as amended (the “ESOP”), which shareholders may also hold shares separately outside of the ESOP), and (ii) 2,540 beneficial holders. As of the record date, the 95,507,234 outstanding shares of Glacier common stock were held by approximately 1,890 holders of record.

AB SPECIAL SHAREHOLDERS’ MEETING

Date, Time, Place

The AB special meeting of shareholders will be held on August 31, 2021, at 8:00 a.m. Mountain Time. The special meeting will be held in virtual meeting format only. In order to attend the special meeting, AB shareholders must register at www.proxydocs.com/ALTA by 5:00 p.m. Mountain Time on August 27, 2021.

As described below under the “Votes Required and Quorum,” approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of AB’s common stock entitled to vote on the matter. The proposal to approve merger-related compensation to named executives on an advisory basis will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal, assuming a quorum is present. The proposal to adjourn the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies, will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal, whether or not a quorum is present.

Purpose

At the special meeting, AB shareholders will:

•

Consider and vote on a proposal to approve the Plan and Agreement of Merger, dated as of May 18, 2021 (the “merger agreement”), among Glacier, Glacier Bank, AB and the Bank, under the terms of which AB will merge with and into Glacier and the Bank will merge with and into Glacier Bank. The merger agreement is attached as Appendix A.

•	Vote on a non-binding advisory proposal to approve the compensation that may be paid or become payable to AB’s named executive officers that is based on or otherwise relates to the merger.

•	Approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement.

Record Date; Shares Outstanding and Entitled to Vote

The AB Board has fixed the close of business on July 14, 2021, as the record date for determining the holders of AB common shares entitled to notice of and to vote at the special meeting. At the close of business on the record date, there were approximately 3,266 holders of record and 18,882,463 AB common shares issued and outstanding. Holders of record of AB common shares on the record date are entitled to one vote per share. Unvested RSUs do not have voting rights.

AB’s directors and executive officers and certain significant shareholders have agreed to vote all AB common shares they are entitled to vote that are held or controlled by them in favor of approval of the merger agreement. As of the record date, to AB’s knowledge, a total of 7,724,949 AB common shares, representing approximately 41% of all outstanding AB common shares are subject to voting agreements. See “The Merger – Voting Agreements”.

Votes Required and Quorum

The affirmative vote of the holders of at least a majority of the outstanding shares of AB’s common stock entitled to vote is required to approve the merger agreement. At least a majority of the total outstanding AB common shares entitled to vote must be present, either at the meeting or by proxy, in order to constitute a quorum for the special meeting. For purposes of determining a quorum, abstentions and broker non-votes will be counted in determining the shares present at a meeting.

For voting purposes, however, shares must be affirmatively voted FOR approval of the merger agreement in order to be counted as votes in favor of the merger. As a result, abstentions and broker non-votes with respect to the proposal to approve the merger agreement will have the same effect as votes against such proposal.

With respect to the merger-related named executive compensation proposal, approval of such proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. As a result, abstentions and broker non-votes with respect to the merger-related named executive officer compensation proposal will have no effect on the merger-related named executive officer compensation proposal.

With respect to the proposal to adjourn the special meeting if necessary or appropriate, if a quorum is not present at the special meeting, shareholders entitled to vote at the special meeting, present at the meeting or by proxy, will have the power to adjourn the special meeting. If a quorum is present at the special meeting, the proposal to adjourn the special meeting, if necessary or appropriate, including an adjournment to solicit additional proxies in favor of the merger agreement, will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

Voting, Solicitation, and Revocation of Proxies

If you are a holder of record of AB common shares as of the record date for the special meeting, there are four ways to have your shares voted:

•	You can submit a proxy over the Internet at www.proxypush.com/ALTA, 24 hours a day, seven days a week, by following the instructions on your proxy card.

•	You can submit a proxy using a touch-tone telephone by calling 1-866-221-8481, 24 hours a day, seven days a week, and following the instructions on your proxy card.

•	You can complete, sign and mail your proxy card in the postage-paid envelope provided with the proxy materials.

•	Finally, you may vote during the meeting by following the instructions available on the meeting website.

If the enclosed proxy card is duly executed and received in time for the special meeting, it will be voted in accordance with the instructions given. If the proxy card is duly executed and received but no instructions are given, it is the intention of the persons named in the proxy to vote the shares represented by the proxy FOR the approval of the merger agreement, FOR the proposal to approve merger-related compensation of AB’s named executive officers and FOR the proposal to approve one or more adjournments to solicit additional proxies, and in the proxy holder’s discretion on any other matter properly coming before the meeting. Any proxy given by a shareholder may be revoked before its exercise by:

•	sending written notice to the Corporate Secretary of AB;

•	granting a new, valid proxy bearing a later date (by telephone, through the Internet or by completing and submitting a later-dated proxy card); or

•	participating in the special meeting and voting during the special meeting, although participating in the special meeting will not, by itself, revoke a proxy.

AB is soliciting the proxy for the special meeting on behalf of the AB Board. AB will bear the cost of solicitation of proxies from its shareholders. In addition to using the mail, AB may solicit proxies by personal interview, telephone, and facsimile. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. AB will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.

Voting at the Special Meeting

Shares held directly in your name as the shareholder of record may be voted during the special meeting by following the instructions available on the meeting website. Even if you plan to participate at the virtual special meeting, AB recommends that you vote your AB common shares in advance as described above so that your vote will be counted if you later decide not to attend the special meeting.

If your shares are registered in “street name” in the name of a broker or other nominee and you wish to vote during the special meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the meeting.

The AB Proposals

Proposal 1: Merger Proposal

AB is asking its shareholders to approve the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled “The Merger.” AB shareholders should read this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, carefully and in their entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A.

As discussed in the section entitled “Background of and Reasons for the Merger,” after careful consideration, the AB Board approved the execution, delivery and performance of the merger agreement and the transactions contemplated by it, including the merger, and determined the merger to be fair and in the best interests of AB and the AB shareholders.

Required Vote

Approval of the proposal to approve the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of AB’s common stock entitled to vote. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or fail to vote by mail, by telephone, via the Internet, or via remote participation through the virtual format of the meeting at the AB special meeting, or are a “street name” holder and fail to instruct your bank, broker, or other nominee how to vote, it will have the same effect as votes against the merger proposal.

The approval of the merger by holders of AB common shares is a condition to the completion of the merger.

The AB Board recommends that AB shareholders vote “FOR” the proposal to approve the merger agreement.

Proposal 2: Advisory Proposal to Approve Merger-Related Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), AB is providing its shareholders with the opportunity to cast an advisory (non-binding) vote to approve the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger—Interests of AB Directors and Executive Officers in the Merger.” As required by Section 14A of the Exchange Act, AB is asking its shareholders to vote to adopt the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to AB’s named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement/prospectus statement entitled “The Merger—Merger-Related Compensation for AB’s Named Executive Officers”, are hereby APPROVED.”

Required Vote

Approval of the advisory proposal to approve merger-related named executive officer compensation requires that the number of votes cast in favor of the proposal exceed the votes cast opposing the proposal, assuming a quorum is present. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or fail to vote by mail, by telephone, via the Internet, or via remote participation through the virtual format of the meeting at the AB special meeting, or are a “street name” holder and fail to instruct your bank, broker, or other nominee how to vote, it will have no effect on the merger-related named executive officer compensation proposal.

The vote to approve the merger-related named executive officer compensation proposal is a vote separate and apart from the vote to approve the merger agreement. Accordingly, a shareholder may vote to approve the merger-related named executive officer compensation proposal and vote not to approve the merger agreement or vice versa. Because the merger-related named executive officer compensation proposal vote is advisory only, it will not be binding on the parties to the merger. If the merger is completed, the merger-related named executive officer compensation subject to the merger-related named executive officer compensation proposal will be paid to AB’s named executive officers to the extent payable in accordance with the terms of the applicable compensation agreements and arrangements even if holders of AB common shares fail to approve the merger-related named executive officer compensation proposal.

The approval of the merger-related named executive officer compensation proposal is not a condition to the completion of the merger.

The AB Board recommends a vote “FOR” the proposal to approve merger-related compensation of AB’s named executive officers.

Proposal 3: Adjournment Proposal

AB is asking its shareholders to approve the adjournment of the AB special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the merger proposal if there are insufficient votes at the time of such adjournment to approve the merger proposal.

If, at the AB special meeting, an insufficient number of AB common shares are present via remote participation through the virtual format of the meeting or represented by proxy and voting in favor of the merger proposal, AB will move to adjourn the AB special meeting to enable the AB Board to solicit additional proxies for approval of the merger proposal. If the AB shareholders approve the adjournment proposal, AB may adjourn the AB special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from AB shareholders who have previously voted. If the date of the adjournment is not announced at the AB special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Required Vote

Approval of the adjournment proposal requires that the number of votes cast in favor of the proposal exceed the votes cast opposing the proposal, whether or not a quorum is present. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or fail to vote by mail, by telephone, via the Internet, or via remote participation through the virtual format of the meeting at the AB special meeting, or are a “street name” holder and fail to instruct your bank, broker, or other nominee how to vote, it will have no effect on the adjournment proposal.

The AB Board recommends that AB shareholders vote “FOR” the adjournment proposal.

Other Matters to Come Before the AB Special Meeting

As of the date of this proxy statement/prospectus, the AB Board is not aware of any matters that will be presented for consideration at the AB special meeting other than as described in this proxy statement/prospectus. If, however, the AB Board properly brings any other matters before the AB special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the AB Board on any such matter.

BACKGROUND OF AND REASONS FOR THE MERGER

Background of the Merger

The AB Board, with the assistance of executive management, periodically reviews, assesses, and discusses AB’s strategic direction, performance, and prospects. These reviews and discussions have included from time to time, third party advisors, including investment bankers and external legal counsel, and have addressed the potential strategic alternatives that might be available to AB, including organic growth opportunities, potential mergers and acquisitions (including potential acquisition targets and the sale of AB), and capital planning decisions, all with the goal of enhancing shareholder value. These reviews and discussions have also included analyses of the business environment for financial institutions, including technology initiatives and investments, the impact of low interest rates, the evolution of community banking, and talent acquisition and retention. Economic outlook nationally and locally, the regulatory and compliance environment, financial institution industry trends, peer comparisons, ongoing consolidation among financial institutions, and the benefits and risks of continued operation as a standalone company have also been considered. Factors assessed in connection with these reviews have included the risks and opportunities associated with operating in existing and new markets, competition, potential positive and negative expense and revenue synergies, regulatory requirements, interest rate environment and prospects, scale, operational risk, credit risk, market risk, and changes in technology and in delivery and marketing channels. In connection with the evaluation of strategic alternatives, AB’s executive management has had, from time to time, informal discussions, including regarding potential acquisitions or the sale of AB, with representatives of other financial institutions and has regularly updated the AB Board regarding such discussions.

Randall M. Chesler, President and Chief Executive Officer of Glacier, and Len E. Williams, President and Chief Executive Officer of AB, have lengthy careers in the financial institutions industry and have known each other professionally for the last two to three years since Mr. Williams joined AB. Messrs. Chesler and Williams have periodically informally discussed matters of mutual interest to their respective institutions, and Mr. Chesler inquired on at least one occasion about a potential business combination.

Certain members of the Gunther family and their related entities (the “Section 13D Group”) executed a shareholder agreement on January 28, 2020 and jointly filed a Schedule 13D with the Securities & Exchange Commission on June 12, 2020. At the time, two of the 10 members of the AB Board were part of the Section 13D Group.

To avoid potential conflicts of interest and to advance the best interests of the company and its shareholders, in July of 2020, all 10 members of the AB Board unanimously voted to establish a special committee comprising all directors other than the directors that were members of the Section 13D Group to act on behalf of the company with respect to considering and responding to the goals and requests of the Section 13D Group.

In August 2020, the AB Board convened its regularly scheduled annual two-day retreat to review, assess, and set the company’s strategic direction. As is customary practice, the AB Board, with the assistance of executive management, considered and set various key strategic objectives for the company. In addition, the AB Board and executive management considered and discussed the contents and potential impacts of the Schedule 13D filing by the Section 13D Group. After considering the positive performance trajectory of the company, the successful implementation of technology initiatives, and the experience and capabilities of executive management, among other factors, the AB Board adopted and endorsed the strategic direction for the company, including to remain independent and pursue organic growth and potential acquisition opportunities.

In November 2020, executive management presented an opportunity to acquire a bank outside of the state of Utah. The AB Board unanimously directed executive management to begin formal discussions with Party X regarding a potential acquisition.

During the course of the next several months, at regularly-scheduled Board meetings and through periodic communications with the AB Board, executive management provided the AB Board updates on unsolicited contacts and inquiries from third parties regarding a possible sale of the company, including unsolicited approaches from Glacier and Party B, key metrics on the company’s strategic direction adopted at the AB Board’s annual retreat, and progress on various potential acquisition opportunities.

On January 11, 2021, the AB Board unanimously approved the submission of a non-binding letter of interest to Party X regarding the acquisition of Party X by AB.

On January 15, 2021, Paul Gunther, a member of the Section 13D Group, resigned as a director of AB.

At a special meeting convened on January 15, 2021, the AB Board considered and discussed the strategic objectives of the company. Mr. Williams also provided an update to the AB Board on potential acquisition opportunities. In addition, the AB Board considered and discussed the amended Schedule 13D filed by the Section 13D Group on January 14, 2021, which included a letter to the AB Board requesting that the AB Board review strategic alternatives for AB, including a potential sale of the company. The filing also noted the 13D Group’s objection to AB acquiring another bank and its concern that the current Board of Directors and executive management would be incapable of successfully executing such a transaction. Keefe, Bruyette & Woods, Inc., acting as financial advisor to AB (“KBW”), was invited to the meeting to discuss with the AB Board the potential process for undertaking a review of the company’s strategic alternatives and how KBW could assist in that review.

At its regularly-scheduled meeting on January 26, 2021, the AB Board received a presentation from Jones Day, legal counsel to AB, regarding the directors’ fiduciary duties under applicable law and related obligations in reviewing and considering strategic alternatives, which was followed by review and discussion with KBW of strategic considerations and the following alternatives: (i) remain standalone/independent; (ii) pursue mergers and acquisitions; (iii) explore a merger of equals; or (iv) undertake a controlled sale process. The market landscape, potential targets, prospective buyers, valuation considerations, and related financial considerations were reviewed and discussed. The AB Board met in executive session to discuss the foregoing, after which the AB Board voted unanimously to continue with the strategic direction previously agreed to in August 2020 at the AB Board’s annual retreat, mainly to remain as an independent entity and pursue potential acquisition opportunities, including the potential acquisition of Party X.

On January 27, 2021, the Section 13D Group filed an amended Schedule 13D, which included a letter to the AB Board, reiterating the Section 13D Group’s request that AB review strategic alternatives, including a potential sale of the company.

On February 1, 2021, Jonathan Gunther, a member of the Section 13D Group, resigned as a director of AB.

At a special meeting convened on February 11, 2021, The AB Board considered recent developments, including the ongoing consolidation among financial institutions, executive management’s ongoing discussions regarding a potential acquisition opportunity, and the significant potential costs likely to be incurred by AB and the potential disruption to AB’s business in the event of a proxy contest. The AB Board discussed the company’s strategic alternatives in light of these developments and how best to further validate the best future strategy for AB. The AB Board determined to direct KBW to (i) approach prospective buyers to solicit interest in a possible sale of the company and also (ii) to concurrently continue to move forward with a potential acquisition of Party X.

At the direction of the AB Board, on February 16, 2021 executive management, with the assistance of KBW, commenced the solicitation process for a possible sale of AB. Continuing over the course of several days, representatives of KBW contacted or were contacted by potential counterparties, including Glacier. With KBW’s assistance, the AB Board and executive management identified potential buyers of AB with (i) the greatest financial ability to pay (based on their relative buying power versus third parties, as determined based on publicly available information) and (ii) a similar strategic direction and culture as AB. Each of the nine potential counterparties received initial marketing information and draft non-disclosure agreements. Ultimately, seven of those parties expressed interest in the potential acquisition of AB, executed customary non-disclosure agreements, received preliminary due diligence information, and received a process letter requesting indications of interest by March 12, 2021. Of the parties that executed a non-disclosure agreement, four parties elected to receive a management presentation and meeting.

At its regularly-scheduled meeting on February 24, 2021, the AB Board received an update from KBW regarding the sale process, including preliminary due diligence performed by interested counterparties, and the anticipated timeline for indications of interest, as well as an update from executive management on the company’s concurrent pursuit of a potential acquisition of Party X.

During the period from March 2, 2021 to March 5, 2021, AB conducted management presentations and meetings with Glacier, Party A, Party B, and Party C.

On March 8, 2021, Glacier’s executive management team and D.A. Davidson & Co., financial advisor to Glacier (“D.A. Davidson”), met with the Glacier board of directors to discuss the pro forma financial modeling and approach to submitting a letter of intent later in the week. D.A. Davidson also discussed pricing strategies based on other interested banks’ ability to pay, as well as Glacier’s pricing differentiation versus the other banks needed to encourage AB to conclude the process in one round and move forward with Glacier.

At a special meeting convened on March 15, 2021, KBW reviewed with the AB Board the process undertaken to date by AB, with KBW’s assistance, in respect of a potential sale of the company. AB received indications of interest to acquire AB from (i) Glacier indicating an all-stock proposal (with the potential for a special cash dividend based on the amount of AB capital and certain other amounts at closing) at a fixed exchange ratio of 0.7971 shares of Glacier common stock for each AB common share, which (excluding any special cash dividend) represented an implied per share value of approximately $53.01 per share and an implied 37.2% premium to AB’s stock price at such time, (ii) Party A indicating an all-stock offer at a fixed exchange ratio which represented an implied per share value of approximately $48.58 per share and an implied 25.8% premium to AB’s stock price at such time, (iii) Party B indicating an all-stock offer at a fixed exchange ratio which represented an implied per share value of approximately $43.62 per share and an implied 12.9% premium to AB’s stock price at such time, and (iv) Party C indicating an all-stock offer (though Party C expressed a willingness to discuss a mix of cash and stock) at a fixed exchange ratio which represented an implied per share value of approximately $42.73 per share and an implied 10.6% premium to AB’s stock price at such time. In order to present all of the indications of interest on a per share dollar basis, certain assumptions regarding AB’s share count, AB’s share price, and the share price of the applicable potential counterparty were made. The AB Board discussed and reviewed each of the indications of interest with AB’s executive management, KBW, and Jones Day. The AB Board, with input received from management and its external advisors, discussed (i) that the Glacier proposal was more than 9% higher than the next highest proposal received from Party A, (ii) the low prospect that a superior bid could be found because (x) potential counterparties identified by AB, with KBW’s assistance, were selected on the basis of the greatest financial ability to pay (based on their relative buying power versus third parties, as determined based on publicly available information) and (y) the 37.2% premium to AB’s stock price at such time (excluding any special cash dividend) was higher than the significant majority of the previously announced bank M&A transactions reviewed with the AB Board by KBW, and (iii) that Glacier has successfully completed over a dozen acquisitions of similar banks on a set of terms and conditions that were substantially similar to one another. The AB Board considered the possibility of seeking to further negotiate the stock consideration offered by the various bidders but in light of the prices proposed and ability of each bidder to pay, the AB Board ultimately concluded that it was more advisable to proceed with the transaction proposed by Glacier. Jones Day advised the AB Board regarding their fiduciary duties under applicable law. The AB Board then unanimously voted to authorize management of the company to proceed to pursue and negotiate a business combination transaction with Glacier and to discontinue discussions regarding a potential acquisition of Party X.

Also on March 15, 2021, the Section 13D Group filed an amended Schedule 13D, which included a letter to AB’s shareholders, announcing the Section 13D group’s intention to consider a “vote no” campaign against certain of AB’s directors.

KBW informed Glacier of the AB Board’s decision to pursue and negotiate a business combination transaction with Glacier on March 16, 2021. Executive management representatives of Glacier and AB negotiated and discussed additional deal terms within the parameters discussed with the AB Board over the course of the next several business days, including, without limitation, the amount of Glacier’s requested termination fee and the duration of the exclusivity period to be granted to Glacier for purposes of negotiating a definitive agreement. On March 18, 2021, the parties executed a letter of intent.

Commencing March 22, 2021 and continuing through May 18, 2021, Messrs. Chesler and Williams and other executive management representatives from Glacier and AB, respectively, had periodic telephonic meetings to discuss and negotiate the terms of the merger and potential integration. During this period, Glacier performed extensive diligence of AB, and AB, in turn, undertook reverse diligence of Glacier during this time period. During the diligence process, various working groups from Glacier and AB, including information technology, accounting, retail operations, legal and compliance, credit, human resources, marketing, internal audit, data warehouse, and commercial banking, met virtually to exchange information and discuss the proposed transaction. Representatives of KBW and D.A. Davidson also attended many of these meetings.

At the regularly-scheduled AB Board meeting on March 31, 2021, Mr. Williams provided the AB Board an update regarding the proposed merger transaction, including the status of due diligence and various potential integration matters. The potential negative impact of the recent decline in Glacier’s stock price, as well as the interest rate effect on the fair valuation of investment securities available for sale and the corresponding recording of the unrealized gain or loss to shareholders’ equity, on the transaction’s economics were discussed. A special meeting of the AB Board was convened on April 1, 2021 to discuss the transaction’s economics further. After consultation with and input from executive management, Jones Day, and KBW, the AB Board directed executive management of the company to move forward with due diligence and KBW and executive management of the company to continue to monitor closely the transaction economics.

On April 16, 2021, Miller Nash LLP, legal counsel to Glacier (“Miller Nash”), provided an initial draft of the merger agreement. Between that receipt date and May 14, 2021, Miller Nash and Jones Day exchanged drafts of the merger agreement and other transaction documents, including voting agreements to be entered into by each of the directors and each of the executive officers of AB and certain other shareholders of AB and non-compete/non-solicitation agreements to be entered into by each of the directors. The two law firms and the respective management teams negotiated, exchanged drafts, and worked towards finalizing the terms and conditions of the merger agreement, the voting agreements and other transaction documents. AB negotiated with Glacier to obtain more favorable terms and conditions in the merger agreement. Reciprocal due diligence continued during this time period as well.

At the April 28, 2021 regularly-scheduled AB Board meeting, Mr. Williams provided the AB Board a detailed update regarding the proposed merger transaction, including the status of due diligence, negotiation of the merger agreement, and various operational and integration matters. With participation from Jones Day, the AB Board reviewed and discussed the negotiation of key terms of the draft merger agreement, proposed voting agreements for executive officers and directors, and proposed non-compete/non-solicitation agreements for directors. The AB Board considered the governance structure of Glacier, including its board of directors as well as its divisional board structure. The AB Board discussed a proposed timeline for completing negotiation and anticipated next steps and directed KBW to meet with D.A. Davidson and Glacier regarding the transaction and the impact of the recent decline in Glacier’s stock price, as well as the interest rate effect on the fair valuation of investment securities available for sale and the corresponding recording of the unrealized gain or loss to shareholders’ equity.

On May 10, 2021, a special meeting of the AB Board was convened. KBW updated the AB Board on its discussion with Glacier and D.A. Davidson about the transaction’s economics. Jones Day addressed the status of the legal documentation for the proposed transaction. The proposed timing and strategy for approaching the Section 13D Group regarding the proposed transaction was also discussed. The Board discussed the overall strength and viability of the proposed transaction, taking into account the fluctuation in the implied valuation as a result of changes in stock prices, and the AB Board instructed executive management of AB to continue to move forward negotiating the potential transaction with the assistance of AB’s external advisors. The AB Board also authorized executive management and the advisors of AB to contact Davis Partnership, L.P., Davis Capital Partners, LLC and Lansing Davis (collectively, the “Davis Group”) and representatives for the Section 13D Group in connection with the potential transaction.

Also on May 10, 2021, Mr. Williams approached the Davis Group regarding execution of a customary non-disclosure agreement to facilitate discussion about the potential transaction and garnering the group’s support for the same through execution of a voting agreement.

On May 11, 2021, the Davis Group entered into a non-disclosure agreement.

On or about May 11, 2021, as directed by the AB Board, KBW and Jones Day approached the investment banker and legal counsel, respectively, for the Section 13D Group regarding execution of a customary non-disclosure agreement to facilitate discussion about the potential transaction and garnering the group’s support for the same through execution of a voting agreement.

On May 12, 2021, the Section 13D Group entered into a non-disclosure agreement with AB, after which KBW and Jones Day discussed with the Section 13D Group’s advisors the general terms of the proposed transaction and the request for execution of a voting agreement. During the period from May 12, 2021 to May 17, 2021, legal counsel to the Section 13D Group, Miller Nash, Jones Day, and executive management of AB negotiated and exchanged drafts of the voting agreement.

Also on May 12, 2021, Mr. Williams discussed the potential transaction and the voting agreement with the Davis Group. During the period between May 12, 2021 and May 17, 2021, legal counsel to the Davis Group, Miller Nash, Jones Day and management of AB negotiated and exchanged drafts of the voting agreement.

Also on May 12, 2021, certain executive officers of AB were presented with draft employment agreements to be entered into in connection with the signing of the merger agreement. During the period from May 12, 2021 to May 16, 2021, Miller Nash and certain executive officers of AB and their independent counsel negotiated and exchanged drafts of the employment agreements.

On May 17, 2021, at the Section 13D Group’s request, Mr. Chesler, Craig A. Langel, chair of Glacier’s Board of Directors, Ronald J. Copher, Executive Vice President and Chief Financial Officer of Glacier, and Donald J. Chery, Executive Vice President and Chief Administrative Officer of Glacier, met with representatives of the Section 13D Group to discuss the proposed transaction.

Also on May 17, 2021, a special meeting of the AB Board was convened to consider the proposed merger transaction. Members of executive management and representatives of KBW and Jones Day attended the meeting at the invitation of the AB Board. The AB Board was provided with a set of meeting materials in advance of the meeting, including substantially final drafts of the merger agreement, the voting agreements which included key members of the Section 13D Group and the Davis Group, the non-competition/non-solicitation agreements, and a summary of the material terms of the merger agreement prepared by Jones Day. Jones Day discussed with the directors their fiduciary duties under applicable law and reviewed the accompanying legal standards. Jones Day proceeded to review in detail with the AB Board the terms of the merger agreement, including the terms of various ancillary documents. KBW then reviewed the financial aspects of the proposed transaction, including the financial analyses with respect to the proposed transaction that KBW performed, and KBW rendered to the AB Board an opinion, initially rendered verbally and confirmed in a written opinion dated May 17, 2021, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of AB common shares. The AB Board considered the values of the other acquisition proposals that had been previously received, taking into account changes in stock prices, and noted that the consideration in the proposed transaction with Glacier was still clearly the best for shareholders.

After considering the proposed terms of the merger agreement and related transaction documents, and taking into consideration the matters discussed during that meeting and prior meetings of the AB Board, including the strategic options discussed at those meetings and the factors described under the section of this proxy statement/prospectus entitled “Recommendation of the AB Board and Reasons for the Merger,” the AB Board determined that the merger was fair to and in the best interests of AB and AB shareholders, and the AB Board unanimously approved, adopted and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by it, including the merger, and recommended to AB’s shareholders that they approve the merger and the merger agreement.

AB executive management then discussed with the AB Board the proposed communication plan, including the public announcement, internal meeting with employees, and schedule for media and investor calls.

On May 18, 2021, a special meeting of the Glacier Board was convened to consider the proposed merger transaction. Members of executive and senior management and representatives of D.A. Davidson and Miller Nash also attended the meeting at the invitation of the Glacier Board. The Glacier Board was provided with a set of meeting materials in advance of the meeting, including substantially final drafts of the merger agreement, the voting agreements, the non-competition/non-solicitation agreements, and a comprehensive due diligence review summary. Miller Nash discussed with the directors their fiduciary duties under applicable law and reviewed the accompanying legal standards. Members of Glacier’s executive and senior management team then reviewed the enhanced due diligence process in detail. This included a review of the credit, compliance and legal findings. D.A. Davidson then reviewed the financial aspects of the proposed transaction, including the financial analyses with respect to the proposed transaction that D.A. Davidson performed. Miller Nash proceeded to review in detail with the Glacier Board the terms of the merger agreement, including the terms of various ancillary documents. After considering the proposed terms of the merger agreement and related transaction documents, and taking into consideration the matters discussed during that meeting and prior meetings of the Glacier Board, the Glacier Board determined that the merger was in the best interests of Glacier and Glacier shareholders, and the Glacier Board unanimously approved, adopted and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by it, including the merger.

Following receipt of approval of the merger agreement and transaction from the Glacier Board on May 18, 2021, AB and Glacier executed the merger agreement, each of the directors and each of the executive officers of AB, the Davis Group and members of the Section 13D Group executed the voting agreements with Glacier, each of the directors of AB executed the non-solicitation/non-competition agreements with Glacier, and certain executive officers of AB executed their employment agreements with Glacier. On the afternoon of May 18, 2021, each of Glacier and AB issued press releases announcing the execution of the merger agreement.

On May 19, 2021, Glacier and AB each made a customary filing with the SEC on Form 8-K regarding the execution of the merger agreement and included a copy of the merger agreement as an exhibit to such filing.

Recommendation of the AB Board and Reasons for the Merger

After careful consideration, at a meeting held on May 17, 2021, the AB Board determined that the merger agreement, including the merger of the Bank into Glacier Bank, is in the best interests of AB and AB’s shareholders and approved and adopted the merger agreement.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that the AB shareholders vote “FOR” the proposal to approve the merger agreement, the AB Board evaluated the merger agreement, the merger, and the other transactions contemplated by the merger agreement in consultation with AB’s executive management, as well as AB’s financial advisor, KBW, and legal advisor, Jones Day, and considered various factors, including, without limitation, the following material factors:

•

its knowledge of AB’s business, operations, regulatory and financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization and as a part of a combined company with Glacier;

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its understanding of Glacier’s business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects, taking into account publicly available information and the company’s due diligence review of Glacier;

•

the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint;

•

the nature of the merger consideration, which is in the form of a fixed exchange ratio that offers AB shareholders the opportunity to participate as shareholders of Glacier in the future performance of the combined company and an approximately 13.7% ownership stake in the combined company, and includes a potential cash component to be distributed to AB shareholders via a special dividend in certain circumstances;

•

on the basis of the Tax Opinion of Jones Day to be delivered to AB pursuant to the Merger Agreement, the understanding of the AB Board that the merger will qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code and that, as a result, AB shareholders will not recognize gain or loss with respect to their receipt of the shares portion of the merger consideration;

•	the benefits to the Bank and its customers of operating as a larger organization, including increased geographic footprint, higher lending limits, and greater financial resources;

•	the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term;

•	the expected social and economic impact of the merger on the constituencies served by the Bank, including its customers, employees, and communities;

•	the effects of the mergers on the Bank employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to the Bank employees;

•

the understanding of the AB Board of the current and prospective environment in which the Bank and Glacier Bank operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

•	the belief that the merger is likely to provide substantial return to AB shareholders;

•	the ability of Glacier to complete the merger from a financial perspective;

•	an extensive review of strategic options available to AB and consideration and weighing of the potential risks and benefits associated with each;

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its discussions with AB’s financial advisor at the AB Board meeting on January 26, 2021, regarding AB undertaking a controlled sales process and at the AB Board meeting on March 15, 2021, regarding AB’s selection of potential counterparties on the basis of the greatest financial ability to pay;

•

the belief that the most reasonably likely competing buyers had been approached in connection with the sale process and the AB Board’s consideration that the transaction with Glacier was more favorable to AB shareholders than the potential value from other offers received;

•	the public filings of the Section 13D Group and potential disruption and expense that could arise from a proxy contest initiated by the Section 13D Group;

•

the financial presentation, dated May 17, 2021, of KBW to the AB Board and the opinion, dated May 17, 2021, of KBW to the AB Board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Alta common stock of the exchange ratio in the merger, as more fully described below under “Opinion of Alta’s Financial Advisor”;

•	the shareholder voting agreements, including those executed by members of the Section 13D Group and the Davis Group;

•

the AB Board’s review with its legal advisors of the terms of the merger agreement, including the agreement by both parties to use commercially reasonable efforts to obtain required regulatory approvals for the merger;

•	the likelihood, based on Glacier’s recent track record, of receiving the required regulatory approvals and completing the merger in a timely manner;

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Glacier’s consistent historical performance in closing merger transactions and its track record in integrating acquisitions and of realizing the expected financial and other benefits of such acquisitions; and

•

the terms of the merger agreement, including the representations, covenants, and termination provisions and the size of the termination fee payable by AB in certain circumstances in relation to the overall transaction size.

The AB Board also considered a number of potential risks and uncertainties associated with the mergers in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•	the potential risk that the consideration to be paid to AB shareholders could be adversely affected by a decrease in the trading price of Glacier common stock during the pendency of the merger;

•	the potential risk that the exchange ratio could be reduced in the event that AB’s closing capital was beneath a specified threshold;

•	the potential risk of diverting management attention and resources from the operation of AB’s business and towards the completion of the merger;

•	the possibility that higher bids could emerge from a continued sales process and the possibility that prolonging the sales process could result in the Glacier bid being lost;

•

the fact that in order to enter into the merger agreement, AB set aside certain strategic business alternatives and the merger agreement includes continuing restrictions on the conduct of AB’s business prior to the completion of the mergers;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating AB’s business, operations and workforce with those of Glacier;

•	the fact that the interests of certain of AB’s directors and executive officers may be different from, or in addition to, the interests of AB’s other shareholders;

•	that no seats on the board of directors of Glacier are being offered to existing directors or shareholders of AB in connection with the transaction;

•

that, while AB expects that the mergers will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or AB shareholder approval might not be obtained or may be delayed and, as a result, the mergers may not be consummated or may be delayed; and

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending mergers.

The foregoing discussion of the information and factors considered by the AB Board is not intended to be exhaustive, but, rather, includes the material factors considered by the AB Board. In reaching its decision to approve the merger agreement, the merger of the Bank into Glacier Bank and the other transactions contemplated by the merger agreement, the AB Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The AB Board considered all these factors as a whole and overall considered the factors to be favorable to, and support, its determination to approve the merger agreement.

It should be noted that this explanation of the AB Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of AB’s Financial Advisor

AB engaged KBW to render financial advisory and investment banking services to AB, including an opinion to the AB Board as to the fairness, from a financial point of view, to the common shareholders of AB of the exchange ratio (referred to elsewhere in this proxy statement/prospectus as the per share stock consideration) in the proposed merger. AB selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the AB Board held on May 17, 2021, at which the AB Board evaluated the proposed transaction. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the AB Board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of AB common shares. The AB Board directors approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the AB Board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of AB common shares. It did not address the underlying business decision of AB to engage in the merger or enter into the merger agreement or constitute a recommendation to the AB Board in connection with the merger, and it does not constitute a recommendation to any holder of AB common shares or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of AB and Glacier and bearing upon the merger, including, among other things:

•	a draft of the merger agreement dated May 14, 2021 (the most recent draft then made available to KBW);

•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of AB;

•	the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 of AB;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of Glacier;

•	the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 of Glacier;

•

certain regulatory filings of AB and Glacier and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2020 and the quarter ended March 31, 2021;

•	certain other interim reports and other communications of AB and Glacier to their respective shareholders; and

•	other financial information concerning the businesses and operations of AB and Glacier that was furnished to KBW by AB and Glacier or that KBW was otherwise directed to use.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of AB and Glacier;

•	the assets and liabilities of AB and Glacier;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information for AB and Glacier with similar information for certain other companies the securities of which were publicly traded;

•

publicly available consensus “street estimates” of AB, as well as assumed long-term AB growth rates provided to KBW by AB management, all of which information was discussed with KBW by AB management and used and relied upon by KBW at the direction of such management and with the consent of the AB Board;

•

publicly available consensus “street estimates” of Glacier, as well as assumed long-term Glacier growth rates provided to KBW by Glacier management, all of which information was discussed with KBW by Glacier management and used and relied upon by KBW based on such discussions, at the direction of Glacier management and with the consent of the AB Board; and

•

estimates regarding certain pro forma financial effects of the merger on Glacier (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) that were prepared by, and provided to and discussed with KBW by, Glacier management and that were used and relied upon by KBW based on such discussions, at the direction of AB management and with the consent of the AB Board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of AB and Glacier regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by AB, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with AB.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of AB as to the reasonableness and achievability of the publicly available consensus “street estimates” of AB and the assumed AB long-term growth rates referred to above (and the assumptions and bases therefor), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the AB “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of AB management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated. KBW further relied, with the consent of AB, upon Glacier management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Glacier, the assumed Glacier long-term growth rates, and the estimates regarding certain pro forma financial effects of the merger on Glacier (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the Glacier “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of Glacier management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.

It is understood that the portion of the foregoing financial information of AB and Glacier that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of AB and Glacier, was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of AB and Glacier and with the consent of the AB Board, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either AB or Glacier since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with AB’s consent, that the aggregate allowances for credit losses for AB and Glacier are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of AB or Glacier, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of AB or Glacier under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.

KBW assumed, in all respects material to its analyses:

•

that the merger and any related transactions (including, without limitation, the bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above), with no adjustments to the exchange ratio and with no other consideration or payments in respect of AB common shares;

•	that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•

that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•

that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of AB, Glacier or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of AB that AB relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to AB, Glacier, the merger and any related transactions, and the merger agreement. KBW did not provide advice with respect to any such matters. KBW assumed, at the direction of AB and without independent verification, that the AB Closing Capital (as defined in the merger agreement) would be no less than the Closing Capital Requirement (as defined in the merger agreement). In addition, at the direction of AB, KBW gave no effect to any potential adjustment to the exchange ratio (as provided in the merger agreement) for purposes of the opinion.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the merger to the holders of AB common shares, without regard to individual circumstances of specific holders or groups of holders with respect to control, voting or other rights or aspects which may distinguish such holders. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the bank merger or the actions relating to the ESOP to be undertaken in connection with the merger as provided in the merger agreement), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to AB, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. There has been widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of AB to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by AB or the AB Board;

•	the fairness of the amount or nature of any compensation to any of AB’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of AB common shares;

•

the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of AB (other than the holders of AB common shares, solely with respect to the exchange ratio as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Glacier or any other party to any transaction contemplated by the merger agreement;

•	any adjustments (as provided in the merger agreement) to the exchange ratio;

•	the actual value of Glacier common stock to be issued in the merger;

•

the prices, trading range or volume at which AB common shares or Glacier common stock would trade following the public announcement of the merger or the prices, trading range or volume at which Glacier common stock would trade following the consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•

any legal, regulatory, accounting, tax or similar matters relating to AB, Glacier, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction (including the bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, AB and Glacier. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the AB Board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the AB Board with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between AB and Glacier and the decision of AB to enter into the merger agreement was solely that of the AB Board.

The following is a summary of the material financial analyses presented by KBW to the AB Board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the AB Board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of $49.25 per outstanding AB common share, or approximately $937.8 million in the aggregate (inclusive of the implied value of in-the-money AB stock options), based on the 0.7971x exchange ratio in the proposed merger and the closing price of Glacier common stock on May 14, 2021. In addition to the financial analyses described below, KBW reviewed with the AB Board for informational purposes, among other things, implied transaction multiples for the proposed merger (based on the implied transaction value for the merger of $49.25 per outstanding AB common share) of 23.0x AB’s estimated calendar year 2021 earnings per share (“EPS”) using reported financial results for the fiscal quarter ended March 31, 2021 of AB and publicly available consensus “street estimates” of AB for the second, third and fourth fiscal quarters 2021.

AB Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of AB to 11 major exchange-traded banks headquartered in the Western United States (defined as Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming) with total assets between $2.0 billion and $7.0 billion. Merger targets, ethnic-focused banks, savings banks and thrifts were excluded from the selected companies.

The selected companies were as follows:

Bank of Marin Bancorp	Heritage Commerce Corp

BayCom Corp	National Bank Holdings Corporation

Central Pacific Financial Corp.	Northrim BanCorp, Inc.

Central Valley Community Bancorp	Sierra Bancorp

Coastal Financial Corporation	Westamerica Bancorporation

First Western Financial, Inc.

To perform this analysis, KBW used profitability and other financial information for the most recent completed fiscal quarter (“MRQ”) (or, in the case of dividend yield, most recent completed fiscal quarter annualized) or the latest 12 months (“LTM”) available or as of the end of such periods and market price information as of May 14, 2021. KBW also used 2021 and 2022 EPS estimates for AB taken from publicly available consensus “street estimates” of AB and used 2021 and 2022 EPS earnings estimates for the selected companies taken from publicly available consensus “street estimates” of the selected companies. Where consolidated holding company level financial data for AB and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios (subsidiary bank level data necessary to calculate Total Capital Ratio was also unreported for one of the selected companies). Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in AB’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of AB and the selected companies:

		Selected Companies
	AB	25th Percentile	Median	Average	75th Percentile
MRQ Core Return on Average Assets(1)	1.11%	1.12%	1.22%	1.28%	1.39%
MRQ Core Return on Average Tangible Common Equity(1)	11.05%	12.19%	13.45%	14.26%	16.28%
MRQ Net Interest Margin	2.91%	3.11%	3.22%	3.37%	3.76%
MRQ Fee Income / Revenue Ratio(2)	18.0%	10.6%	17.3%	21.5%	31.0%
MRQ Noninterest Expense / Average Assets	1.93%	2.72%	2.51%	2.48%	2.11%
MRQ Efficiency Ratio	56.7%	62.7%	60.9%	59.9%	58.4%

(1)

Core net income after taxes and before extraordinary items, excluding gain on the sale of available for sale securities, amortization of intangibles, goodwill and nonrecurring items as defined by S&P Global.

(2)	Excluded gain on sale of securities.

KBW’s analysis showed the following concerning the financial condition of AB and, to the extent publicly available, the selected companies:

			Selected Companies
	AB		25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	9.21	%(1)	8.02%	9.22%	8.85%	9.88%
Total Capital Ratio	18.41%		15.43%	15.72%	15.69%	16.45%
Loans HFI / Deposits	56.9%		82.5%	79.9%	73.2%	67.5%
Loan Loss Reserve / Gross Loans	2.27%		0.91%	1.11%	1.18%	1.40%
Nonperforming Assets / Loans + OREO	0.48%		0.84%	0.59%	0.58%	0.26%
MRQ Net Charge-offs / Average Loans	0.05%		0.01%	0.00%	(0.04%)	(0.03%)

(1)	Intangibles excluded mortgage servicing rights.

In addition, KBW’s analysis showed the following concerning the market performance of AB and the selected companies:

			Selected Companies
	AB		25th Percentile		Median		Average		75th Percentile
One-Year Stock Price Change	136.8%		63.8%		79.0%		83.1%		109.0%
Year-To-Date Stock Price Change	54.5%		19.6%		31.4%		29.3%		37.2%
Price / Tangible Book Value per Share	2.53	x(1)	1.33	x	1.50	x	1.65	x	1.80	x
Price / LTM EPS	19.3	x	11.3	x	14.1	x	13.9	x	16.7	x
Price / 2021 EPS Estimate	20.0	x	10.1	x	13.0	x	13.6	x	16.0	x
Price / 2022 EPS Estimate	18.6	x	11.0	x	14.7	x	14.2	x	15.9	x
Dividend Yield	1.4%		1.1%		2.6%		2.1%		3.1%
LTM Dividend Payout Ratio	25.6%		10.2%		25.9%		29.1%		45.9%

(1)	Intangibles excluded mortgage servicing rights.

The high stock price-to-tangible book value per share multiple, high stock price-to-LTM EPS multiple, high stock price-to-2021 estimated EPS multiple and high stock price-to-2022 estimated EPS multiple of the selected companies were 2.52x, 20.7x, 21.2x and 21.5x, respectively.

No company used as a comparison in the above selected companies analysis is identical to AB. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Glacier Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Glacier to nine major exchange-traded U.S. banks headquartered in the Western United States with total assets between $8.0 billion and $30.0 billion. Merger targets, ethnic-focused banks, savings banks and thrifts were excluded from the selected companies.

The selected companies were as follows:

Bank of Hawaii Corporation	First Interstate BancSystem, Inc.

Banner Corporation	Pacific Premier Bancorp, Inc.

Columbia Banking System, Inc.	TriCo Bancshares

CVB Financial Corp.	Washington Federal, Inc.

First Hawaiian, Inc.

To perform this analysis, KBW used profitability and other financial information for the most recent completed fiscal quarter (or, in the case of dividend yield, most recent completed fiscal quarter annualized) or the latest 12 months available or as of the end of such periods and market price information as of May 14, 2021. KBW also used 2021 and 2022 EPS estimates for Glacier taken from publicly available consensus “street estimates” of Glacier and used 2021 and 2022 EPS earnings estimates taken from publicly available consensus “street estimates” of the selected companies. Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Glacier’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Glacier and the selected companies:

		Selected Companies
	Glacier	25th Percentile	Median	Average	75th Percentile
MRQ Core Return on Average Assets(1)	1.75%	1.15%	1.26%	1.28%	1.39%
MRQ Core Return on Average Tangible Common Equity(1)	18.86%	13.73%	15.72%	15.52%	18.10%
MRQ Net Interest Margin	3.74%	2.75%	3.18%	3.11%	3.44%
MRQ Fee Income / Revenue Ratio(2)	20.3%	10.9%	16.8%	16.5%	24.0%
MRQ Noninterest Expense / Average Assets	2.04%	2.13%	1.87%	1.89%	1.69%
MRQ Efficiency Ratio	46.7%	60.2%	55.5%	55.0%	48.5%

(1)

Core net income after taxes and before extraordinary items, excluding gain on the sale of available for sale securities, amortization of intangibles, goodwill and nonrecurring items as defined by S&P Global.

(2)	Excluded gain on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of Glacier and the selected companies:

		Selected Companies
	Glacier	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	9.00%	7.50%	8.95%	8.18%	8.97%
Total Capital Ratio	14.65%	14.07%	14.74%	14.91%	15.55%
Loans HFI / Deposits	70.0%	73.4%	68.7%	71.2%	65.5%
Loan Loss Reserves / Gross Loans	1.37%	1.38%	1.53%	1.50%	1.63%
Nonperforming Assets / Loans + OREO	0.65%	0.75%	0.41%	0.51%	0.37%
MRQ Net Charge-offs / Average Loans	0.08%	0.12%	0.10%	0.06%	0.00%

In addition, KBW’s analysis showed the following concerning the market performance of Glacier and the selected companies (excluding the impact of the LTM EPS multiple for one of the selected companies, which multiple was considered to be not meaningful because it was greater than 30.0x):

			Selected Companies
	Glacier		25th Percentile		Median		Average		75th Percentile
One-Year Stock Price Change	76.2%		62.6%		93.1%		87.7%		102.5%
Year-To-Date Stock Price Change	34.3%		21.9%		22.6%		26.2%		30.2%
Price / Tangible Book Value per Share	3.41	x	1.99	x	2.21	x	2.16	x	2.40	x
Price / LTM EPS	19.4	x	16.0	x	16.6	x	16.9	x	17.4	x
Price / 2021 EPS Estimate	21.4	x	14.8	x	16.0	x	15.5	x	16.8	x
Price / 2022 EPS Estimate	23.1	x	15.0	x	16.5	x	16.2	x	16.8	x
Dividend Yield	2.0%		2.7%		2.9%		2.9%		3.2%
LTM Dividend Payout Ratio	42.5%		41.5%		48.0%		58.2%		59.7%

The stock price-to-tangible book value per share multiple, high stock price-to-2021 estimated EPS multiple and high stock price-to-2022 estimated EPS multiple of the selected companies were 2.84x, 17.0x and 18.3x, respectively. Excluding the impact of the LTM EPS multiple for one of the selected companies, which multiple was considered to be not meaningful because it was greater than 30.0x, the high stock price-to-LTM EPS multiple of the selected companies was 20.8x.

No company used as a comparison in the above selected companies analysis is identical to Glacier. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis. KBW reviewed publicly available information related to 11 U.S. bank transactions announced since January 1, 2019 with announced deal values between $500 million and $1.5 billion.

The selected transactions were as follows:

Acquiror	Acquired Company
Independent Bank Corp.	Meridian Bancorp, Inc.
Eastern Bankshares, Inc.	Century Bancorp, Inc.
WSFS Financial Corporation	Bryn Mawr Bank Corporation
SVB Financial Group	Boston Private Financial Holdings, Inc.
Pacific Premier Bancorp, Inc.	Opus Bank
FB Financial Corporation	Franklin Financial Network, Inc.
United Bankshares, Inc.	Carolina Financial Corporation
CIT Group, Inc.	Mutual of Omaha Bank
WesBanco, Inc.	Old Line Bancshares, Inc.
People’s United Financial, Inc.	United Financial Bancorp, Inc.
Valley National Bancorp	Oritani Financial Corp.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements and, to the extent then publicly available, consensus “street estimates” prior to the announcement of the respective transaction:

•

Price per common share to tangible book value per share of the acquired company (in the case of one selected transaction involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•

Price per common share to LTM EPS of the acquired company (in the case of one selected transaction involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM total net income);

•

Price per common share to the estimated EPS for the first full year after announcement, referred to as forward EPS, of the acquired company in the nine selected transactions in which consensus “street estimates” for the acquired company were then available; and

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

KBW also reviewed the price per common share paid for the acquired company for the 10 selected transactions involving publicly traded acquired companies as a premium to the closing stock price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium). The resulting transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the merger of $49.25 per outstanding AB common share and using historical financial information for AB as of or for the 12 months ended March 31, 2021, publicly available consensus “street estimates” of AB for 2022 and the closing price of AB common shares on May 14, 2021.

The results of the analysis are set forth in the following table:

			Selected Transactions
	Glacier / AB		25th Percentile		Median		Average		75th Percentile
Price / Tangible Book Value per Share	2.89	x(1)	1.32	x	1.49	x	1.58	x	1.76	x
Price / LTM EPS	22.1	x	13.8	x	16.3	x	18.9	x	19.2	x
Price / Forward EPS	21.3	x	13.6	x	14.7	x	14.6	x	15.3	x
Core Deposit Premium	20.1	%(1)	4.8%		7.0%		9.1%		11.1%
One-Day Market Premium	14.2%		6.6%		14.3%		13.5%		19.5%

(1)	Intangibles excluded mortgage servicing rights.

The high stock price-to-tangible book value per share multiple, high price-to-LTM EPS multiple and high core deposit premium of the selected transactions were 2.29x, 40.3x and 27.5%, respectively. For the nine selected transactions in which consensus “street estimates” for the acquired company were available at announcement, the high stock price-to-Forward EPS multiple of the selected transactions was 16.7x. For the 10 selected transactions involving publicly traded acquired companies, the high one-day market premium of the selected transactions was 29.5%.

No company or transaction used as a comparison in the above selected transactions analysis is identical to AB or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of Glacier and AB to various pro forma balance sheet and income statement items and the combined market capitalization of the combined entity. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet and net income data of Glacier and AB as of, or for the fiscal quarter ended, March 31, 2021, (ii) publicly available consensus “street estimates” of Glacier and AB for the second, third and fourth fiscal quarters 2021 and for 2022, and (iii) market price information as of May 14, 2021. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Glacier shareholders and AB shareholders in the combined company based on the 0.7971x exchange ratio provided for in the merger agreement:

	Glacier % of Total	AB % of Total
Ownership at 0.7971x merger exchange ratio:	86%	14%
Market Information:
Pre-Transaction Market Capitalization	88%	12%
Balance Sheet:
Total Assets	85%	15%
Gross Loans Held for Investment	86%	14%
Total Deposits	84%	16%
Tangible Common Equity(1)	84%	16%
Income Statement:
2021 Estimated Earnings	87%	13%
2022 Estimated Earnings	85%	15%

(1)	AB’s intangibles excluded mortgage servicing rights.

Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Glacier and AB. Using (i) closing balance sheet estimates as of October 31, 2021 for Glacier and AB taken from publicly available consensus “street estimates,” (ii) net income data of Glacier and AB for the fiscal quarter ended March 31, 2021 and publicly available consensus “street estimates” of Glacier and AB for the second, third and fourth fiscal quarters 2021 and for 2022, and (iii) pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger and certain purchase accounting and other merger-related adjustments and restructuring charges assumed with respect thereto) provided by Glacier management, KBW analyzed the potential financial impact of the merger on certain projected financial results of Glacier. This analysis indicated the merger could be accretive to Glacier’s estimated 2022 EPS by 5.3% and accretive to Glacier’s estimated tangible book value per share at closing as of October 31, 2021 by 0.9%. Furthermore, the analysis indicated that, pro forma for the merger, each of Glacier’s tangible common equity to tangible assets ratio and Common Equity Tier 1 Ratio at closing as of October 31, 2021 could be lower by 9 and 1 basis points, respectively, and each of Glacier’s Leverage Ratio, Tier 1 Capital Ratio and Total Risk-Based Capital Ratio at closing as of October 31, 2021 could be higher by 38, 38 and 27 basis points, respectively. For all of the above analysis, the actual results achieved by Glacier following the merger may vary from the projected results, and the variations may be material.

AB Dividend Discount Model Analysis. KBW performed a dividend discount model analysis of AB to estimate a range for the implied equity value of AB. In this analysis, KBW used publicly available consensus “street estimates” for AB and assumed long-term growth rates for AB provided by AB management, and assumed discount rates ranging from 11.0% to 15.0%. The range of values was derived by adding (i) the present value of implied future excess capital available for dividends that AB could generate over the period from March 31, 2021 through December 31, 2025 as a standalone company, and (ii) the present value of AB’s implied terminal value at the end of such period. KBW assumed that AB would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for AB, KBW applied a range of 12.5x to 16.5x to AB’s estimated 2026 earnings. This dividend discount model analysis resulted in a range of implied values per AB common share of $28.99 to $40.88.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of AB.

Glacier Dividend Discount Model Analysis. KBW performed a dividend discount model analysis of Glacier to estimate a range for the implied equity value of Glacier. In this analysis, KBW used publicly available consensus “street estimates” for Glacier and assumed long-term growth rates for Glacier provided by Glacier management, and assumed discount rates ranging from 9.0% to 13.0%. The range of values was derived by adding (i) the present value of implied future excess capital available for dividends that Glacier could generate over the period from March 31, 2021 through December 31, 2025 as a standalone company, and (ii) the present value of Glacier’s implied terminal value at the end of such period. KBW assumed that Glacier would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for Glacier, KBW applied a range of 17.0x to 21.0x to Glacier’s estimated 2026 earnings. This dividend discount model analysis resulted in a range of implied values per share of Glacier common stock of $40.70 to $55.69.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of Glacier or the pro forma combined entity.

Pro Forma Combined Dividend Discount Model Analysis. KBW performed a dividend discount model analysis to estimate a range for the implied equity value of the pro forma combined entity. In this analysis, KBW used publicly available consensus “street estimates” for Glacier and AB, assumed Glacier and AB long-term growth rates provided by Glacier management and AB management, respectively, and pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger and certain purchase accounting and other merger-related adjustments and restructuring charges assumed with respect thereto) provided by Glacier management, and KBW assumed discount rates ranging from 9.0% to 13.0. The range of values was derived by adding (i) the present value of implied future excess capital available for dividends that the pro forma combined entity could generate over the period from October 31, 2021 through December 31, 2025 and (ii) the present value of the pro forma combined entity’s implied terminal value at the end of such period, in each case applying the pro forma assumptions. KBW assumed that the pro forma combined entity would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values of the pro forma combined entity, KBW applied a range of 17.0x to 21.0x to the pro forma combined entity’s estimated 2026 earnings. This dividend discount model analysis resulted in an illustrative range of implied values for the 0.7971 of a share of Glacier common stock to be received in the proposed merger for each AB common share of $35.91 to $48.46.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of the pro forma combined entity.

Miscellaneous. KBW acted as financial advisor to AB in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and Glacier), may from time to time purchase securities from, and sell securities to, AB and Glacier. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of AB or Glacier for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement, AB agreed to pay KBW a cash fee equal to 1.075% of the aggregate merger consideration, $1,000,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the closing of the merger. AB also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, in the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to AB. In the two years preceding the date of its opinion, KBW provided investment banking and financial advisory services to Glacier and received compensation for such services. KBW acted as (i) financial advisor to Glacier in connection with its acquisition of Heritage Bancorp in July of 2019, and (ii) financial advisor to Glacier in connection with its acquisition of State Bank Corp. in February of 2020. KBW may in the future provide investment banking and financial advisory services to AB or Glacier and receive compensation for such services.

Recommendation of AB Board

For the reasons set forth above, the AB Board approved the merger agreement, including the merger of the Bank into Glacier Bank, and recommends that AB shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” the merger-related named executive officer compensation proposal and “FOR” the adjournment proposal.

In connection with entering into the merger agreement, each member of the AB Board and each executive officer of AB, in their capacities as AB shareholders, have entered into the voting agreements. The voting agreements require, among other things, that the shareholder party thereto vote all of his or her AB common shares in favor of the merger and the other transactions contemplated by the merger agreement and against actions that would result in a breach of the merger agreement or prevent, impede, interfere with, delay or frustrate the purposes of the transactions contemplated by the merger agreement, and not sell, transfer encumber or grant a proxy with respect to their AB common shares, subject to certain exceptions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

THE MERGER

The following is a brief description of the material aspects of the merger. There are other aspects of the merger that are not discussed below but that are contained in the merger agreement. You are being asked to approve the merger in accordance with the terms of the merger agreement, and you are urged to read the merger agreement carefully. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference into this proxy statement/prospectus and is attached to this proxy statement/prospectus as Appendix A.

Basic Terms of the Merger

The merger agreement provides for the merger of AB with and into Glacier and, immediately thereafter, the merger of the Bank with and into Glacier Bank, Glacier’s wholly-owned subsidiary.

In the merger, AB shareholders will receive Glacier common stock for their AB common shares, as described below. See “– Merger Consideration.”

The merger agreement is subject to a number of conditions that must be fulfilled in order to close. Those conditions include: approval by the shareholders of AB, regulatory approval, the continued accuracy of certain representations and warranties by both parties (subject to the materiality standards set forth in the merger agreement), and the performance by both parties of certain covenants and agreements. While Glacier and AB believe that they will receive the necessary regulatory approvals for the merger, there can be no assurance that such approvals will be received or, if received, as to the timing of such approvals or as to the ability to obtain such approvals on satisfactory terms. See “—Conditions to the Merger” and “—Regulatory Requirements.”

Merger Consideration

As of the effective date of the merger, each AB common share (including each share issued upon settlement of each unvested RSU) will be converted into the right to receive 0.7971 Glacier shares, subject to possible adjustment as follows: If the average closing price of Glacier common stock calculated in accordance with the merger agreement exceeds $74.15, Glacier may elect to terminate the merger agreement unless AB elects to accept a decrease in the number of shares to be issued on a per-share basis; in such event, the per-share stock consideration will be the number of Glacier shares equal to (i) the number of shares of AB stock outstanding at the effective time of the merger, multiplied by (ii) 0.7971, multiplied by (iii) $59.10.

Conversely, if the average closing price of Glacier common stock calculated in accordance with the merger agreement is less than $49.43, AB may elect to terminate the merger agreement unless Glacier elects to accept an increase in the number of shares to be issued on a per-share basis; in such event, the per-share stock consideration will be the number of Glacier shares equal to (i) the number of shares of AB stock outstanding at the effective time of the merger, multiplied by (ii) 0.7971, multiplied by (iii) $39.40.

The per share stock consideration will be subject to reduction if the “AB Closing Capital” as determined in accordance with the merger agreement, is less than the minimum required, which is $342,937,000 (subject to specified adjustments) (the “Closing Capital Requirement”). In such event, the per share stock consideration will be reduced on a per share basis, by an amount, rounded to the nearest thousandth, determined by dividing the negative differential between the AB Closing Capital and the Closing Capital Requirement by the average daily closing price of Glacier common stock for the 20 trading days immediately preceding such date, and dividing that result by the number of shares of AB Stock outstanding at the effective time.

If the AB Closing Capital is in excess of $342,937,000, subject to adjustment as provided in the merger agreement, AB may, prior to the merger, declare and pay a special dividend to its shareholders in the aggregate amount of such excess.

“AB Closing Capital” is defined in the merger agreement and is equal to an amount, estimated as of the closing of the merger, of AB’s capital stock, surplus and retained earnings determined in accordance with generally accepted accounting principles (“GAAP”) on a consolidated basis, net of goodwill and other intangible assets, calculated in the same manner in which AB’s consolidated tangible equity capital at December 31, 2020 and March 31, 2021 was calculated, after giving effect to adjustments, calculated in accordance with GAAP, for accumulated other comprehensive income or loss as reported on AB’s balance sheet.

The AB Closing Capital may be adjusted based on the estimated final amount of transaction-related expenses to be incurred by AB, as determined and agreed upon between AB and Glacier in accordance with the merger agreement. To the extent that such final transaction-related expenses are greater than $18,650,000, the amount of such difference, on an after-tax basis, will be reflected as a pro-forma adjustment to the AB Closing Capital, reducing the AB Closing Capital.

Assuming for purposes of illustration only that the average closing price for Glacier common stock is $53.70 (which was the closing price of Glacier common stock on July 15, 2021), each of your AB common shares would be exchanged for 0.7971 shares of Glacier common stock with a total value equal to $42.80.

Treatment of AB Equity Awards

Under the terms of the merger agreement, when the merger agreement becomes effective (the “effective time”), each outstanding RSU under the People’s Utah Bancorp 2014 Incentive Plan, the Altabancorp 2020 Equity Incentive Plan and the People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan (the “AB Stock Plans”) will automatically vest and be settled, and each AB common share issued as a result will have the right to receive the per share stock consideration and cash in lieu of fractional shares of AB common shares. Outstanding options to purchase AB common shares under the AB Stock Plans (the “AB Options”), whether vested or unvested, will be automatically canceled at the effective time, and the holders of AB Options will be paid in cash an amount per share equal to the spread, if any, between (a) the product of the Glacier average closing price (as defined in the merger agreement) multiplied by the per share stock consideration (b) the exercise price per share of such AB Option, net of any cash which must be withheld under applicable tax laws. Any AB Option that has an exercise price per share that is greater than the total consideration value per share will be cancelled without any payment.

Fractional Shares

No fractional shares of Glacier common stock will be issued to any holder of AB common shares in the merger. For each fractional share that would otherwise be issued, Glacier will pay cash in an amount equal to the fraction multiplied by the Glacier average closing price calculated as provided in the merger agreement. No interest will be paid or accrued on cash payable in lieu of fractional shares of Glacier common stock.

Effective Date of the Merger

Subject to the satisfaction or waiver of conditions to the obligations of the parties to complete the merger as set forth in the merger agreement, the effective date of the merger will be the date the merger becomes effective under the Montana Business Corporation Act and the Utah Revised Business Corporation Act. Subject to the foregoing and the possible adjustment of the closing date as discussed under “—Closing Date” below, it is currently anticipated that the merger will be consummated during the fourth quarter of 2021.

Letter of Transmittal

Within five business days following the effective date of the merger, Glacier’s exchange agent will send a letter of transmittal to each holder of record of AB common shares. This mailing will contain instructions on how to surrender AB common share certificates or other evidence of ownership in exchange for the merger consideration that the holder is entitled to receive under the merger agreement.

Each AB share certificate will, from and after the effective date of the merger, be deemed to represent and evidence only the right to receive the merger consideration payable with respect to such certificate. AB shareholders must provide properly completed and executed letters of transmittal in order to effect the exchange of their AB common shares for (i) evidence of issuance in book entry form, or upon the written request of the holder, stock certificates, representing Glacier common stock, and (ii) a check representing the amount of cash in lieu of fractional shares, if any.

Lost, Stolen or Destroyed Certificates

If a certificate for AB common shares has been lost, stolen or destroyed, the exchange agent will be authorized to issue or pay the holder’s merger consideration (and cash in lieu of fractional shares, if any), if the holder provides Glacier with (i) satisfactory evidence that the holder owns the AB common shares and that the certificate is lost, stolen or destroyed, (ii) any affidavit or security Glacier may require (including any bond that may be required by the exchange agent in accordance with its policies), and (iii) any reasonable additional assurances that Glacier or Glacier’s exchange agent may require.

Voting Agreements

AB’s directors and executive officers (in their individual capacities as AB shareholders) and certain significant shareholders have entered into voting agreements. In the voting agreements, each person agrees, among other things, to vote the AB common shares that he or she is entitled to vote and that he or she owns or controls as of the record date in favor of the merger agreement. The voting agreements entered into by (1) AB’s directors and executive officers and (2) the Section 13D Group each provides that the person may not sell, transfer, encumber or grant a proxy in respect of AB common shares prior to the termination of the voting agreement, subject to certain exceptions. The voting agreement entered into by the Davis Group allows for disposition of AB common shares owned by the Davis Group as of the date of such voting agreement, provided the person disposing of such shares must not be in possession of any material non-public information with respect to AB common shares at the time of such disposition. The voting agreement entered into by the Section 13D Group provides for AB to reimburse the Section 13D Group for certain legal, advisory and other related fees and expenses in an aggregate amount not to exceed $550,000. As of the record date, to AB’s knowledge, the persons who have entered into voting agreements are entitled to vote a total of 7,724,949 AB common shares, representing approximately 41% of all outstanding AB common shares. The voting agreements also provide that the AB shares covered by such agreement will be voted in favor of any proposal to adjourn the special meeting if there are not sufficient votes to approve the merger agreement. Any such vote to adjourn, if necessary, would occur at the special meeting.

Dissenters’ Rights

Under the Utah Revised Business Corporation Act, as amended, AB shareholders are not entitled to exercise appraisal rights in connection with the merger.

Conditions to the Merger

Completion of the merger is subject to various conditions. No assurance can be provided as to whether these conditions will be satisfied or waived by the appropriate party. Accordingly, there can be no assurance that the merger will be completed.

Certain customary conditions must be satisfied, or specified events must occur, before the parties will be obligated to complete the merger. Each party’s obligations under the merger agreement are conditioned on satisfaction by the other party of conditions applicable to them.

Additionally, either Glacier or AB may terminate the merger if certain conditions applicable to the other party are not satisfied or waived. Those conditions are discussed below under “–Termination of the Merger Agreement.”

Either Glacier or AB may waive any conditions applicable to its obligations, except those that are required by law (such as receipt of regulatory approvals and AB shareholder approval). Either Glacier or AB may also grant extended time to the other party to complete an obligation or condition.

Covenants

The merger agreement contains numerous agreements between the parties regarding the handling of various matters before the merger. These agreements include:

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for AB, a general obligation to conduct business in the ordinary course, consistent with past practice in compliance with applicable laws and to generally maintain and preserve intact its, properties, business, management and compensation structure;

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actions that AB must refrain from taking, and certain actions that the AB must take, during the period between the date of the merger agreement and the closing with regard to a number of matters outside the ordinary course of business;

•	agreements by both parties to cooperate in the preparation and submission of proxy materials, regulatory applications and for Glacier to make certain filings and notices;

•

agreement by AB to convene a shareholders’ meeting and submit the merger agreement for consideration at such meeting and, subject to certain limitations (described below under “No-Shop”/Board Recommendation Provisions), solicit approval of the merger agreement from its shareholders and recommend that shareholders approve the merger agreement;

•

agreements by the parties that they will provide notice to each other of certain events, including notice by either party of the occurrence of any event that could be expected to have a material adverse effect; and

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agreements by the parties to use commercially reasonably efforts to permit the consummation of the merger to occur as soon as reasonably practicable, subject to other terms and conditions of the merger agreement.

“No-Shop”/Board Recommendation Provisions

The merger agreement provides that, as of the signing of the merger agreement, AB and the Bank must cease any existing activities, discussions or negotiations with any parties with respect to a third-party acquisition proposal and, except as otherwise permitted under the merger agreement, AB and the Bank may not, and must direct and use their best efforts to cause their directors, officers, employees, agents and representatives not to:

•	initiate, solicit or encourage or take any other action to facilitate inquiries or proposals regarding, or the making of any proposal or offer with respect to, a third-party acquisition;

•	engage in any negotiations or discussions with any person concerning a third-party acquisition;

•	provide any confidential information to any person in connection with any third-party acquisition; or

•	otherwise facilitate any effort or attempt to make or implement a third-party acquisition.

Notwithstanding the immediately preceding provision, before AB’s shareholders approve the merger, if AB receives a written unsolicited acquisition proposal and the AB Board determines in good faith and after consultation with independent legal counsel that (a) the proposal constitutes or is reasonably expected to result in a superior proposal and (b) the board’s fiduciary duties require AB to engage in negotiations with, provide confidential information to, or have any discussions with, a person in connection with such proposal, then AB may do so to the extent the board determines that failure to take such actions would result in a breach of the directors’ fiduciary duties under applicable law. In such event, prior to providing any confidential information, AB must enter into a confidentiality agreement with the person on terms at least as favorable to AB as its confidentiality agreement with Glacier. AB must notify Glacier of any unsolicited acquisition proposal it receives.

The merger agreement provides that the AB Board will recommend approval of the merger agreement to AB’s shareholders, and will not withdraw, modify or qualify its recommendation unless AB receives a superior proposal and the AB Board determines, in good faith and after consultation with its legal counsel, it determines that it would be inconsistent with its fiduciary duties not to withdraw, modify or qualify its recommendation.

Representations and Warranties

AB and Glacier have made certain customary representations and warranties to each other in the merger agreement relating to their businesses. The representations and warranties contained in the merger agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the parties, including being qualified by knowledge, materiality or disclosures between the parties. These representations and warranties may have been made to allocate risk between the parties to the merger agreement instead of establishing these matters as facts, and are likely to be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.

Amendment of the Merger Agreement

The merger agreement may be amended upon authorization of the boards of directors of the parties, whether before or after the special meeting of the shareholders of AB. To the extent permitted under applicable law, the parties may make any amendment or supplement without further approval of AB shareholders. However, after AB shareholder approval, any amendment that would change the form or reduce the amount of consideration that AB shareholders will receive in the merger would require further approval from AB shareholders.

Termination of the Merger Agreement

The merger agreement contains several provisions entitling either Glacier or AB to terminate the merger agreement under certain circumstances. The following briefly describes these provisions:

Lapse of Time. If the merger has not been consummated on or before February 28, 2022, then at any time after that date, either Glacier or AB may terminate the merger agreement and the merger if the terminating party delivers to the other party written notice that its board of directors has voted in favor of termination. However, if as of February 28, 2022, all required regulatory approvals have not been obtained, then the deadline for consummation of the merger will be extended to on or before April 30, 2022, if either Glacier or AB notifies the other party in writing on or prior to February 28, 2022, of its election to extend such date.

Glacier Average Closing Price Greater than $74.15. By specific action of its board of directors, Glacier may terminate the merger agreement if the Glacier average closing price (as defined in the merger agreement) is greater than $74.15. If Glacier provides written notice of its intent to terminate the merger agreement because the Glacier average closing price is greater than $74.15, AB may elect, within three business days of its receipt of such notice, to accept a decrease in the total number of Glacier shares, calculated in the manner described above under “—Merger Consideration.”

If AB makes the election to accept such decrease in the number of Glacier shares to be issued, no termination of the merger agreement will occur, and the merger agreement will remain in effect in accordance with its terms, except that the total number of Glacier shares to be issued in the merger would decrease. As a result, the amount of Glacier common stock exchanged for each AB common share would decrease. In prior merger transactions with similar adjustment rights, Glacier has exercised its right to terminate the merger agreement, and the seller in such prior merger transactions elected to accept a decrease in the number of Glacier shares issued in the merger.

Glacier Average Closing Price Less than Specified Amounts. AB may provide written notice to Glacier of its intent to terminate the merger agreement because the Glacier average closing price is less than $49.43. If AB has provided notice of its intent to terminate the merger agreement because the Glacier average closing price is less than $49.43, Glacier may elect, within three business days of its receipt of such notice, to increase the number of Glacier shares to be issued in the merger, calculated in the manner described above under “—Merger Consideration.”

If Glacier elects to increase the total number of shares issuable in the merger, no termination of the merger agreement will occur, and the merger agreement will remain in effect in accordance with its terms, except as the consideration has been adjusted.

Mutual Consent. The parties may terminate the merger agreement at any time before closing, whether before or after approval by AB shareholders, by mutual consent if the board of directors of each party agrees to terminate by a majority vote of all of its members.

No Regulatory Approvals. Either party may terminate the merger agreement if the regulatory approvals required to be obtained are denied, or if any such approval is subject to a condition or requirement not normally imposed in such transactions that would deprive Glacier of the economic or business benefits of the merger in a manner that is material relative to the aggregate economic business benefits of the merger to Glacier, subject to certain rights granted in the merger agreement to appeal any denial of such regulatory approval.

Breach of Representation or Covenant. Either party may terminate the merger agreement (so long as the terminating party is not then in material breach of any of its representations, warranties, covenants or agreements in the merger agreement in a manner that would entitle the other party not to consummate the merger) if there has been a breach of any of the covenants or obligations set forth in the merger agreement by the other party, which is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the closing of the merger, subject to certain conditions.

Failure to Recommend or Obtain Shareholder Approval. Glacier may terminate the merger agreement if the AB Board (i) fails to recommend to its shareholders approval of the merger, or (ii) modifies, withdraws or changes in a manner adverse to Glacier its recommendation to shareholders to approve the merger. Additionally, regardless of whether or not the AB Board recommends approval of the merger to its shareholders, Glacier or AB may terminate the merger agreement if AB shareholders do not to approve the merger.

Superior Proposal – Termination by AB. AB may terminate the merger agreement if the AB Board determines in good faith that AB has received a “Superior Proposal” (as defined in the merger agreement). This right is subject to the requirement that AB may terminate the merger agreement only if AB (i) has not breached its covenants regarding the initiation or solicitation of acquisition proposals from third parties and submission of the merger agreement to AB shareholders; (ii) promptly following the delivery of such notice of termination to Glacier, AB enters into a definitive acquisition agreement relating to such Superior Proposal, (iii) AB has provided Glacier with at least ten days’ prior written notice (the “Notice Period”) that the AB Board is prepared to accept a Superior Proposal and has given Glacier, if it so elects, an opportunity to amend the terms of the merger agreement during the Notice Period (and negotiated with Glacier in good faith with respect to such terms during the Notice Period) in such a manner as would enable the AB Board to proceed with the merger without violating their fiduciary duties and (iv) simultaneously upon entering into such definitive acquisition agreement relating to the Superior Proposal, it delivers to Glacier the break-up fee described below.

Superior Proposal – Termination by Glacier. Glacier may terminate the merger agreement if an “Acquisition Event” (as defined in the merger agreement) has occurred.

Break-Up Fee

If the merger agreement is terminated because (i) the AB Board fails to recommend shareholder approval of the merger agreement or modifies, or withdraws or changes its recommendation in a manner adverse to Glacier;

or (ii) AB terminates the merger agreement after receiving a Superior Proposal and Glacier declines the opportunity to amend the terms of the merger agreement to enable the AB Board to proceed with the merger; or (iii) Glacier terminates the merger agreement if an Acquisition Event has occurred, then AB will immediately pay Glacier a break-up fee of $35,000,000.

In addition, if the merger agreement is terminated (i) by Glacier for AB’s breach of specified covenants set forth in the merger agreement or (ii) by Glacier due to the merger agreement not being approved by the AB shareholders, and within 18 months after any such termination, AB or the Bank enters into an agreement for, or publicly announces its intention to engage in, an Acquisition Event, or an Acquisition Event occurs, then AB will promptly following such entry, announcement, or occurrence pay Glacier the break-up fee of $35,000,000.

Allocation of Costs Upon Termination

If the merger agreement is terminated (except under circumstances that would require the payment of a break-up fee) Glacier and AB will each pay their own out-of-pocket expenses incurred in connection with the transaction.

Conduct Pending the Merger

The merger agreement provides that, until the merger is effective, the parties will conduct their respective business only in the ordinary and usual course. In that regard, the merger agreement provides that, unless the other party otherwise consents in writing, and except as required by applicable regulatory authorities, the parties will refrain from engaging in specified significant activities.

Bank Management and Operations After the Merger

Immediately following the merger of AB with and into Glacier, the Bank will be merged with and into Glacier Bank. Substantially all former branches of the Bank will operate as a newly-established division of Glacier and Glacier Bank to be known as “Altabank, division of Glacier Bank” (the “Division”) and others will be incorporated with an existing division of Glacier Bank.

Employees and Employee Benefit Plans

The merger agreement provides that Glacier’s and Glacier Bank’s current personnel policies will apply to any employees of AB or the Bank who remain employed following the closing of the merger. Such employees will be eligible to participate in all of the benefit plans of Glacier and/or Glacier Bank that are generally available to similarly situated employees of Glacier and/or Glacier Bank. From the date of the closing of the merger until the first anniversary thereof, Glacier shall use commercially reasonable efforts to provide each employee of AB or the Bank who remain employed following the closing of the merger with the following: (a) monetary base and incentive compensation opportunities that are substantially similar in the aggregate over the long term to those provided by AB or its affiliates to such employee immediately prior to the closing of the merger and (b) benefits that in the aggregate are no less favorable than those provided to such employee as of immediately prior to the closing of the merger, taken as a whole.

Current employees’ prior service with AB and/or the Bank, as applicable, will constitute prior service with Glacier or Glacier Bank for all purposes with respect to employee benefit plans. Any current employee of AB or the Bank who is not entitled to severance, change in control, or other payments at or in connection with the closing of the merger and is not offered a position by Glacier or retained by Glacier Bank for at least one year following the closing of the merger will receive severance payments in accordance with Glacier Bank’s severance policy in effect at the closing of the merger based on such employee’s years of prior service with AB and the Bank, as applicable, at the expense of Glacier.

Certain benefit and compensation plans, including the ESOP, are being terminated in connection with the merger. Prior to the closing of the merger,

AB shall adopt an amendment to the ESOP that provides that, upon the closing of the merger: (a) the ESOP shall be terminated, (b) no new participants shall be admitted to the ESOP after the closing of the merger, (c) the accounts of participants in the ESOP shall fully vest and be 100 percent non-forfeitable, and (d) the ESOP shall permit the entire balance of a participant’s account to be distributable following receipt of a determination by the Internal Revenue Service that termination of the ESOP does not adversely affect the ESOP’s tax-qualified status.

Interests of AB Directors and Executive Officers in the Merger

Certain members of the AB Board and executive management may be deemed to have interests in the merger, in addition to their interests as shareholders of AB generally. In considering the recommendation of the AB Board that AB shareholders should vote “FOR” the proposal to approve the merger agreement and “FOR” the merger-related named executive officer compensation proposal on a non-binding advisory basis, AB shareholders should be aware of these interests. The AB Board was aware of these interests and considered them, among other things, in approving the merger agreement and in recommending the applicable merger-related proposals.

Change in Control Payments Under Existing Agreements with AB

AB and the Bank previously entered into employment agreements or change in control agreements with certain executive officers of AB and the Bank that provide for benefits and compensation payable in the event of a termination of employment following a change in control of AB or the Bank, including: (1) an employment agreement with Len E. Williams, President and Chief Executive Officer of AB and the Bank, dated November 19, 2020 (the “Williams Agreement”); (2) an employment agreement with Mark K. Olson, Chief Financial Officer and Executive Vice President of AB and the Bank, dated November 19, 2020 (the “Olson Agreement”); and (3) a change in control agreement with Judd J. Austin dated January 1, 2020 – Mr. Austin became AB’s and the Bank’s Executive Vice President and Chief Banking Officer effective January 1, 2020 (the “Austin Agreement”).

The Williams Agreement. The Williams Agreement contains change in control provisions under which, and subject to certain time periods and conditions precedent, Mr. Williams would be entitled to receive a lump-sum severance payment in the amount equal to 36 months of his then-base salary and minimum 20% annual “Bonus,” and all unvested equity awards would immediately vest, if his employment is terminated (other than for “Cause” or due to death or “Disability”), or if he terminated for “Good Reason,” (as such terms are defined in the Williams Agreement) within 24 months after a change in control. In general, a change in control under the Williams Agreement occurs when: (1) any person or group owns 30% or more of the outstanding voting securities of AB or, in the case of the group consisting of the Reporting Persons on Schedule 13D filed on June 12, 2020 (as amended on July 22, 2020), individually or in the aggregate, ownership of outstanding voting securities of AB reaches 35%; (2) the “Incumbent Board” (as such term is defined in the Williams Agreement) ceases for any reason to constitute at least a majority of the AB Board; (3) consummation of a reorganization, merger or consolidation or similar transaction involving AB or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of AB, or the acquisition of assets or securities of another entity by AB or any of its subsidiaries under certain terms and conditions; or (4) the consummation of a liquidation or dissolution of AB or the Bank. The merger as currently proposed would constitute a change in control under the Williams Agreement.

The Olson Agreement. The Olson Agreement contains change in control provisions under which, and subject to certain time periods and conditions precedent, Mr. Olson would be entitled to receive a lump-sum severance payment in the amount equal to 30 months of his then-base salary and minimum 20% annual “Bonus”, and all unvested equity awards would immediately vest, if his employment is terminated (other than for “Cause” or due to death or “Disability”), or if he terminated for “Good Reason,” (as such terms are defined in the Olson Agreement) within 24 months after a change in control. In general, a change in control under the Olson Agreement occurs when: (1) any person or group owns 30% or more of the outstanding voting securities of AB or, in the case of the group consisting of the Reporting Persons on Schedule 13D filed on June 12, 2020 (as amended on July 22, 2020), individually or in the aggregate, ownership of outstanding voting securities of AB reaches 35%; (2) the “Incumbent Board” (as such term is defined in the Olson Agreement) ceases for any reason to constitute at least a majority of the AB Board; (3) consummation of a reorganization, merger or consolidation or similar transaction involving AB or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of AB, or the acquisition of assets or securities of another entity by AB or any of its subsidiaries under certain terms and conditions; or (4) the consummation of a liquidation or dissolution of AB or the Bank. The merger as currently proposed would constitute a change in control under the Olson Agreement.

The Austin Agreement. Under the change in control provisions in the Austin Agreement, if Mr. Austin’s employment is terminated by AB or the Bank without cause or by Mr. Austin for “Good Reason” (as such term is defined in the Austin Agreement) within 12 months after a change in control, he would be entitled to receive (subject to his execution of a release) a lump-sum severance payment in the amount equal to 12 months of his then-base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest. In general, a change in control under the Austin Agreement occurs upon: (1) the consummation of a merger or consolidation of AB or the Bank with any other corporation; (2) the consummation of the sale or disposition by AB or the Bank of all or substantially all of AB’s or the Bank’s assets; or (3) the consummation of a liquidation of AB or the Bank. The merger as currently proposed would constitute a change in control under the Austin Agreement.

The Williams Agreement, the Olson Agreement, and the Austin Agreement are being superseded in their entirety by the Closing Payment Agreements described below and no amounts are expected to be paid in respect of the Williams Agreement, the Olson Agreement, or the Austin Agreement.

Closing Payment Agreements

AB and the Bank have entered into closing payment agreements with each of Messrs. Williams, Olson, and Austin which are conditioned upon the closing of the merger (the “Closing Payment Agreements”). The Closing Payment Agreements provide that if each of Messrs. Williams, Olson, and Austin remains employed with AB and the Bank, as applicable, through the closing date of the merger, each will receive the following lump-sum cash payment, less applicable tax withholdings, as follows: (1) Mr. Williams, $1,749,600; (2) Mr. Olson, $945,000; and (3) Mr. Austin, $288,000. The Closing Payment Agreements provide, however, that, in the case of each of Messrs. Williams, Olson, and Austin, if such amount, together with any other payments or rights that the executive officer may be entitled to receive, would constitute an “excess parachute payment” under applicable provisions of the Internal Revenue Code, the payment pursuant to the Closing Payment Agreements will be reduced to the extent necessary to ensure that no portion of such payment will be subject to the excise tax imposed on excess parachute payments; provided that, in the case of Messrs. Williams and Olson, in the event the executive officer would be in a better after-tax position after receiving all payments without reduction and paying the applicable excise taxes thereon, such payments will not be so reduced. Amounts received pursuant to the Closing Payment Agreements are in lieu of any amounts to which Messrs. Williams, Olson, and Austin were entitled under the Williams Agreement, the Olson Agreement, and the Austin Agreement, respectively.

Transitional Employment Agreements with Glacier Bank

Glacier Bank has entered into transitional employment agreements with Messrs. Williams and Olson and Christine Linford, Senior Vice President and Chief People Officer of the Bank (the “Transitional Employment Agreements”). The Transitional Employment Agreements are effective on (and conditioned upon) the closing of the merger. Each Transitional Employment Agreement provides for the executive to serve as an employee of Glacier Bank following the closing of the merger and for six months thereafter (the final day of such six-month period, the “Retention Date”). During such six-month period, the executive will be paid for continuing services based on his or her annualized base salary with the Bank as of the closing date of the merger.

Under each Transitional Employment Agreement, effective on the Retention Date, unless the parties otherwise agree, the executive’s position will be eliminated, and provided that the executive has remained continuously employed through such Retention Date, the executive will be entitled to receive a lump-sum cash payment, less applicable taxes and withholdings, as follows: (1) Mr. Williams, $250,000; (2) Mr. Olson, $175,000; and (3) Ms. Linford, $100,000 plus 20 weeks of severance, which amounts to $75,000, which amount is to be paid in accordance with Glacier Bank’s and/or Glacier’s severance plan.

For each of Messrs. Williams and Olson and Ms. Linford, if Glacier Bank terminates the executive’s employment during the “Term” without “Cause” or the executive terminates his or her employment during the Term for “Good Reason” (as such terms are defined in the applicable Transitional Employment Agreement), the executive’s right to receive the payments described above will remain in effect.

Employment Agreements with Glacier Bank

Glacier Bank has entered into an employment agreement with each of Judd P. Kirkham, Executive Vice President and Chief Credit Officer of the Bank (the “Kirkham Employment Agreement”), Judd J. Austin, Executive Vice President and Chief Banking Officer of the Bank (the “Austin Employment Agreement”), and Ryan H. Jones, Executive Vice President and Chief Lending Officer of the Bank (the “Jones Employment Agreement,” and together with the Kirkham Employment Agreement and the Austin Employment Agreement, the “Glacier Employment Agreements”), regarding employment by Glacier Bank following the merger.

Each of the Glacier Employment Agreements is effective on (and conditioned upon) the closing of the merger and continues for two years after the closing date (the “Term”).

Pursuant to the Kirkham Employment Agreement, Mr. Kirkham will serve as Executive Vice President and Chief Credit Officer of the Division and will receive an annualized base salary of $245,000, subject to possible increases in the sole discretion of the Division’s management team. Pursuant to the Austin Employment Agreement, Mr. Austin will serve as Executive Vice President and Chief Banking Officer of the Division and will receive an annualized base salary of $240,000, subject to possible increases in the sole discretion of the Division’s management team. Pursuant to the Jones Employment Agreement, Mr. Jones will serve as Executive Vice President and Chief Lending Officer of the Division and will receive an annualized base salary of $220,000, subject to possible increases in the sole discretion of the Division’s management team.

Pursuant to the Glacier Employment Agreements, each of Mr. Kirkham, Mr. Austin and Mr. Jones will also be eligible for a retention bonus in the aggregate amount of $80,000, $70,000, and $70,000, respectively, paid at the end of the Term, provided that he remains employed by Glacier Bank through the end of such period. In the event that the employment of Mr. Kirkham, Mr. Austin or Mr. Jones, as applicable, is terminated by Glacier Bank without “Cause,” or if he terminates his employment with “Good Reason” (as such terms are defined in the applicable Glacier Employment Agreement), his entitlement to any unpaid retention bonus will remain in effect.

In addition, the Glacier Employment Agreements provide that within 30 days of the closing of the merger, Glacier will grant to Mr. Kirkham, Mr. Austin, and Mr. Jones, as applicable, a restricted stock unit award under Glacier’s 2015 Stock Incentive Plan with a grant date fair value of $150,000 (the “RSU Award”). If the employment of Mr. Kirkham, Mr. Austin or Mr. Jones, as applicable, terminates for any reason prior to the closing of the merger, the RSU Award will not be granted. Each RSU Award will vest in thirds, with the first one-third vesting one year after the closing date, the second one-third vesting two years after the closing date, and the third one-third vesting three years after the closing date. If the employment of Mr. Kirkham, Mr. Austin, or Mr. Jones, as applicable, is terminated for any reason, except as a result of death or disability, the right to receive any unvested portion of the RSU Award will be forfeited. In the event Mr. Kirkham, Mr. Austin or Mr. Jones, as applicable, becomes disabled or dies, unvested units of the RSU Award will vest immediately.

Mr. Kirkham, Mr. Austin, and Mr. Jones will be eligible to participate in Glacier Bank’s and/or Glacier’s applicable incentive or employee stock option plan, deferred compensation plan, 401(k) plan, and supplemental executive retirement plan. They will be also be entitled to participate in any group life insurance, disability, medical, dental, vision, health and accident insurance plans, profit sharing and pension plans, and in other employee fringe programs that Glacier or Glacier Bank may have in effect from time to time for its similarly situated employees.

If the employment of Mr. Kirkham, Mr. Austin, or Mr. Jones, as applicable, is terminated for Cause or he terminates his employment without Good Reason, Glacier Bank will pay him the annualized base salary earned and expenses reimbursable through the date of termination. If Mr. Kirkham, Mr. Austin, or Mr. Jones’s employment, as applicable, is terminated without Cause or he terminates his employment for Good Reason, contingent upon his execution of a release of claims, Glacier Bank will pay him an amount equal to the amount of annualized base salary remaining to be paid during the unexpired Term in equal monthly installments over a period of one year after termination of his employment, plus any unpaid retention bonus as described above.

The Glacier Employment Agreements provide that during Mr. Kirkham, Mr. Austin, and Mr. Jones’ employment, as applicable, and for one year after termination of employment, he will not compete with Glacier or Glacier Bank in the financial services industry within counties in which the Division has an office (or in any county with an office assigned to the Division during the Term).

The Glacier Employment Agreements further provide that during his employment and for a period of one year after termination of employment, each of Mr. Kirkham, Mr. Austin, and Mr. Jones will not solicit, recruit, or entice, or attempt to solicit, recruit or entice, any employee of Glacier or Glacier Bank to terminate his or her employment with Glacier or Glacier Bank, or any other person or entity to terminate, cancel, rescind, or revoke its business or contractual relationships with Glacier or Glacier Bank. Additionally, during his employment and for a period of one year after termination of employment, each of Mr. Kirkham, Mr. Austin, and Mr. Jones will not solicit, divert, or take away, or attempt to solicit, divert, or take away from Glacier or Glacier Bank any person or entity who within 24 months prior to the termination of his employment was a customer of Glacier or Glacier Bank (or AB or the Bank) and to whom he, directly or indirectly, provided services, contracted with, or solicited business on behalf of Glacier or Glacier Bank (or AB or the Bank).

Employee Stock Ownership Plan Accelerated Vesting

Executive officers of AB and the Bank are participants in the ESOP. The ESOP is being terminated in conjunction with the closing of the merger, and, as such, the accounts of participants in the ESOP shall fully vest and be 100 percent non-forfeitable, and the ESOP shall permit the entire balance of a participant’s account to be distributable following receipt of a determination by the Internal Revenue Service that termination of the ESOP does not adversely affect the ESOP’s tax-qualified status. The table below sets forth, as of June 30, 2021, the aggregate number of AB shares held by each of AB’s and the Bank’s executive officers in the ESOP, plus an approximation of the value that each of them may become entitled to receive in connection with the accelerated vesting of shares that are not otherwise vested due to the transaction closing, assuming continued employment or service through the completion of the merger, that the completion of the merger occurs on October 31, 2021, and that the per share cash equivalent at the effective time of the merger is $46.042 (which represents the average closing price of an AB common share over the first five business days following the first public announcement of the merger on May 18, 2021). AB intends to contribute amounts to the ESOP for the 2021 partial plan year through the October 31, 2021 anticipated closing date of the merger transaction. AB’s and the Bank’s executive officers will receive allocation of their respective portions of such additional amounts contributed in accordance with the terms of the ESOP, which amounts are not currently know and cannot be accurately estimated, but will generally consistent of their allocable portion of AB’s pro-rated contribution for the 2021 plan year (i.e. $833,333 as of the anticipated closing date of the merger transaction on October 31, 2021). Because such amounts are not currently known, they are not included in the table below.

Executive Officers:

Name	ESOP Share Holdings (#)	Approx. Value ($)
Len E. Williams	952	$43,832
Mark K. Olson	958	$44,108
Judd P. Kirkham	840	$38,675
Judd J. Austin	823	$37,892
Ryan H. Jones	880	$40,517
Christine M. Linford	533	$24,540

Target Annual Cash Incentive

Executive officers of AB and the Bank will be eligible to receive their respective target annual cash incentive amounts for 2021, pro-rated to the anticipated closing date of October 31, 2021 for the merger transaction. The below table sets forth the target percentage for cash incentives for each executive officer and the accompanying pro-rated amount. Target annual equity incentives for 2021 for executive officers of AB and the Bank will not be issued.

Executive Officers:

Name	Target Cash Incentive (%)	Approx. Value ($)
Len E. Williams	50%	$202,500
Mark K. Olson	45%	$118,125
Judd P. Kirkham	30%	$61,250
Judd J. Austin	35%	$70,000
Ryan H. Jones	30%	$55,000
Christine M. Linford	25%	$40,625

Accelerated Vesting of Restricted Stock Units

The directors and certain executive officers of AB have previously received restricted stock units that vest over time. Immediately prior to the effective time of the merger, all outstanding restricted stock units (including those held by directors and executive officers) will vest and be settled for AB common shares, which shares will then be converted into the right to receive the same merger consideration as other AB shareholders. The following table sets forth, as of June 30, 2021, the aggregate number of AB restricted stock units held by each of AB’s executive officers and directors, plus an approximation of the value that each of them may become entitled to receive in connection with the accelerated vesting of their restricted stock units, assuming continued employment or service through the completion of the merger, that the completion of the merger occurs on October 31, 2021, and that the per share cash equivalent at the effective time of the merger is $46.042 (which represents the average closing price of an AB common share over the first five business days following the first public announcement of the merger on May 18, 2021):

Directors:

Name	Number of Restricted Stock Units Subject to Acceleration (#)	Value ($)
Richard T. Beard, Chair	967	44,523
David G. Anderson	967	44,523
R. Brent Anderson	967	44,523
Deborah S. Bayle	967	44,523
Matthew S. Browning	967	44,523
Natalie Gochnour	967	44,523
Douglas H. Swenson	967	44,523

Executive Officers:

Name	Number of Restricted Stock Units Subject to Acceleration (#)	Value ($)
Len E. Williams	18,952	872,588
Mark K. Olson	9,299	428,145
Judd P. Kirkham	4,873	224,363
Judd J. Austin	4,077	187,714
Ryan H. Jones	4,355	200,513
Christine M. Linford	3,629	167,087

Stock Ownership

As described below under “Information Concerning Altabancorp —Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of AB” and “The Merger Agreement—Merger Consideration”, as of the record date, AB directors, executive officers and their related entities beneficially owned 905,640 AB common shares, which does not include 51,954 shares subject to restricted stock units awards that will vest at the closing of the merger as described above. AB directors and executive officers will receive the same consideration in the merger for their shares as will other AB shareholders.

Division Advisory Board

Promptly after the closing of the merger, Glacier Bank expects to establish an advisory board for the Division. The advisory board will be formed (including in terms of the potential appointment of current members of the board of directors of the Bank) and operate in a manner consistent with boards of Glacier Bank’s other divisions, and will advise and support Glacier Bank regarding the Division and its market area, deposit retention, lending activities and customer relationships.

Indemnification of Directors and Officers; Insurance

The merger agreement provides that Glacier will, for a period of six years following the closing of the merger, indemnify the present and former directors and officers of AB and the Bank against liabilities or costs that may arise in the future, incurred in connection with claims or actions arising out of or pertaining to matters that existed or occurred prior to the effective date of the merger. The scope of this indemnification is to the fullest extent that such persons would have been entitled to indemnification under applicable law, AB’s articles or the Bank’s articles or AB’s bylaws or the Bank’s bylaws, as applicable.

The merger agreement also provides that Glacier will purchase, with AB’s cooperation, a six-year “tail” policy for AB’s current directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the effective date of the merger, provided that the premiums for such policy shall not exceed 250 percent of the current annualized premiums.

Voting Agreement

On May 18, 2021, the Reporting Persons under that certain Schedule 13D filed with the SEC on or about June 10, 2020 (as amended and supplemented) entered into a Voting Agreement and Irrevocable Proxy (the “Voting Agreement”) pursuant to which such persons agree to vote all of their AB common shares in favor of the merger transaction between AB and Glacier. The Voting Agreement provides in relevant part that AB is to reimburse the Reporting Persons for their reasonable and documented legal, advisory, and related fees and expenses incurred in connection with their entry into the shareholder agreement referenced in the Schedule 13D in an aggregate amount not to exceed $550,000.

Interests of Directors Combined

In conjunction with the merger agreement, members of the AB Board executed voting agreements to vote their respective share holdings in support of the merger and also executed non-competition, non-solicitation, and confidentiality agreements that, with limited exceptions applicable to certain directors’ existing occupational activities, provide the director may not participate in a competing business or solicit Glacier Bank customers for the later to occur of two years after the closing of the merger or one year following the termination of service by such director as a member of the advisory board. As of the closing date of the merger, members of the AB Board and the board of directors of the Bank will resign from those boards and become members of the advisory board for the Division.

Merger-Related Compensation for AB’s Named Executive Officers

The information set forth in the following table is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each of AB’s named executive officers that is based on, or otherwise relates to, the merger, which we refer to in this section as merger-related compensation. The merger-related compensation payable to these individuals is the subject of the non-binding advisory vote of AB’s shareholders, as described above in the section entitled “The AB Proposals—Proposal 2: Advisory Proposal to Approve Merger-Related Named Executive Officer Compensation.”

The following table sets forth the amount of payments and benefits that each of AB’s named executive officers would receive in connection with the merger on a pre-tax basis, assuming:

•	the anticipated effective date of the merger is October 31, 2021, which is the assumed date of the closing solely for purposes of the disclosure in this section;

•

a per share price as of the effective time of the merger of $46.042, which represents the average closing price of an AB common share over the first five business days following the first public announcement of the merger on May 18, 2021;

•	the change-in-control agreements for Messrs. William, Olson, and Austin are terminated effective as of immediately prior to the effective time of the merger, as described above;

•

each of AB’s named executive officers is terminated without cause immediately following the closing of the merger, provided that it is assumed for purposes of the RSU Awards granted pursuant to the Glacier Employment Agreements that such named executive officers continued employment through the entire vesting period and that such RSU Awards fully vested; and

•	base salary rates and equity award holdings remain unchanged from those in effect as of June 30, 2021, excluding any dividends or dividend equivalents.

This table does not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control. In addition, consistent with SEC guidance, the amounts below do not reflect amounts payable pursuant to the employment agreements between the named executive officers and Glacier Bank (other than initial retention bonuses and initial RSU grants) that become effective upon the closing of the merger. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result of the foregoing assumptions, the actual amounts to be received by a named executive officer may differ materially from the amounts shown below. All dollar amounts have been rounded to the nearest whole dollar.

Golden Parachute Compensation Table
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Other($)(3)	Total ($)
Len E. Williams	202,500	916,420	1,999,600	3,074,688
Mark K. Olson	118,125	472,253	1,120,000	1,666,270
Judd P. Kirkham	61,250	263,038	230,000	515,613
Judd J. Austin	70,000	225,606	508,000	765,714
Ryan H. Jones	55,000	241,030	220,000	475,513

(1)

Cash Incentive for Named Executive Officers. Each of the named executive officers will receive a 2021 annual incentive payout equal to his annual incentive target, pro-rated for the calendar year to October 31, 2021, the assumed closing date of the merger. The amounts in this column are considered “single trigger” amounts.

(2)

Outstanding and Unvested Restricted Stock Units and ESOP Vesting. Immediately prior to the effective time of the merger, each outstanding restricted stock unit award held by a named executive officer of AB will vest and be settled through the issuance of unrestricted AB common shares. Such named executive officers will then receive the same consideration for these shares as other shareholders of AB in connection with the merger. The ESOP is being terminated in conjunction with the closing of the merger, and, as such, the accounts of participants in the ESOP shall fully vest and be 100 percent non-forfeitable, and the ESOP shall permit the entire balance of a participant’s account to be distributed following receipt of a determination by the Internal Revenue Service that termination of the ESOP does not adversely affect the ESOP’s tax-qualified status. The value of the acceleration of the named executive officer’s restricted stock unit awards and accelerated vesting in ESOP shares is calculated by multiplying the number of shares subject to such award and subject to accelerated vesting in the ESOP by $46.042, the average closing price per AB common share over the first five business days following the first public announcement of the merger agreement on May 18, 2021. AB’s and the Bank’s executive officers will receive allocation of their respective portions of such additional amounts contributed in accordance with the terms of the ESOP, which amounts are not currently known and cannot be accurately estimated but will generally consist of their allocable portion of AB’s pro-rated contribution for the 2021 plan year (i.e., $833,333 as of the anticipated closing date of the merger transaction of October 31, 2021). Because such amounts are not currently known, they are not included in the amounts reflected in this table. The amounts in this column are considered “single trigger” amounts.

(3)

Other. Consists of: (a) lump-sum cash payments to which Messrs. Williams, Olson and Austin are entitled pursuant to the Closing Payment Agreements (as described above in the section captioned “Interests of AB Directors and Executive Officers in the Merger—Closing Payment Agreements”), which amounts are in lieu of any amounts to which each of Messrs. Williams, Olson and Austin were previously entitled pursuant to the Williams Agreement, the Olson Agreement and the Austin Agreement, respectively; (b) retention bonuses payable to each of Messrs. Williams and Olson pursuant to his respective Transitional Employment Agreement (as described above in the section captioned “Interests of AB Directors and Executive Officers in the Merger—Transitional Employment Agreements”), assuming a termination without “Cause” (as defined in the applicable Post-Closing Payment Agreement) immediately following the closing of the merger; (c) retention bonuses payable pursuant to Glacier Employment Agreements between Glacier Bank and each of Messrs. Kirkham, Austin and Jones (as described above in the section captioned “Interests of AB Directors and Executive Officers in the Merger—Employment Agreements with Glacier Bank”), assuming a termination without “Cause” (as defined in the applicable Glacier Employment Agreement) immediately following the closing of the merger; and (d) awards of restricted stock units with a grant date fair value of $150,000 granted pursuant to the Glacier Employment Agreements between Glacier Bank and each of Messrs. Kirkham, Austin and Jones (as described above in the section captioned “Interests of AB Directors and Executive Officers in the Merger—Employment Agreements with Glacier Bank”), assuming that each of Messrs. Kirkham, Austin and Jones remain continuously employed through the third anniversary of the closing date of the merger and that such restricted stock units fully vest. The amounts in this column are considered “single trigger” amounts. The value of each component of other compensation is set forth for each named executive officer in the table below.

Named Executive Officer	Change in Control Payment – Closing Payment Agreement ($)	Retention Bonus – Transitional Employment Agreement(s) ($)	Retention Bonus – Glacier Employment Agreement ($)	RSU Award – Glacier Employment Agreement ($)	Total ($)(1)
Len E. Williams	1,749,600	250,000	—	—	1,999,600
Mark K. Olson	945,000	175,000	—	—	1,120,000
Judd P. Kirkham	—	—	80,000	150,000	230,000
Judd J. Austin	288,000	—	70,000	150,000	508,000
Ryan H. Jones	—	—	70,000	150,000	220,000

(1)	Amounts in this column reflect the aggregate dollar value of the sum of all amounts reported in the preceding columns. All such amounts are considered “single trigger” amounts.

Public Trading Markets

Glacier common shares are listed on The Nasdaq Global Select Market under the symbol “GBCI.” AB common shares are listed on The Nasdaq Capital Market under the symbol “ALTA.” Upon completion of the merger, AB common shares will be delisted from The Nasdaq Capital Market and thereafter will be deregistered under the Exchange Act.

Glacier Directors and Executive Officers

Each of the directors and executive officers of Glacier prior to the merger will remain the directors and officers of Glacier following the completion of the merger.

Additional Agreements

Voting Agreements

As described above under “—Voting Agreement,” each of the directors and executive officers of AB and certain significant shareholders have entered into a voting agreement, dated as of May 18, 2021. Pursuant to the voting agreement, each signing person agrees to vote the AB common shares that he is entitled to vote and that he owns or controls in favor of the merger.

AB Director Non-Competition Agreement

Each member of the AB Board has entered into a non-competition agreement with Glacier, Glacier Bank, AB and the Bank, which agreement establishes certain obligations of each director not to compete with Glacier or Glacier Bank following the merger. Except under certain limited circumstances, the non-competition agreement generally prohibits such directors from becoming involved in any depository financial institution, wealth management company, trust company or any holding thereof within specified counties in Utah and Idaho. The agreement also prohibits the solicitation of Glacier’s employees or customers. The term of the non-competition agreement commences upon the effective date of the merger and continues until the later to occur of (i) two years after the effective date of the merger, or (ii) if applicable, one year after the termination of any service by such director as a post-merger member of an advisory board for the Division. Certain carve-outs have been made for three directors of AB due to special circumstances and their current involvement in certain organizations. Nothing in the non-competition Agreement prevents a director from becoming involved with a financial institution that has no material operations in the covered area, and it further provides that a director may request in advance and in writing that Glacier waive the restrictions set forth in the non-competition agreement with respect to a particular proposed activity with a competing business.

Regulatory Requirements

Closing of the merger is subject to approval or waiver by the appropriate banking regulatory authorities, including the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Commissioner of the Montana Division of Banking and Financial Institutions, and the Utah Department of Financial Institutions. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies to challenge the merger on antitrust grounds. Glacier and AB have filed or will file all required applications and waiver requests to obtain the regulatory approvals and waivers or non-objections necessary to consummate the merger. Glacier and AB cannot predict whether the required regulatory approvals and waivers or non-objections will be obtained, when they will be received or whether they will be subject to any conditions.

Material U.S. Federal Income Tax Consequences of the Merger to AB Shareholders

This section generally describes the anticipated material U.S. federal income tax consequences of the merger of AB with and into Glacier, to U.S. holders (as defined below) of AB common shares who exchange AB common shares for shares of Glacier common stock pursuant to the merger. The summary is based on the Internal Revenue Code, applicable Treasury Regulations, judicial decisions and administrative rulings and decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. The summary does not address any tax consequences of the merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of AB common shares who for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the control of all of its substantial decisions by one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds AB common shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partnership holding AB common shares, or a partner therein, you should consult your tax advisor about the consequences of the merger to you.

This discussion addresses only those AB shareholders that hold their AB common shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment), and does not address all the U.S. federal income tax consequences that may be relevant to particular AB shareholders in light of their individual circumstances or to AB shareholders that are subject to special rules, including, without limitation:

•	banks and other financial institutions;

•	S corporations, grantor trusts, pass-through entities or investors in any of the foregoing;

•	insurance companies;

•	tax-exempt entities or organizations;

•	dealers or brokers in securities, commodities, or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons who hold AB common shares as part of a straddle, hedge, constructive sale or conversion or other integrated transaction;

•	certain expatriates or former citizens or residents of the United States;

•	persons that have a functional currency other than the United States dollar;

•	retirement plans, individual retirement accounts, or other tax deferred accounts;

•	regulated investment companies;

•	real estate investment trusts;

•	persons other than U.S. holders; and

•	shareholders who acquired their AB common shares through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or non-U.S. tax consequences of the merger, nor does it address the 3.8% U.S. Medicare contribution surtax.

It is a condition to the respective obligations of Glacier and AB to complete the merger that each party will have obtained from its counsel an opinion to the effect that the merger will for U.S. federal income tax purposes qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. The opinions will assume that the merger will be completed according to the terms of the merger agreement and that the parties will report the transaction in a manner consistent with the opinion. The opinions will rely on the facts as stated in the merger agreement, the Registration Statement on Form S-4 (of which this proxy statement/prospectus is a part) and certain other documents. The opinions will be based on facts and representations contained in representation letters provided by Glacier and AB to be delivered at the time of closing and based on customary factual assumptions. If any fact, assumption or representation upon which either such opinion is based is or becomes inaccurate, the accuracy of such opinion, and the U.S. federal income tax consequences of the merger could be adversely affected. The opinions will be based on statutory, regulatory and judicial authority existing as of the date of the opinion, any if which may be changed at any time with retroactive effect. An opinion of counsel represent such counsel’s best legal judgement, but the opinion is not binding on the Internal Revenue Service or the courts. Neither Glacier nor AB has requested and neither intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences described below or any of the tax consequences described in the opinions. Accordingly, each AB shareholder should consult his or her tax advisor with respect to the particular tax consequences of the merger to such holder.

The following discussion generally assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Tax Consequences of the Merger Generally to Holders of AB Common Shares. If the merger of AB with and into Glacier is a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the tax consequences of the merger to U.S. holders of AB common shares will be as follows (except with respect to any cash received instead of fractional share interests in Glacier common stock, as discussed in the section entitled “Cash Received Instead of a Fractional Share of Glacier Common Stock”):

•

U.S. holders of AB common shares generally will not recognize loss on account of the merger, and will recognize gain on account of the merger only to the extent of the lesser of (i) any amount of cash received or treated as received by the U.S. holder in the merger (but excluding any cash received in lieu of a fractional share) and (ii) the excess, if any, of any amount of cash received or treated as received in the merger (other than cash received in lieu of a fractional share) plus the fair market value of the Glacier common stock received in the merger over the U.S. holder’s basis in the AB common shares surrendered in exchange therefor;

•

An AB shareholder’s aggregate basis in the Glacier common stock received in the merger generally will be equal to such U.S. holder’s aggregate basis in the AB common shares surrendered in exchange therefor, increased by the amount of gain recognized (if any), and decreased by any amount of cash received or treated as received by the U.S. holder in the merger (other than cash received in lieu of a fractional share); and

•	The holding period of Glacier common stock received in an exchange for AB common shares will include the holding period of the AB common shares for which it is exchanged.

If a U.S. holder of AB common shares acquired different blocks of AB common shares at different times or at different prices, any gain or loss will be determined separately with respect to each block of AB common shares and such holder’s basis and holding period in his, her or its shares of Glacier common stock may be determined with reference to each block of AB common shares. Any such holders should consult their tax advisors regarding the manner in which Glacier common stock received in the exchange should be allocated among different blocks of AB common shares and with respect to identifying the bases or holding periods of the particular shares of Glacier common stock received in the merger.

Gain that a U.S. holder of AB common shares recognizes in connection with the merger generally will constitute capital gain, except to the extent recharacterized as dividend income, and will constitute long-term capital gain if such holder has held (or is treated as having held) his, her or its AB common shares for more than one year as of the date of the merger. Long-term capital gain of non-corporate holders of AB common shares is generally taxed at preferential rates. In some cases, including with respect to certain U.S. holders that actually or constructively own Glacier stock other than Glacier stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Internal Revenue Code, in which case such gain would be treated as dividend income. A dividend from Glacier could be treated as a “qualified dividend” and, as such, taxed at the same rates applicable to long-term capital gains so long as the requisite holding period is met. Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of certain constructive ownership rules, holders of AB common shares should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances and the potential treatment of gain with respect to the merger as dividend income.

Cash Received Instead of a Fractional Share of Glacier Common Stock. A holder of AB common shares who receives cash instead of a fractional share of Glacier common stock will generally be treated as having received the fractional share pursuant to the merger and then as having that fractional share of Glacier common stock redeemed for cash. The deemed redemption will generally be treated as a sale or exchange and, as a result, a holder of AB common shares will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the basis in his, her or its fractional share interest as set forth above. Except to the extent of any amounts recharacterized as dividend income as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Payment of Special Distribution. Under the merger agreement, if AB’s capital prior to the closing of the merger is in excess of a specified minimum amount, AB may in its discretion declare and pay a special distribution in the amount of such excess to holders of its common stock as of the record date for the special distribution, without regard to whether such holders continue to hold any AB common shares through the closing of the merger and surrender their AB common shares and receive shares of Glacier common stock in exchange therefor. While the issue is not free from doubt, AB intends to treat that special distribution as a distribution in respect of AB common shares, rather than as cash consideration paid to AB shareholders in connection with the merger. Nonetheless, there is a risk that the Internal Revenue Service could take a contrary position, and that the courts could affirm such a contrary position, and AB cannot assure shareholders that its intended treatment will be upheld.

If, in accordance with AB’s intended treatment, the special distribution is treated as a separate distribution with respect to AB common shares, it will be treated as a dividend to the extent of AB’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, and as described above could be treated as a “qualified dividend.” Any remaining amount of such distribution in excess of AB’s current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. holder’s basis in its AB common shares and thereafter as capital gain. Any such capital gain would constitute long-term capital gain if such U.S. holder has held (or is treated as having held) its AB common shares for more than one year as of the date of the distribution. Long-term capital gain of non-corporate taxpayers, including individuals, is generally taxed at preferential rates. By contrast, if AB’s intended treatment is not upheld and the special distribution is integrated with the merger, the special distribution will be treated as cash received by AB shareholders in the merger and will be subject to the analysis described above in the section entitled “Tax Consequences of the Merger Generally to Holders of AB Common Shares.”

Backup Withholding and Information Reporting. In general, information reporting requirements may apply to cash payments, if any, made to a holder of AB common shares in connection with the merger, unless an exemption applies. Payments of cash made to a holder of AB common shares may, under certain circumstances, be subject to backup withholding at a current rate of 24%, unless the holder provides proof of an applicable exemption satisfactory to Glacier and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from cash payments made to a holder of AB common shares under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the Internal Revenue Service.

The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger to U.S, holders of AB common shares. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of U.S. federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

Accounting Treatment of the Merger

The acquisition of AB will be accounted for using the acquisition method of accounting by Glacier under accounting principles generally accepted in the United States of America. Accordingly, using the acquisition method of accounting, the assets and liabilities of AB will be recorded by Glacier at their respective fair values at the time of the merger. The excess of Glacier’s purchase price over the net fair value of assets acquired including identifiable intangible assets and liabilities assumed will be recorded as goodwill. Goodwill will be periodically assessed for impairment but no less frequently than on an annual basis. Prior period financial statements are not restated and results of operation of AB will be included in Glacier’s consolidated statement of operations after the date of the merger. The identifiable intangible assets with finite lives, other than goodwill, will be amortized against the combined company’s earnings following completion of the merger.

INFORMATION CONCERNING GLACIER

Glacier Bancorp

49 Commons Loop

Kalispell, Montana 59901

Telephone: (406) 756-4200

Glacier is a Montana corporation and a registered bank holding company under the BHC Act. It was incorporated in 2004 as a successor corporation to the Delaware corporation originally incorporated in 1990 and is the bank holding company of Glacier Bank. Glacier Bank is a Montana state-chartered bank, which commenced operations in 1991 and is regulated primarily by the Montana Division of Banking and Financial Institutions and the Federal Deposit Insurance Corporation. Glacier Bank has 193 locations, which consists of 172 branches and 21 loan or administration offices, in 71 counties within 8 states including Montana, Idaho, Utah, Washington, Wyoming, Colorado, Arizona and Nevada.

Glacier Bank offers a wide range of banking products and services, including: retail banking; business banking; real estate, commercial, agriculture and consumer loans; and mortgage origination and loan servicing. Glacier Bank serve individuals, small to medium-sized businesses, community organizations and public entities.

As of March 31, 2021, Glacier had total assets of approximately $19.771 billion, total net loans receivable of approximately $11.113 billion, total deposits of approximately $16.104 billion and approximately $2.295 billion in shareholders’ equity.

Glacier common stock is traded on The Nasdaq Global Select Market under the ticker symbol “GBCI”.

Additional information about Glacier and Glacier Bank may be found in the documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

INFORMATION CONCERNING ALTABANCORP

Altabancorp

1 East Main Street

American Fork, Utah 84003

Telephone: (801) 642-3998

AB is a Utah registered bank holding company organized in 1998 under the name People’s Utah Bancorp. AB operates all business activities through the Bank, its wholly-owned banking subsidiary, which is a Utah state-chartered bank organized in 1913. The Bank is the largest community bank in Utah, and, as of June 30, 2021, services its customers primarily from its 25 branch locations located in Utah (24) and Idaho (1).

As a full-service bank, the Bank provides loans, deposit, and cash management services to businesses and individuals. The Bank’s business clients are involved in a variety of industries, including residential and commercial acquisition development and construction, manufacturing, distribution, and other services. The Bank also provides a broad range of banking services and products to individuals, including residential mortgage lending, personal checking and savings accounts, and online banking.

At March 31, 2021, AB had $3.5 billion of total assets, $3.2 billion of total deposits, and shareholders’ equity of $349.9 million.

AB common shares are traded on The Nasdaq Capital Market under the ticker symbol “ALTA”.

Additional information about AB and the Bank may be found in the documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of AB

The following table sets forth information regarding the beneficial ownership of AB’s common shares as of July 14, 2021 by:

•	each person, or group of affiliated persons, known to AB to beneficially own more than 5% of the outstanding common shares;

•	each of AB’s directors;

•	each of AB’s reporting named executive officers; and

•	all of AB’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, AB deemed outstanding common shares subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of July 14, 2021 (hereinafter referred to as “Additional Shares”). Such Additional Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on shares attributed to that person divided by 18,882,463 common shares outstanding.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals named below is c/o Altabancorp, 1 East Main Street, American Fork, Utah 84003.

	Common Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
David G. Anderson (1)	598,512	3.17%
Richard T. Beard (2)	224,427	1.19%
R. Brent Anderson (3)	26,413	*
Douglas H. Swenson (4)	24,478	*
Matthew Browning (5)	15,729	*
Len E. Williams (6)	46,122	*
Natalie Gochnour (7)	8,665	*
Deborah S. Bayle (8)	6,612	*
Mark K. Olson (9)	19,929	*
Judd P. Kirkham (10)	15,107	*
Judd J. Austin (11)	6,273	*
Ryan H. Jones (12)	8,448	*
All Executive Officers and Directors as a Group (13 persons)	1,006,107	5.33%

Other Shareholders
BlackRock, Inc. (13)	1,086,584	5.75%
Dale O. Gunther (14)	1,279,717	6.78%
Davis Partnership L.P. (15)	990,283	5.24%
FJ Capital Management, LLC (16)	946,420	5.01%

*	Represents beneficial ownership of less than 1%.
(1)

David G. Anderson’s ownership includes: (i) 597,545 common shares held by Davemar Holding, LLC, in which Mr. Anderson is the managing member; 877 of which represents the remaining portion of an initial award of 1,315 RSUs granted on March 1, 2018 for which vesting was accelerated effective January 3, 2020; and (ii) 967 in RSUs granted effective January 1, 2021, with scheduled vesting on December 31, 2021, which vesting will be accelerated on the closing of the merger transaction.

(2)

Richard T. Beard’s ownership includes: (i) 1,832 common shares held directly; (ii) 189,299 common shares held by The Richard T. Beard Trust, for which Mr. Beard serves as trustee; (iii) 967 in RSUs granted effective January 1, 2021, with scheduled vesting on December 31, 2021, which vesting will be accelerated on the closing of the merger transaction; and (iv) 32,329 common shares that may be acquired within 60 days by exercising stock options.

(3)

R. Brent Anderson’s ownership includes: (i) 604 common shares held by the Camille Anderson Trust, for which Mr. Anderson is a trustee; (ii) 24,842 common shares held directly; and (iii) 967 in RSUs granted effective January 1, 2021, with scheduled vesting on December 31, 2021, which vesting will be accelerated on the closing of the merger transaction.

(4)

Douglas H. Swenson’s ownership includes: (i) 18,196 common shares held by The Douglas and Laraine Swenson Trust; (ii) 5,315 common shares held directly; and (iii) 967 in RSUs granted effective January 1, 2021, with scheduled vesting on December 31, 2021, which vesting will be accelerated on the closing of the merger transaction.

(5)

Matthew S. Browning’s ownership includes: (i) 4,588 common shares held directly; (ii) 2,933 common shares that may be acquired within 60 days by exercising stock options; (iii) 3,750 common shares that may be acquired within 60 days by exercising stock options; (iv) 3,491 common shares that may be acquired within 60 days by exercising stock options; and (v) 967 in RSUs granted effective January 1, 2021, with scheduled vesting on December 31, 2021, which vesting will be accelerated on the closing of the merger transaction.

(6)

Len E. Williams’ ownership includes: (i) 26,323 common shares held directly; (ii) 847 shares allocated to Mr. Williams in the ESOP; (iii) 1,877 RSUs remaining to be vested from the total of 5,639 granted on

January 1, 2019; (iv) 6,196 RSUs remaining to be vested from the total of 9,296 granted on January 1, 2020; and (v) 10,879 RSUs remaining to be vested from that same total granted on January 1, 2021. Vesting of outstanding RSUs will be accelerated on the closing of the merger transaction.
(7)

Natalie Gochnour’s ownership includes: (i) 1,832 common shares held directly; (ii) 5,866 common shares that may be acquired within 60 days by exercising stock options; and (iii) 967 in RSUs granted effective January 1, 2021, with scheduled vesting on December 31, 2021, which vesting will be accelerated on the closing of the merger transaction.

(8)

Deborah S. Bayle’s ownership includes: (i)5,645 common shares held directly; and (ii) 967 in RSUs granted effective January 1, 2021, with scheduled vesting on December 31, 2021, which vesting will be accelerated on the closing of the merger transaction.

(9)

Mark K. Olson’s ownership includes: (i) 7,821 common shares held directly; (ii) 1,956 shares held by the Olson Family Trust; (iii) 853 shares allocated to Mr. Olson in the ESOP; (iv) 829 RSUs remaining to be vested from the total of 2,488 granted on January 1, 2019; (v) 3,098 RSUs remaining to be vested from the total 4,648 granted on January 1, 2020; and (v) 5,372 RSUs remaining to be vested from that same total granted on January 1, 2021. Vesting of outstanding RSUs will be accelerated on the closing of the merger transaction.

(10)

Judd P. Kirkham’s ownership includes: (i) 9,501 common shares held directly; (ii) 733 shares allocated to Mr. Kirkham in the ESOP; (iii) 348 RSUs remaining to be vested from the total 1,045 originally granted on January 1, 2019; (iv) 1,660 RSUs remaining from the 2,490 originally granted on January 1, 2020; and (v) 2,865 RSUs remaining to be vested from that same total granted on January 1, 2021. Vesting of outstanding RSUs will be accelerated on the closing of the merger transaction.

(11)

Judd J. Austin’s ownership includes: (i) 1,486 common shares held directly; (ii) 710 shares allocated to Mr. Austin in the ESOP; (iii) 232 RSUs remaining from the 697 originally granted on January 1, 2019; (iv) 962 RSUs remaining from the 1,444 originally granted on January 1, 2020; and (v) 2,883 RSUs remaining to be vested from that same total granted on January 1, 2021. Vesting of outstanding RSUs will be accelerated on the closing of the merger transaction.

(12)

Ryan H. Jones’ ownership include: (i) 3,328 common shares held directly; (ii) 765 shares allocated to Mr. Jones in the ESOP; (iii) 410 RSUs remaining from the 1,228 originally granted on January 1, 2019; (iv) 1,438 RSUs remaining from the 2,158 originally granted on January 1, 2020; and (v) 2,507 RSUs remaining to be vested from that same total granted on January 1, 2021. Vesting of outstanding RSUs will be accelerated on the closing of the merger transaction.

(13)	Based on the Schedule 13G filed by BlackRock, Inc. on January 29, 2021. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(14)

Based on the amendment to Schedule 13D filed by Dale O. Gunther, DRG Partners, LLC and The Raspberry Trust on May 19, 2021. The shares include (i) 109,305 shares of common stock owned by Dale O. Gunther, (ii) 531,696 shares of common stock owned by DRG Partners, LLC, a Utah limited liability company, of which Mr. Gunther is the manager with sole voting and dispositive power, and (iii) 638,716 shares of common stock owned by The Raspberry Trust, a Utah trust, of which an independent person serves as trustee and Dale O. Gunther exercises sole voting power. As a result of an agreement (the “Shareholder Agreement”), which is further described in the Schedule 13D filed on or about June 12, 2020, such persons (consisting of approximately 41 Gunther family members and related individuals and entities) may be deemed to have shared voting power to vote up to an aggregate of 5,816,288 shares of common stock (approximately 31%) deemed beneficially owned pursuant to Rule 13d-3 with respect to the matters covered by the Shareholder Agreement. The address for Dale O. Gunther is 856 East 700 North, American Fork, UT 84003 and the address for the other persons is through counsel Marcus Williams, Buchalter, 1000 Wilshire Blvd., Suite 1500, Los Angeles, CA 90017.

(15)

Based on the Schedule 13G filed by Davis Partnership, L.P. (the “Fund”), Davis Capital Partners, LLC (the “General Partner”) and Lansing A. Davis on February 26, 2021. The Fund, the General Partner and Mr. Davis are party to a Joint Filing Agreement. The business address of each of the reporting persons is 3 Harbor Drive, Suite 301, Sausalito, CA 94965.

(16)

Based on the Schedule 13G filed by FJ Capital Management, LLC and related entities on May 14, 2021. The address for FJ Capital Management, LLC is 1313 Dolley Madison Blvd., Suite 306, McLean, VA 22101.

DESCRIPTION OF GLACIER’S CAPITAL STOCK

Glacier’s authorized capital stock consists of 117,187,500 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this proxy statement/prospectus, Glacier had no shares of preferred stock issued. The Glacier board of directors is authorized, without further shareholder action, to issue preferred stock shares with such designations, preferences and rights as the Glacier board of directors may determine.

Glacier common stock is listed for trading on The Nasdaq Global Select Market under the symbol “GBCI.”

Glacier’s shareholders do not have preemptive rights to subscribe to any additional securities that may be issued. Each share of Glacier common stock has the same relative rights and is identical in all respects to every other share of Glacier common stock. If Glacier is liquidated, the holders of Glacier common stock are entitled to share, on a pro rata basis, Glacier’s remaining assets after provision for liabilities.

For additional information concerning Glacier’s capital stock, see “Comparison of Certain Rights of Holders of Glacier and AB Common Shares” below.

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF

GLACIER AND AB COMMON SHARES

Montana law, Glacier’s articles and Glacier’s bylaws govern the rights of Glacier’s shareholders and will govern the rights of AB’s shareholders, who will become shareholders of Glacier as a result of the merger. The rights of AB’s shareholders are currently governed by Utah law, AB’s articles and AB’s bylaws. The following is a brief summary of certain differences between the rights of Glacier and AB shareholders. This summary is not intended to provide a comprehensive discussion of each company’s governing documents. This summary is qualified by the documents referenced and the laws of Montana and Utah. See also “Where You Can Find More Information.”

Authorized Capital Stock

Under Glacier’s articles, Glacier’s authorized capital stock consists of 117,187,500 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. No shares of preferred stock are currently outstanding.

Under AB’s articles, AB’s authorized capital stock consists of 30,000,000 shares of common stock, $0.01 par value per share, and 3,000,000 shares of preferred stock, $0.01 par value per share. No shares of preferred stock are currently outstanding.

Common Stock

As of the record date, there were 95,507,234 shares of Glacier common stock issued and outstanding, in addition to 214,310 shares of unvested restricted stock awards and no outstanding stock options under Glacier’s employee and director equity compensation plans.

As of the record date, there were 18,882,463 AB common shares issued and outstanding, and no AB preferred shares outstanding. In addition, as of record date, there were 97,850 shares of unvested restricted stock awards and 95,594 shares subject to outstanding options under AB’s 2020 Equity Incentive Plan, the People’s Utah Bancorp 2014 Incentive Plan, and the People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan.

Preferred Stock

As of the date of this proxy statement/prospectus, Glacier had no shares of preferred stock issued. The Glacier board of directors is authorized, without further shareholder action, to issue preferred stock shares with such designations, preferences and rights as the Glacier board of directors may determine.

As of the date of this proxy statement/prospectus, AB had no preferred shares issued. The AB Board is authorized, without further shareholder action, to issue preferred shares with such designations, preferences, limitations and relative rights as the AB Board may determine, subject to the limits of the Utah Revised Business Corporation Act (the “UBCA”).

Dividend Rights

Dividends may be paid on Glacier common stock as and when declared by the Glacier board of directors out of funds legally available for the payment of dividends. The Glacier board of directors may issue preferred stock that is entitled to such dividend rights as the board of directors may determine, including priority over the common stock in the payment of dividends. The ability of Glacier to pay dividends depends on the amount of dividends paid to it by its subsidiaries, and is also limited under state and federal laws and regulations applicable to banks and bank holding companies.

Dividends may be paid on AB common shares as and when declared by the AB Board out of funds legally available for the payment of dividends, provided that no dividends may be paid on AB common shares until any preferential dividends required to be paid or set apart for any AB preferred shares have been paid or set apart. The ability of AB to pay dividends to its shareholders, and the ability of the Bank to pay dividends to AB, is limited under state and federal laws and regulations applicable to banks and bank holding companies.

Voting Rights; Quorum

All voting rights are currently vested in the holders of Glacier common stock and AB common shares, with each share being entitled to one vote.

Glacier has issued shares of restricted stock pursuant to its equity compensation plans, which do not have voting rights prior to vesting.

Glacier’s bylaws provide that each share entitled to vote is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Glacier’s articles and bylaws each provide that shareholders do not have cumulative voting rights in the election of directors. If a quorum exists, other than in the election of directors, the votes of a majority in interest of those present is sufficient to transact business, unless Glacier’s articles, bylaws or the MBCA require a greater number of affirmative votes. Subject to any exceptions in the MBCA, a quorum consists of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock entitled to vote.

AB’s articles provide that each share entitled to vote is entitled to one vote upon matters submitted to a vote at a meeting of shareholders, and that shareholders do not have cumulative voting rights in the election of directors. If a quorum exists, other than in the election of directors, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless AB’s articles, bylaws or the UBCA require a greater number of affirmative votes. Subject to any exceptions in AB’s bylaws or articles or the UBCA, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

Preemptive Rights

Neither Glacier’s nor AB’s shareholders have preemptive rights to subscribe to any additional securities that may be issued.

Liquidation Rights

If Glacier is liquidated, the holders of Glacier common stock are entitled to share, on a pro rata basis, Glacier’s remaining assets after provision for liabilities. The Glacier board of directors is authorized to determine the liquidation rights of any preferred stock that may be issued.

If AB is liquidated, the holders of AB common shares are entitled to share, on a pro rata basis, AB’s remaining assets after provision for liabilities, subject to any prior or superior rights of liquidation conferred on any AB preferred shares then outstanding.

Assessments

All outstanding shares of Glacier common stock are, and the shares to be issued in the merger will be, fully paid and nonassessable. All outstanding AB common shares are fully paid and nonassessable.

Amendment of Articles and Bylaws

The Montana Business Corporation Act (the “MBCA”) authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation, and must be approved by a majority of all votes entitled to be cast by each voting group that has a right to vote on the amendment.

The Glacier board of directors may, by a majority vote, amend Glacier’s bylaws. Glacier’s bylaws also may be amended by the holders of a majority of votes cast at an annual or special meeting of shareholders.

The UBCA authorizes a corporation to amend its articles of incorporation to add or change a provision that is required or permitted in the articles or to delete a provision not required in the articles. The UBCA further authorizes a corporation’s board of directors, without shareholder action, to make various changes of an administrative nature to its articles of incorporation. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of conflicts of interest or other special circumstances it should make no recommendation, and must be approved by a majority (unless the corporation’s articles of incorporation, bylaws or the UBCA require a greater number) of all votes entitled to be cast by each voting group that has a right to vote on the amendment.

AB may amend AB’s articles, subject to certain rights of holders of AB common shares to vote on the alteration, amendment or repeal of provisions of the articles of incorporation related to directors, shareholder action without a meeting, amendment of AB’s bylaws, amendment of AB’s articles and issuance of preferred shares with preferences, limitations and relative rights designated by the AB Board. The AB Board may, subject to specified limitations, adopt, amend, alter or repeal AB’s bylaws. AB’s articles also provide that AB’s shareholders may adopt, amend or repeal the bylaws with the affirmative vote of at least a majority of the voting power of the AB common shares entitled to vote thereon.

Special Meetings

Per Glacier’s bylaws, special meetings of the shareholders may be called at any time by the chairman of Glacier’s board, Glacier’s president or a majority of Glacier’s board, and must be called by Glacier’s chairman, president or secretary upon the written request of Glacier shareholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Per AB’s articles and bylaws, special meetings of AB shareholders may be called by the chairperson or vice chairperson of the AB Board, AB’s chief executive officer, a resolution adopted by a majority of the AB Board or AB shareholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, except as otherwise provided by the UBCA.

Shareholder Action by Written Consent

Glacier’s bylaws provide that any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent setting forth the action to be taken is given by all of the shareholders entitled to vote on the action.

To the extent permitted by the UBCA, any action required to be taken or which may be taken at any AB shareholder meeting may be taken without a meeting, without prior notice and without a vote, if (a) a consent in writing setting forth the action to be taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, and (b) the AB Board has earlier approved such action.

Board of Directors – Number of Directors

Glacier’s articles provide that the number of directors may not be less than 7 or more than 17. Glacier’s board currently consists of 10 members, all of whom serve annual terms.

AB’s articles provide that the number of directors may not be fewer than 3 nor more than 15. The number of directors authorized to comprise the AB Board is currently 10. The AB Board currently consists of 8 members (with 2 vacancies), all of whom serve until others are elected and qualified in their stead, or until their earlier death, resignation or removal. When the number of directors is changed, each director then in office will continue as a director until the expiration of his or her current term. AB’s directors are elected annually.

Board of Directors – Election and Removal

Glacier directors are elected by a plurality vote of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. Subject to rights of any class or series of stock having preference as to dividends or upon liquidation to elect directors, directors may only be removed for cause at a shareholder meeting called expressly for that purpose.

AB directors are elected by a plurality vote of the votes cast by the shares entitled to vote at a meeting at which a quorum is present, but in uncontested elections, nominees must submit a resignation letter for consideration by the AB Board in the event they receive more votes withheld from or against their election (excluding abstentions and broker non-votes) than votes cast in favor of their election. AB’s nominating and governance committee will consider the resignation letter and make a recommendation to the AB Board on whether to accept or reject the resignation, taking into consideration such factors as such committee may determine appropriate. The AB Board will act on such committee’s recommendation, taking into consideration such factors as the AB Board determines appropriate, and publicly disclose its decision within 90 days following certification of the applicable shareholder vote.

AB’s articles and bylaws provide that directors may only be removed for cause and only by the affirmative vote of at least a majority of the shares entitled to vote at an election of directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may remove such director.

Board of Directors – Vacancies

If a vacancy (including any vacancy created by reason of an increase in the number of directors) occurs on Glacier’s board, Glacier’s articles provide that such vacancy may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified.

If a vacancy (including any newly created directorship not filled by the shareholders at the annual meeting) occurs on the AB Board, AB’s bylaws provide that such vacancy may be filled by (a) the affirmative vote of a plurality of the shares entitled to vote for directors at a shareholder meeting at which a quorum is present, (b) the affirmative vote of a majority of the AB Board (if a quorum then remains in office), or (c) if the directors then remaining in office constitute fewer than a quorum of the AB Board, such directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Shareholder Nomination of Directors

The Glacier bylaws provide that, subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, any shareholder entitled to vote in the election may nominate persons for election as a director. The nominating shareholder must provide proper notice to Glacier’s secretary no later than 120 days prior to the anniversary date of the mailing of proxy materials by Glacier in connection with the immediately preceding annual meeting.

The Glacier bylaws require the nominating notice to contain, among other things, certain information regarding ownership of shares and right to vote any shares, any arrangements or understandings pursuant to which the nomination is made, other information that would be required to be included in a proxy statement pursuant to the rules of the SEC and the nominee’s consent to serve as a director if so elected.

The AB bylaws provide that shareholders who are entitled to vote in the election may nominate persons for election as director on the AB Board only if, in the case of an annual meeting, the nominating shareholder provides notice in proper written form to AB’s secretary at AB’s principal executive offices no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting, provided that, if no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be provided (a) no later than the later of (i) 60th day prior to such annual meeting or (ii) the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made and (b) no earlier than the close of business on the 90th day prior to the annual meeting . In the case of a special meeting called for the purpose of electing directors, the nominating shareholder must provide notice in proper written form to AB’s secretary at AB’s principal executive offices no earlier than the 120th day prior to such special meeting, or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

The AB bylaws further require the nominating notice to contain, among other things, certain information regarding ownership of shares and right to vote any shares, any entitlement to performance related fees, a description of the business desired to be brought and the reasons for doing so, a representation of the material interest in the election of directors at the meeting being proposed, other information that would be required to be included in a proxy statement pursuant to the rules of the SEC, all information related to a proposed nominee that would be required in a shareholder’s notice and a description of all direct and indirect compensation and other material monetary agreements during the past three years and any other material relationships between or among the nominating person and the nominee and his or her affiliates.

Shareholder Proposal of Business

Glacier’s bylaws provide that shareholders may bring business permitted to be brought at an annual meeting only if the proposing shareholder provides written notice to Glacier’s secretary not later than 120 days prior to the anniversary date of the mailing of proxy materials by Glacier in connection with the immediately preceding annual meeting. The notice must contain, among other things, certain information regarding ownership of shares and right to vote any shares, a description of the business desired to be brought, a description of any material interest in the business being proposed, and other information that would be required to be provided pursuant to the rules of the SEC.

The AB bylaws provide that shareholders who are record shareholders both on the date of notice and at the time of the applicable meeting and entitled to vote on a matter may bring business permitted to be brought at an annual meeting by the UBCA at an annual meeting only if the proposing shareholder provides written notice in the proper form to AB’s secretary at AB’s principal executive offices no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting. The notice must contain, among other things, certain information regarding ownership of shares and right to vote any shares, any entitlement to performance related fees, a description of the business desired to be brought and the reasons for doing so, a representation of the material interest in the business being proposed and other information that would be required to be included in a proxy statement pursuant to the rules of the SEC. Any other information reasonably requested by AB must also be provided.

Indemnification and Limitation of Liability

Under the MBCA, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement and expenses arising out of actions where the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s articles of incorporation, Montana law requires indemnification if the director or officer is wholly successful on the merits of the action.

Glacier’s articles provide that Glacier shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action. In addition, Glacier’s bylaws provide that Glacier may, but is not obligated to, indemnify any employee or agent of Glacier and advance reasonable expenses to such persons if authorized by Glacier’s board of directors. Glacier’s articles also provide that the personal liability of directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the MBCA.

Under the UBCA, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s articles of incorporation, the UBCA requires indemnification if the director or officer is successful on the merits or otherwise in the defense of the proceeding.

AB’s articles provide that to the fullest extent permitted by the UBCA, a director shall have no personal liability to AB or its shareholders for monetary damages for any action taken or any failure to take any action as a director. AB’s articles also provide that to the fullest extent permitted by law, AB is authorized to indemnify and advance expenses to its directors and officers.

Potential “Anti-Takeover” Provisions

Glacier’s articles contain a provision requiring that specified transactions with an “interested shareholder” be approved by 80% of the voting power of the then outstanding shares unless it is (a) approved by Glacier’s board of directors, or (b) certain price and procedural requirements are satisfied. An “interested shareholder” is broadly defined to include the right, directly or indirectly, to acquire or to control the voting or disposition of 10% or more of Glacier’s voting stock.

In addition, the authorization of preferred stock, which is intended primarily as a financing tool and not as a defensive measure against takeovers, may potentially be used by management to make more difficult uninvited attempts to acquire control of Glacier (for example, by diluting the ownership interest of a substantial shareholder, increasing the amount of consideration necessary for such shareholder to obtain control, or selling authorized but unissued shares to friendly third parties).

The “supermajority” approval requirement for certain business transactions and the availability of Glacier’s preferred stock for issuance without shareholder approval may have the effect of lengthening the time required for a person to acquire control of Glacier through a tender offer, proxy contest or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of Glacier. This could deprive Glacier’s shareholders of opportunities to realize a premium for their Glacier common stock, even in circumstances where such action is favored by a majority of Glacier’s shareholders.

Under the UBCA, AB may not engage in a business combination with an interested shareholder of AB for a period of five years following the interested shareholder’s stock acquisition date, unless the transaction or the purchase of stock made by the interested shareholder on the interested shareholder’s stock acquisition date is approved by the AB Board before the interested shareholder’s stock acquisition date.

The availability of AB’s preferred shares issuance without shareholder approval may have the effect of lengthening the time required for a person to acquire control of AB through a tender offer, proxy contest or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of AB. This could deprive AB’s shareholders of opportunities to realize a premium for their AB common shares, even in circumstances where such action is favored by a majority of AB’s shareholders.

CERTAIN LEGAL MATTERS

Miller Nash LLP and Jones Day (or in certain circumstances other counsel reasonably acceptable to each of Glacier and AB) will deliver at the effective time of the merger their opinions to Glacier and AB as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger to AB Shareholders” beginning on page 62. The validity of the Glacier common stock to be issued in the merger will be passed upon for Glacier by its special counsel, Moore, Cockrell, Goicoechea & Johnson, P.C., Kalispell, Montana.

EXPERTS

The consolidated financial statements of Glacier as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of BKD, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AB appearing in its Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of AB’s internal control over financial reporting as of December 31, 2020, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for credit losses) given on the authority of such firm as experts in accounting and auditing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for our Notice of Internet Availability of Proxy Materials, and for those shareholders that received a paper copy of proxy materials in the mail, our proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice, or for shareholders receiving a paper copy of proxy materials, a proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. AB will mail only one copy of the proxy statement/prospectus to multiple shareholders sharing the same address. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate notice, or for shareholders receiving a paper copy of proxy materials, a proxy statement and annual report, please (i) notify your broker, (ii) direct your written request to Altabancorp Investor Relations, 1 East Main Street, American Fork, UT 84002, or (iii) contact AB’s Corporate Secretary by telephone at (801) 642-3237. Shareholders who currently receive multiple copies of the notice, or for shareholders receiving a paper copy of proxy materials at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows Glacier and AB to “incorporate by reference” information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately by them with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by any information in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by Glacier:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•	Definitive Proxy Statement on Schedule 14A for Glacier’s 2021 Annual Meeting of Shareholders;

•

Current Reports on Form 8-K filed May  4, 2021, May  19, 2021, and May 19, 2021 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•	The description of Glacier’s common stock, filed as Exhibit 4(a) to Glacier’s Annual Report on Form 10-K for the year ended December 31, 2019.

This proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by AB:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•

Current Reports on Form 8-K filed January  19, 2021, February  3, 2021, May  19, 2021, and May 19, 2021 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•	The description of AB’s common stock, filed as Exhibit 4.2 to AB’s Annual Report on Form 10-K for the year ended December 31, 2020.

In addition, Glacier and AB are incorporating by reference additional documents they may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting of AB, provided, however, that Glacier and AB are not incorporating by reference any information furnished (but not filed), except as otherwise specified therein.

Both Glacier and AB file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials Glacier and AB may file with the SEC without charge by following the instructions in the section entitled “References to Additional Information” in the forepart of this document.

APPENDIX A

EXECUTION VERSION

PROJECT ELEVATE

PLAN AND AGREEMENT OF MERGER

AMONG

GLACIER BANCORP, INC.

GLACIER BANK

ALTABANCORP AND

ALTABANK

DATED AS OF MAY 18, 2021

Exhibits

EXHIBITS:

Exhibit A	Director and Shareholder Parties to Recital E

Exhibit B	Form of Transaction-Related Expenses Exhibit

PLAN AND AGREEMENT OF MERGER

AMONG

GLACIER BANCORP, INC., GLACIER BANK,

ALTABANCORP AND ALTABANK

This Plan and Agreement of Merger (the “Agreement”), dated as of May 18, 2021, is made by and among GLACIER BANCORP, INC. (“GBCI”), GLACIER BANK (“Glacier Bank”), ALTABANCORP (“AB”), and ALTABANK (the “Bank”).

PREAMBLE

The boards of directors of GBCI and AB believe that the proposed Merger (as defined below), to be accomplished in the manner set forth in this Agreement, is in the best interests of the respective corporations and their shareholders.

Capitalized terms used in this Agreement but not immediately defined are used with the meanings given under the heading “Definitions” below.

RECITALS

A. The Parties.

(1) GBCI is a corporation duly organized and validly existing under the laws of the State of Montana and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). GBCI’s principal office is located in Kalispell, Montana.

(2) Glacier Bank is a duly organized and validly existing Montana state-chartered bank and a wholly owned subsidiary of GBCI. Glacier Bank maintains its principal office in Kalispell, Montana, and currently operates 16 separately-branded banking divisions.

(3) AB is a corporation duly organized and validly existing under the laws of the State of Utah and is a registered bank holding company under the BHC Act. AB’s principal office is located in American Fork, Utah.

(4) The Bank is a Utah state-chartered bank, duly organized and validly existing under the laws of the State of Utah and a wholly owned subsidiary of AB. The Bank’s principal office is located in American Fork, Utah. Including its principal office, the Bank maintains a total of 25 offices in Utah, Salt Lake, Davis, Cache, Box Elder, and Washington Counties in Utah and in Preston, Idaho.

B. The Transactions. On the-Effective Date, AB will merge with and into GBCI, with GBCI as the surviving entity (the “Merger”), and immediately thereafter and on the same day, the Bank will merge with and into Glacier Bank, with Glacier Bank surviving as a wholly owned subsidiary of GBCI (the “Bank Merger,” and with the Merger, the “Transactions”). Following completion of the Transactions, substantially all former branches of the Bank will operate under a newly-established division of Glacier Bank to be known as “Altabank, division of Glacier Bank” and others will be incorporated with an existing division.

C. Board Approvals. The respective boards of directors of GBCI and Glacier Bank have adopted and approved this Agreement and authorized its execution and delivery, the respective boards of directors of AB and the Bank have adopted this Agreement and authorized its execution and delivery, and the board of directors of AB has directed that this Agreement be submitted to AB’s shareholders for approval and unanimously recommended that AB shareholders vote in favor of approval of this Agreement and the Merger.

D. Other Conditions. The Transactions are subject to: (1) satisfaction of the conditions described in this Agreement; (2) approval of this Agreement and/or the Merger by AB’s shareholders; and (3) approval of or waiver of, as appropriate, the Transactions by the FDIC or the Federal Reserve (as applicable), the Montana Commissioner, the Utah Department of Financial Institutions, and any other agencies having jurisdiction over the Transactions.

E. Director and Voting Agreements. In connection with the parties’ execution of this Agreement, (1) the directors and executive officers of AB, and such holders or groups holding outstanding shares of AB Stock that are identified on Exhibit A have entered into agreements pursuant to which, among other things, such persons agreed to vote all AB Stock beneficially owned by such persons in favor of approving this Agreement and the actions contemplated by this Agreement, and (2) the directors of AB and the Bank have entered into agreements pursuant to which, among other things, such directors agreed, following the Closing of the Merger, to refrain from competing with GBCI and/or Glacier Bank or soliciting its customers or employees for a period of time specified in such agreements.

F. Employment Agreements. In connection with the transactions contemplated by this Agreement, the persons listed on Schedule F to the Disclosure Schedules shall have entered into employment agreements with Glacier Bank with an employment term to begin as of the Effective Date, and such agreements shall be in full force and effect as of the Effective Date.

G. Intention of the Parties—Tax Treatment. The parties intend that the Merger shall qualify, for federal income tax purposes, as a reorganization under IRC Section 368(a), and that this Agreement shall constitute the “plan of reorganization” of the Merger for purposes of IRC Section 368.

AGREEMENT

In consideration of the mutual agreements set forth in this Agreement, GBCI, Glacier Bank, AB and the Bank agree as follows:

DEFINITIONS

The following capitalized terms used in this Agreement will have the following meanings:

“AB” has the meaning assigned to it in the first paragraph, as supplemented by the first sentence of Recital A(3).

“AB 401(k) Plan” means the Altabancorp Employees’ Retirement Plan (previously named the People’s Utah Bancorp Employees’ Retirement Plan), as amended.

“AB Capital” means AB’s capital stock, surplus and retained earnings determined in accordance with GAAP on a consolidated basis, net of goodwill and other intangible assets, calculated in the same manner in which AB’s consolidated tangible equity capital at December 31, 2020, was calculated, after giving effect to adjustments, calculated in accordance with GAAP, for accumulated other comprehensive income or loss as reported on AB’s or the Bank’s balance sheet. For purposes of determining AB Closing Capital, purchase accounting adjustments and the Final Transaction Related Expenses of up to the Maximum Transaction Expenses Amount will not be taken into account. To the extent Final Transaction Related Expenses exceed the Maximum Transaction Expenses Amount, the difference, on an after-tax basis (applying an effective tax rate of 21.0 percent to reflect proportionately items that are deductible under applicable Tax Laws to those that are not), will be treated as a reduction of AB Capital for purposes of determining AB Closing Capital (regardless of whether such amounts are required to be expensed in accordance with GAAP).

“AB Closing Capital” has the meaning assigned to such term in Section 4.13.

“AB ESOP” means the Altabancorp Employee Stock Ownership Plan (previously named the People’s Utah Bancorp Employee Stock Ownership Plan), as amended.

“AB Financial Statements” means AB’s (a) audited consolidated balance sheets as of December 31, 2018, 2019 and 2020, and the related statements of income, cash flows and changes in shareholders’ equity for each of the years then ended, and (b) unaudited consolidated balance sheet as of March 31, 2021, and the related unaudited consolidated statements of income, cash flows, and changes in shareholders’ equity for the period then ended.

“AB Insiders” has the meaning assigned to such term in Section 4.18.

“AB Meeting” has the meaning assigned to such term in Section 4.3.2.

“AB Options” has the meaning assigned to such term in Section 3.1.3(c).

“AB Regulatory Reports” has the meaning assigned to such term in Section 3.1.4(a).

“AB RSUs” has the meaning assigned to such term in Section 1.4.2.

“AB Securities” has the meaning assigned to such term in Section 3.1.3(c).

“AB SEC Reports” has the meaning assigned to such term in Section 3.1.4(b).

“AB Stock” means the shares of AB common stock, $.01 par value per share, issued and outstanding from time to time.

“AB Stock Plans” means the People’s Utah Bancorp 2014 Incentive Plan, the Altabancorp 2020 Equity Incentive Plan and the People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan.

“AB Subsidiaries” has the meaning assigned to such term in Section 3.1.1(c).

“ACL” means the allowance for credit losses, as applicable.

“Acquisition Event” means any of the following: (a) a merger, consolidation, share exchange, or similar transaction involving AB, the Bank, or any successor, (b) a purchase or other acquisition in one or a series of related transactions of assets of AB or any AB Subsidiaries representing 25 percent or more of the consolidated assets of AB and its Subsidiaries, or 25 percent or more of any class of equity or voting securities of AB or any AB Subsidiaries whose assets constitute 25 percent or more of the consolidated assets of AB and its Subsidiaries, or (c) a purchase or other acquisition (including by way of tender offer, exchange offer, or any similar transaction) that if consummated, would result in an acquisition in one or a series of related transactions of beneficial ownership of securities representing 50 percent or more of the voting power of AB or its Subsidiaries, in each case with or by a Person or entity other than GBCI or one of its Subsidiaries.

“Acquisition Proposal” has the meaning assigned to such term in Section 4.1.9.

“Affiliates” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” means this Plan and Agreement of Merger.

“Anticipated Closing Date” has the meaning set forth in Section 4.13.

“Articles of Merger” has the meaning assigned to such term in Section 2.1.

“Asset Classification” has the meaning assigned to such term in Section 3.1.13(a).

“Bank” has the meaning assigned to it in the first paragraph, as supplemented by the first sentence of Recital A(4).

“Bank Financial Statements” means the Bank’s (a) unaudited balance sheets as of December 31, 2018, 2019, and 2020, and the related statements of income, cash flows and changes in shareholder’s equity for each of the years then ended, and (b) unaudited balance sheet as of March 31, 2021, and the related unaudited statement of income, together with the Subsequent Bank Financial Statements.

“Bank Merger” has the meaning assigned to such term in Recital B.

“Bank Merger Agreement” means the bank merger agreement by and between Glacier Bank and the Bank to be entered into concurrently with this Agreement pursuant to which the Bank Merger will be effected.

“BHC Act” has the meaning assigned to such term in Recital A(l ).

“Break-Up Fee” has the meaning assigned to such term in Section 7.5.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions located in the State of Montana or the State of Utah are required by Law to remain closed.

“Certificate” has the meaning assigned to such term in Section 1.6.1.

“Claim” has the meaning set forth in Section 8.5.

“Closing” means the closing of the Merger contemplated by this Agreement, as more fully specified in Section 2.2.

“Closing Capital Differential” means the positive or negative differential between the AB Closing Capital and the Closing Capital Requirement.

“Closing Capital Requirement” means $342,937,000, plus the amount of AB Closing Capital attributable to the exercise of AB Options after December 31, 2020, if any.

“Compensation Plans” has the meaning assigned to such term in Section 3.1.16(c).

“Condition Satisfaction” has the meaning assigned to such term in Section 2.2.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, effective as of February 16, 2021, by and between GBCI and AB.

“Continuing Employees” has the meaning assigned to such term in Section 6.2.1.

“Covid-19 Action” means any actions that are reasonably necessary or required for a Person or a Person’s Subsidiaries to take in connection with events surrounding any public health emergency, epidemic, pandemic, or disease outbreak caused by the Covid-19 virus or any variant or strain thereof.

“Covid-19 Relief Acts” means the Coronavirus Aid, Relief and Economic Security Act, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act and the American Rescue Plan Act of 2021.

“Daily Closing Price” for any Trading Day means the daily closing price per share of GBCI Common Stock on the NASDAQ Global Select Market, as reported on the website www.nasdaq.com.

“Determination Date” means the tenth day immediately preceding the Effective Date.

“Disclosure Schedule” has the meaning assigned to such term in Section 3.1.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” means the time the Merger becomes effective under the MBCA and UBCA in accordance with Section 2.1.

“Employees” has the meaning assigned to such term in Section 3.1.16(c).

“Environmental Laws” has the meaning assigned to such term in Section 3.1.6(a)(ii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“ERISA Affiliate” means, with respect to any Person, any other entity that is considered one employer with such Person under Section 4001(b) of ERISA or IRC Section 414(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” means American Stock Transfer & Trust Company, LLC.

“Exchange Fund” has the meaning assigned to such term in Section 1.5.

“Execution Date” means the date of this Agreement.

“Executive Officers” means, (a) with respect to GBCI and/or Glacier Bank Randall M. Chesler, Ronald J. Copher, and Donald J. Chery, and (b) with respect to AB and/or the Bank, Len E. Williams, Mark K. Olson, Judd P. Kirkham, Ryan H. Jones and Judd J. Austin.

“Fairness Opinion” has the meaning assigned to such term in Section 3.1.18.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Final Transaction Related Expenses” has the meaning assigned to such term in Section 4.14.

“GAAP” means United States generally accepted accounting principles.

“GBCI” has the meaning assigned to it in the first paragraph, as supplemented by the first sentence of Recital A(l).

“GBCI Average Closing Price” means the average Daily Closing Price of GBCI Common Stock for the 20 Trading Days immediately preceding the Determination Date.

“GBCI Common Stock” means the shares of GBCI common stock, $0.01 par value per share, issued and outstanding from time to time.

“GBCI Contracts” has the meaning assigned to such term in Section 3.2.2(a).

“GBCI Financial Statements” means GBCI’s (a) audited consolidated balance sheets as of December 31, 2018, 2019, and 2020, and the related audited consolidated statements of income, cash flows, and changes in shareholders’ equity for each of the years then ended, and (b) unaudited consolidated balance sheet as of March 31, 2021, and the related unaudited consolidated statements of income, cash flows, and changes in shareholders’ equity for the period then ended.

“GBCI Preferred Stock” means the shares of GBCI preferred stock, $0.01 par value per share.

“GBCI Regulatory Reports” has the meaning assigned to such term in Section 3.2.4(a).

“GBCI SEC Reports” has the meaning assigned to such term in Section 3.2.4(b).

“GBCI Shares” means the shares of GBCI Common Stock to be issued to the holders of AB Stock as the Total Merger Consideration.

“GBCI Stock Plan” means the Glacier Bancorp, Inc. 2015 Stock Incentive Plan.

“GBCI Subsidiaries” means each Subsidiary of GBCI, including any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of GBCI after the date hereof and held as a Subsidiary by GBCI at the Effective Time.

“General Enforceability Exceptions” has the meaning assigned to such term in Section 3.1.1(d).

“Glacier Bank” has the meaning assigned to it in the first paragraph, as supplemented by the first sentence of Recital A(2).

“Governmental Authority” means any federal, state, local or non-U.S. government or subdivision thereof or any other governmental, administrative, judicial, taxing, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body.

“Hazardous Substances” has the meaning assigned to such term in Section 3.1.6(a)(iii).

“Indemnified Parties” has the meaning assigned to such term in Section 6.3.1.

“Independent Accountants” has the meaning assigned to such term in Section 4.13.

“IRC” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

“KBW” means Keefe, Bruyette & Woods, Inc.

“Knowledge” or any similar knowledge qualification in this Agreement has the following meanings: (a) AB will be deemed to have “Knowledge” of a particular fact or matter if any Executive Officer of AB or the Bank has actual knowledge of such fact or matter or if any such Person would reasonably be expected to discover or otherwise become aware of such fact or matter in the course of making a reasonable inquiry into such areas of AB’s and the Bank’s business that are under such individual’s general area of responsibility; and (b) GBCI will be deemed to have “Knowledge” of a particular fact or matter if any Executive Officer of GBCI or Glacier Bank has actual knowledge of such fact or matter or if any such Person would reasonably be expected to discover or otherwise become aware of such fact or matter in the course of making a reasonable inquiry into such areas of GBCI’s and Glacier Bank’s business that are under such individual’s general area of responsibility.

“Law” means any law, rule, ordinance or regulation or judgment, decree or order (including any injunction) of any Governmental Authority, as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws and the related regulations thereunder and published interpretations thereof; provided that, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, and the related regulations thereunder and published interpretations thereof, in each case, as of such date.

“Lease” or “Leases” means and refers to, as applicable, each and all leases, subleases, licenses, concessions, and other agreements (written or oral) under which AB or any AB Subsidiary holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of AB or any AB Subsidiary thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property, including approved and unopened branch offices, off-premises ATM locations and other facilities, held by AB or any AB Subsidiary.

“Letter of Transmittal” has the meaning assigned to such term in Section 1.6.1.

“Liens” means, collectively, liens, pledges, security interests, claims, preemptive or subscriptive rights or other encumbrances or restrictions of any kind.

“Material Adverse Effect” with respect to a Person means an effect that: (a) is materially adverse to the business, financial condition or results of operations of the Person and its Subsidiaries taken as a whole; or (b) materially and adversely affects the ability of the Person to consummate the Merger on or by the Termination Date or to perform its material obligations under this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of or be deemed to occur as a result of, either alone or in combination, any effects to the extent attributable to: (i) any changes in Laws or other changes affecting depository institutions generally; (ii) any changes to GAAP or regulatory accounting requirements; (iii) any changes in general economic conditions; (iv) any changes in prevailing interest and deposit rates, or changes in financial, securities or credit markets; (v) any changes in national or international political or social conditions, including any outbreak or escalation of major hostilities or acts of terrorism which involves the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the Covid-19 virus), or the material worsening of such conditions threatened or existing as of the date of this Agreement; (vi) any modifications or changes to valuation policies and practices in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP; (vii) (A) any actions taken or not taken or (B) modifications or changes made, or failure to make modifications or changes, by AB or the Bank to AB’s or the Bank’s general business, practices or policies, in each case, at the request of GBCI; (viii) the impact of the public announcement of, pendency of or completion of the Transactions on relationships with customers and employees; (ix) any failure, in and of itself, to meet internal projections or forecasts (except that the facts or circumstances giving rise or contributing to such failure may nonetheless constitute, or be taken into account in determining whether there has been, a Material Adverse Effect); (x) any actions or omissions of a party taken with the prior consent of the other, or which have been waived in writing by the other party, or in contemplation of the Transactions as required or permitted hereunder, or as required under any regulatory approval received in connection with the Transactions; or (xi) any changes in the trading price or trading volume of securities of such Person on the NASDAQ Global Select Market or NASDAQ Capital Market (except that the facts or circumstances giving rise or contributing to such failure may nonetheless constitute, or be taken into account in determining whether there has been, a Material Adverse Effect), as applicable, or any other securities trading market, except, in the case of clauses (i), (ii), (iii), (iv), and (v), to the extent such event does not have a materially more adverse effect on such party than experienced by similarly situated depository institutions.

“Material Contract” has the meaning assigned to such term in Section 3.1.9(a).

“Maximum Transaction Expenses Amount” means $18,650,000 (without regard to Taxes or Tax benefits).

“MBCA” means the Montana Business Corporations Act, as amended.

“Merger” has the meaning assigned to such term in Recital B.

“Montana Commissioner” means the Commissioner of the Montana Division of Banking and Financial Institutions.

“Objection Notice” has the meaning assigned to such term in Section 4.1.10.

“Option Exercise Notice Deadline” has the meaning assigned to such term in Section 1.4.1.

“ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of such business in all respects that is materially consistent with past practice, without taking into account the transactions contemplated hereby including the Transactions; provided that “ordinary course of business” shall be deemed to include all Covid-19 Actions.

“Outside Date” has the meaning assigned to such term in Section 7.1.

“Owned Real Estate” means all land, together with all buildings, structures, fixtures and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, including approved and unopened branch offices, off-premises ATM locations and other facilities, owned by AB or any AB Subsidiary other than REO Property.

“Per Share Stock Consideration” means 0.7971 shares of GBCI Common Stock, which is subject to adjustment pursuant to Sections 7.2.2 and 7.3.2, and subject to further adjustment by an amount per share equal to the Stock Consideration Per Share Adjustment Amount, if any, pursuant to Section 4.15.2. Further, if GBCI declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Execution Date and the Effective Date, the Per Share Stock Consideration will be adjusted accordingly.

“Permitted Actions” means (a) any actions as required by the FDIC, the Utah Department of Financial Institutions, the Federal Reserve or other applicable regulatory authority (so long as GBCI receives prior written notice of such required action), (b) any actions specifically contemplated by this Agreement (including in the Disclosure Schedule), or (c) any Covid-19 Action.

“Permitted Exceptions” has the meaning assigned to such term in Section 4.1.10.

“Person” includes an individual, corporation, partnership, association, limited liability company, bank, trust or unincorporated organization.

“Plan” has the meaning assigned to such term in Section 3.1.16(b).

“PPP” means the Paycheck Protection Program.

“Properties,” with respect to any party to this Agreement, means properties or other assets owned or leased by such party or any of its Subsidiaries, whether tangible or intangible.

“Prospectus/Proxy Statement” has the meaning assigned to such term in Section 4.3.1(a).

“Real Property” has the meaning assigned to such term in Section 3.1.5(c).

“Registration Statement” has the meaning assigned to such term in Section 4.3.1(a).

“REO Property” means “other real estate owned” (as defined by the FDIC).

“Requisite Regulatory Approvals” has the meaning assigned to such term in Section 4.4.

“Response Notice” has the meaning assigned to such term in Section 4.1.10.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stock Consideration Per Share Adjustment Amount” has the meaning assigned to such term in Section 4.15.2.

“Subject Properties” has the meaning assigned to such term in Section 3.1.6(a)(i).

“Subsequent Bank Financial Statements” means the Bank’s unaudited internal balance sheets and related internal unaudited statements of income and changes in shareholder’s equity for each month after the Execution Date and before Closing or an earlier Termination Date prepared in accordance with Section 4.1.8.

“Subsequent AB Financial Statements” means AB’s unaudited consolidated and parent-only balance sheets and related unaudited consolidated statements of income and changes in shareholders’ equity for each month after the Execution Date and before Closing or an earlier Termination Date, and shall include, in the event the Closing has not occurred by February 28, 2022, an audited consolidated balance sheet and related statements of income, cash flows, and changes in shareholders’ equity for the fiscal year ended December 31, 2021, in all cases prepared in accordance with Section 4.1.8.

“Subsidiary” with respect to any party to this Agreement means any Person in which such party, directly or indirectly, (a) owns or controls at least a majority of the outstanding capital stock or voting power of its outstanding securities or (b) has the power to appoint a general partner, manager or managing member or others performing similar functions.

“Superior Proposal” means, with respect to AB and/or the Bank, any Acquisition Proposal that the board of directors of AB in good faith concludes (after consultation with its financial advisors and outside counsel, and after taking into account, among other things, the terms and conditions of this Agreement (as it may be proposed to be amended by GBCI) and all legal, financial, regulatory, and other aspects of the proposal and the Person making the proposal), (a) would, if consummated, result in a transaction that is more favorable to AB shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this Agreement (as it may be proposed to be amended by GBCI), and (b) is reasonably probable of being completed.

“Superior Proposal Notice Period” has the meaning assigned to such term in Section 7.4.6.

“Takeover Laws” and “Takeover Provisions” each has the meaning assigned to such terms in Section 3.1.17(b).

“Taxes” means all federal, state, local, non-U.S. and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges imposed by a Governmental Authority in the nature of a tax of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” means the date on which termination of this Agreement takes place under Article 7, if any.

“Title Companies” has the meaning assigned to such term in Section 4.1.10.

“Total Consideration Value Per Share” means the product obtained by multiplying (a) the Per Share Stock Consideration by (b) the GBCI Average Closing Price.

“Total Merger Consideration” means the number of shares of GBCI Common Stock determined by multiplying (a) the Per Share Stock Consideration by (b) the number of shares of AB Stock outstanding at the Effective Time.

“Trading Day” means a day on which GBCI Common Stock is traded on the NASDAQ Global Select Market.

“Transactions” has the meaning assigned to such term in Recital B.

“Transaction Related Expenses” means all payments and obligations of AB or the Bank related to the Transactions, including without limitation as more fully described on Exhibit B hereto.

“Treasury Regulations” means any Treasury Regulations (including temporary regulations) promulgated by the United States Department of the Treasury with respect to the IRC, as amended.

“UBCA” means the Utah Revised Business Corporations Act, as amended.

“Uncertificated Shares” has the meaning assigned to such term in Section 1.6.1.

“Utah Division of Corporations” means the Utah Department of Commerce, Division of Corporations and Commercial Code.

ARTICLE 1

TERMS OF TRANSACTION

1. 1 Effect of Merger. Upon the Effective Time, pursuant to the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the MBCA and UBCA, AB will merge with and into GBCI, with GBCI as the surviving corporation, and in connection therewith, all shares of AB Stock issued and outstanding immediately prior to the

Effective Time will, by virtue of the Merger and without any further action on the part of any holder of shares of AB Stock, be cancelled and extinguished and converted automatically into the right to receive in the aggregate the Total Merger Consideration, together with cash in lieu of fractional shares in accordance with Section 1.3. Immediately following the Merger, pursuant to the Bank Merger Agreement and as set forth in Section  1.7, the Bank will be merged with and into Glacier Bank, with Glacier Bank as the surviving bank.

1.2 Merger Consideration. Subject to the provisions of this Agreement, including Section 1.3 as of the Effective Date:

1.2.1 Outstanding GBCI Common Stock. The shares of GBCI Common Stock issued and outstanding immediately prior to the Effective Time will remain as issued and outstanding.

1.2.2 Outstanding AB Stock. Each share of AB Stock issued and outstanding as of the Effective Time will be converted into and represent the right to receive from GBCI in accordance with Section 1.6 (a) the Per Share Stock Consideration and (b) any cash in lieu of fractional shares of GBCI Common Stock in accordance with Section 1.3.

1.3 No Fractional Shares. No fractional shares of GBCI Common Stock will be issued in the Merger. In lieu of fractional shares, if any, each holder of AB Stock who is otherwise entitled to receive a fractional share of GBCI Common Stock after adding together all shares of GBCI Common Stock received by such holder in the Merger will receive an amount of cash equal to the product of such fractional share multiplied by the GBCI Average Closing Price. Such fractional share interests will not include the right to vote or receive dividends or any interest on dividends.

1.4 AB Stock Awards.

1.4.1 Outstanding AB Options. The AB Options have been duly granted and remain outstanding pursuant to the AB Stock Plans. If any holder of an AB Option that may by its terms be exercised provides a notice of exercise of such AB Option to AB on or before the 15th calendar day prior to the Effective Date (such date, the “Option Exercise Notice Deadline”). AB shall issue shares of AB Stock upon such exercise in accordance with the terms of the AB Options and the applicable AB Stock Plan, including receipt of payment of the exercise price therefor, and each such share of AB Stock shall be converted into the right to receive the Per Share Stock Consideration and cash in lieu of fractional shares in accordance with Section 1.3 at the Effective Time. No exercise of AB Options shall be permitted if an option holder fails to provide notice of exercise to AB by the Option Exercise Notice Deadline. With respect to AB Options that remain outstanding and unexercised at the Effective Time, such AB Options, whether vested or unvested at the Effective Time, and without any action on the part of any holder thereof, shall be canceled, and in lieu thereof, the holders of such AB Options shall be paid in cash an amount equal to the product of (a) the number of shares of AB Stock subject to such option at the Effective Time and (b) the amount by which the Total Consideration Value Per Share exceeds the exercise price per share of such AB Option, net of any cash which must be withheld under applicable federal and state income and employment tax Laws and regulations. As a condition to the receipt of a cash payment in cancellation of AB Options, each option holder shall if reasonably requested by GBCI execute a cancellation agreement in form and substance reasonably satisfactory to GBCI. In the event that the exercise price of an AB Option (whether vested or unvested) outstanding at the Effective Time is greater than the Total Consideration Value Per Share, then automatically and without any action on the part of any holder thereof, at the Effective Time, such AB Option shall be canceled without any payment made in exchange therefor.

1.4.2 Restricted Stock Units. Immediately prior to the Effective Time, each outstanding or payable restricted stock unit under the AB Stock Plans (the “AB RSUs”) shall, automatically and without any action on the part of the holder thereof, vest and be settled through the issuance of unrestricted shares of AB Stock in accordance with the terms of each award agreement and the applicable AB Stock Plan, and each such share of AB Stock shall be converted into the right to receive at the Effective Time the Per Share Stock Consideration and cash in lieu of fractional shares in accordance with Section 1.3.

1.4.3 Corporate Action. Prior to the Effective Time, the board of directors of AB and the Compensation Committee thereof, as applicable, will take all reasonable corporate actions, and adopt such resolutions as may be necessary or appropriate to effectuate this Section 1.4.

1.5 Deposit of Cash and Shares. At or prior to the Closing, GBCI will deposit, or will cause to be deposited, with the Exchange Agent, for the benefit of the holders of AB Stock, for exchange in accordance with this Section 1.5 and Section 1.6, (a) evidence of shares in book entry form, representing the GBCI Shares for payment of the Total Merger Consideration in full; (b) the aggregate cash in lieu of fractional shares to be paid in accordance with Section 1.3, and (c) cash in an amount necessary for payment for all in-the-money AB Options in accordance with Section 1.4.1 in full; provided that in lieu of deposit with the Exchange Agent GBCI may pay or cause AB to pay such amounts directly. Such cash and evidence of the GBCI Shares, together with any dividends or distributions with respect thereto, are referred to in this Agreement as the “Exchange Fund.” To the extent that the Exchange Fund diminishes for any reason below the amount required to promptly pay in full the amounts contemplated by this Section 1.5, GBCI shall promptly replace or restore such amounts so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make in full such payments contemplated by this Article 1. The Exchange Fund shall not be used for any purpose other than as provided in this Agreement.

1.6 Certificates.

1.6.1 Letter of Transmittal. GBCI will cause the Exchange Agent, within five Business Days following the Effective Date, to mail to each holder of record of a certificate evidencing shares of AB Stock (a “Certificate”) or evidence of a book-entry account statement relating to the ownership of shares of AB Stock (“Uncertificatcd Shares”) a customary form letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon surrender of the Certificates in accordance with this Section 1.6.1) advising such holder of the procedure for surrendering to the Exchange Agent the Certificates or Uncertificated Shares for the consideration to which such holder may be entitled pursuant to this Agreement (“Letter of Transmittal”).

1.6.2 Payment Procedures. Each Certificate and Uncertificated Share will, from and after the Effective Time, be deemed for all corporate purposes to represent and evidence only the right to receive the Per Share Stock Consideration (and cash for fractional shares in accordance with Section 1.3) owing in respect of the number of shares of AB Stock represented thereby. Following the Effective Time, (a) holders of Certificates will exchange their Certificates and, in accordance with instructions provided in the Letter of Transmittal, shall provide to the Exchange Agent a properly completed and executed Letter of Transmittal in order to effect the exchange of their Certificates, or (b) holders of Uncertificated Shares will provide to the Exchange Agent a properly completed and executed Letter of Transmittal and transfer their Uncertificated Shares by an “agent’s message” to the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in exchange for, (y) evidence of issuance in book entry form, or upon written request of such holder and appropriate payment therefor, certificates representing the aggregate number of shares of GBCI Common Stock equal to the Per Share Stock Consideration multiplied by the aggregate number of shares of AB Stock represented by such Certificates or Uncertificated Shares, rounded down to the nearest whole number, and (z) cash in lieu of fractional shares, if any, to which such holder is entitled in accordance with Section 1.3. Until such Certificate or “agent’s message” (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) and a properly executed Letter of Transmittal is received by the Exchange Agent (or, in the case of a lost, stolen, or destroyed Certificate, the procedure in Section 1.6.4 is complied with), the holder of AB Stock evidenced thereby will not be entitled to receive his, her or its Per Share Stock Consideration.

1.6.3 Issuance of Certificates in Other Names. Any Person requesting that any certificate evidencing GBCI Shares be issued in a name other than the name in which the surrendered Certificate or Uncertificated Share is registered must: (a) establish to GBCI’s satisfaction the right to receive the certificate evidencing GBCI Shares and (b) either pay to GBCI any applicable transfer or other Taxes or establish to GBCI’s satisfaction that all applicable Taxes have been paid or are not required.

1.6.4 Lost, Stolen, and Destroyed Certificates. With respect to a Certificate that has been lost, stolen or destroyed, the Exchange Agent will be authorized to issue or pay the holder’s Per Share Stock Consideration and cash in lieu of fractional shares in accordance with Section 1.3 in exchange thereof, if the holder provides GBCI with: (a) satisfactory evidence in a reasonable form that the holder owns AB Stock and that the Certificate representing this ownership is lost, stolen, or destroyed, (b) any affidavit or security GBCI’s transfer agent may require in accordance with its policies and procedures (including such bond as may be required by the Exchange Agent in accordance with such policies), and (c) any reasonable additional assurances that GBCI or the Exchange Agent may require.

1.6.5 Rights to Dividends and Distributions. After the Effective Time, no holder of any Certificate will be entitled to receive any dividends or other distributions otherwise payable to holders of record of GBCI Common Stock on any date on or after the Effective Date, unless the holder has surrendered in accordance with this Agreement his, her or its Certificates (or has met the requirements of Section 1.6.4) in exchange for certificates representing GBCI Shares or evidence of GBCI stock ownership. Surrender of Certificates will not deprive the holder of any dividends or distributions that the holder is entitled to receive as a record holder of

AB Stock prior to the Effective Time. When the holder surrenders his, her or its Certificates in exchange for GBCI Shares, the holder shall become a shareholder of record of GBCI and shall receive the amount, without interest, of any cash dividends and any other distributions declared and distributed after the Effective Time on the whole number of GBCI Shares into which the holder’s AB Stock was converted at the Effective Time.

1.6.6 Checks in Other Names. Any Person requesting that a check for any cash payable pursuant to this Agreement be issued in a name other than the name in which the Certificate or Uncertificated Shares surrendered in exchange for the cash is registered must establish to GBCI’s satisfaction the right to receive this cash.

1.6.7 Undelivered Certificates. Any portion of the Exchange Fund that remains unclaimed by shareholders of AB on a date that is 12 months after the Effective Date may be returned to GBCI, at GBCI’s election. To the extent so returned, holders of AB Stock who have not, prior to such time, complied with the provisions of this Section 1.6 will, from such time forward, look only to GBCI for payment of the Per Share Stock Consideration and cash in lieu of fractional shares to which they are entitled and/or unpaid dividends and distributions on the GBCI Shares deliverable with respect to each share of AB Stock held by such holders as determined pursuant to this Agreement, in each case, without any interest. Neither GBCI nor AB will be liable to any holder of AB Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. In the event of a dispute with respect to ownership of AB Stock, GBCI and the Exchange Agent shall be entitled to deposit the Per Share Stock Consideration and cash in lieu of fractional shares represented thereby in escrow with an independent third party with instructions to release the Per Share Stock Consideration as determined between the disputing parties promptly upon resolution of the dispute, and thereafter be relieved of any responsibility with respect to any claims thereto.

1.7 Bank Merger. The board of directors of Glacier Bank and the Bank, respectively, have adopted the Bank Merger Agreement and have caused the Bank Merger Agreement to be executed by Glacier Bank and the Bank simultaneously with the execution and delivery of this Agreement. Prior to the Effective Time, GBCI and AB, as the sole shareholders of Glacier Bank and the Bank, respectively, shall approve the Bank Merger and the Bank Merger Agreement. Immediately following the Effective Time, Glacier Bank and the Bank shall (a) consummate the Bank Merger and (b) file with the Montana Secretary of State and the Utah Division of Corporations, as applicable, articles of merger, in the form required by and executed in accordance with the relevant provisions of the MBCA and UBCA. The effect of the Bank Merger shall be as provided in the Bank Merger Agreement, applicable federal and state banking Laws and the applicable provisions of the UBCA and the MBCA.

ARTICLE 2

CLOSING OF TRANSACTION

2.1 Effective Date. The Merger shall be consummated at the Effective Time by the filing with and acceptance by the Montana Secretary of State and the Utah Division of Corporations of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the MBCA and UBCA (together, the “Articles of Merger”). The Effective Time will be the time specified in the Articles of Merger filed with the Montana Secretary of State and the Utah Division of Corporations, unless no time is specified in the Articles of Merger in which case it shall be the time that the filing is accepted. At the Closing, the parties shall cause the Articles of Merger to be filed with the Montana Secretary of State and the Utah Division of Corporations in accordance with the relevant provisions of the MBCA and the UBCA.

2.2 Events of Closing. Subject to the terms and conditions of this Agreement, unless otherwise agreed by the parties, the Merger shall be effective as of the last Business Day of the month occurring not less than five Business Days after fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) covered by Article 5 (other than those conditions or approvals that by their nature are to be satisfied by action taken at the Closing) (the “Condition Satisfaction”); provided, that (a) GBCI shall not be required to consummate the Transactions before October 31, 2021, or at fiscal year-end 2021 and (b) if the Outside Date is less than five Business Days after the Condition Satisfaction, then the Closing shall occur and be effective one Business Day prior to the Outside Date; provided further, that if the Closing would occur as of a quarter-end (but not fiscal year-end), then the Closing will occur and be effective on the first Business Day of the new quarter. At or prior to the Closing, all properly executed documents required by this Agreement will be delivered to the proper party, in form consistent with this Agreement. If any party fails to deliver a required document at the Closing or otherwise defaults under this Agreement prior to the Closing, then the Closing and the Merger will not occur unless the adversely affected party waives the default. In the event that the Condition Satisfaction occurs between November 24, 2021 and December 22, 2021, AB shall be deemed to have satisfied and/or GBCI shall for all purposes be deemed to have irrevocably and completely waived to the fullest extent permitted by applicable Law the conditions precedent set forth in Section 5.2.1 (except as relates to the representations and warranties referenced in clauses (a) and (b) of Section 5.2.1), Section 5.2.2 (except insofar as it relates to covenants required to be performed from and after the date of the Condition Satisfaction), Section 5.2.7 and Section 5.2.8, effective as of 11:59 p.m. Mountain Time on December 31, 2021.

2.3 Manner and Time of Closing. The Closing will take place remotely via the electronic exchange of documents and signatures on such date as the parties may reasonably agree, at 10:00 a.m. Mountain Time, or such other time as the parties agree.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of AB and the Bank. Each of AB and the Bank represents and warrants to GBCI and Glacier Bank that, except (a) as set forth in the AB SEC Reports prior to the Execution Date (but disregarding risk factor disclosures contained under the heading “Risk Factors, “ or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), or (b) as disclosed in a disclosure schedule to this Agreement (which disclosure schedule sets forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in this Agreement or as an exception to one or more representations or warranties contained in this Section 3.1 or Section 3.2, as applicable) (the “Disclosure Schedule”):

3.1.1 Organization and Good Standing; Authority.

(a) AB is a corporation duly organized, validly existing and in good standing under the Laws of the State of Utah, is a registered bank holding company pursuant to the BHC Act, and has all requisite corporate power and authority to own and operate its Properties and to carry on its businesses as now conducted. AB is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB. True and complete copies of the Articles of Incorporation and Bylaws of AB, as in effect as of the date of this Agreement, have previously been made available to GBCI. AB is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

(b) The Bank is duly organized, validly existing, and in good standing under the Laws of the State of Utah, is a Utah state-chartered bank subject to primary regulation, supervision and examination by the FDIC and the Utah Department of Financial Institutions and has all requisite corporate power and authority to own and operate its Properties and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act, as amended) to the fullest extent permitted by Law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. The Bank is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB. There are no restrictions on the ability of the Bank to pay dividends or distributions, other than restrictions on dividends or distributions generally applicable to similarly situated regulated entities. True and complete copies of the articles of incorporation and bylaws of the Bank, as in effect as of the date of this Agreement, have previously been made available to GBCI. The Bank is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

(c) AB has no Subsidiaries (other than the Bank) (the Bank is sometimes referred to herein as, the “AB Subsidiaries”).

(d) This Agreement has been duly executed and delivered by each of AB and the Bank and, assuming due and valid authorization, execution and delivery of this Agreement by GBCI and Glacier Bank, is a valid and binding obligation of each of AB and the Bank enforceable against AB and the Bank, respectively, in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought (the “General Enforceability Exceptions”).

3.1.2 No Breach or Violation.

(a) Assuming the approval described in Section 5.3.8 is obtained and all Requisite Regulatory Approvals made and/or obtained, as applicable, the execution, delivery and performance of this Agreement does not and will not, and the consummation of the Transactions will not, constitute or result in: (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of AB or the Bank, (ii) assuming that all consents, approvals, authorizations, permits, actions, filings or notifications contemplated by Section 3.1.2(b) have been obtained or made, as applicable, a material violation of any Law, or any governmental or non-governmental permit or license to which either AB or any AB Subsidiary, or any of their respective Properties or assets is subject, (iii) a breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) under any provision of any Material Contract, or (iv) any change in the rights or obligations of any party to a Material Contract, except, in the case of clause (iii) and clause (iv), as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB.

(b) The execution, delivery and performance of this Agreement by AB and the Bank and the consummation of the Transactions do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) applicable requirements of the Securities Act, including, without limitation, the filing and declaration of effectiveness of the Registration Statement, (ii) applicable requirements of the Exchange Act, (iii) the Requisite Regulatory Approvals, (iv) state securities, takeover and “Blue Sky” Laws, (v) the applicable requirements of the NASDAQ Capital Market, (vi) the filing of the Articles of Merger as required by the UBCA and the MBCA, and (vii) any such other consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB.

3.1.3 Capital Stock.

(a) The authorized capital stock of AB consists of 30,000,000 shares of AB Stock and 3,000,000 shares of preferred stock, par value $0.01 per share. A total of 18,876,639 shares of AB Stock were issued and outstanding as of the Execution Date, all of which shares were duly authorized, validly issued and are fully paid and nonassessable.

(b) The authorized capital stock of the Bank consists of 1,000,000 shares of common stock, no par value per share. A total of 126,513 shares of common stock of the Bank are issued and outstanding and owned by AB as of the Execution Date. All shares of Bank common stock issued and outstanding as of the Execution Date are owned by AB free and clear of all Liens (except as provided under 12 U.S.C. § 55 or any comparable provision of applicable state Law), are duly authorized, validly issued, and are fully paid, and nonassessable.

(c) Except as set forth in Schedule 3.1.3 and except for 101,065 shares of AB Stock reserved for issuance upon exercise of options duly granted under the AB Stock Plans and outstanding as of the Execution Date (the “AB Options”), 101,128 shares of AB Stock reserved for issuance upon the settlement of outstanding AB RSUs, and 936,239 shares of AB Stock reserved for issuance pursuant to future grants under the AB Stock Plans, (i) there are no shares of AB Stock reserved for issuance, (ii) there are no outstanding securities or rights convertible into or exchangeable for capital stock of or other equity or voting securities of or an ownership interest in AB or any AB Subsidiary, (iii) there are no outstanding subscriptions, options, warrants, stock appreciation, phantom stock, profit participation or similar rights, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights or other agreements or commitments of any nature relating to the acquisition of, or AB’s obligation to issue, transfer, redeem, repurchase, sell or register, capital stock of or other equity or voting securities of or an ownership interest in AB (or securities or rights convertible into or exchangeable or exercisable for capital stock of or other equity or voting securities of or an ownership interest in AB),

(iv) there are no voting trusts, shareholders’ agreements, proxies or other agreements or understandings in effect to which AB, or, to the Knowledge of AB, a director of AB, is a party with respect to the voting or transfer of any of the shares of capital stock of or other equity or voting securities of or an ownership interest in AB (other than the agreements described in Recital E), and (v) there are no outstanding subscriptions, options, warrants, stock appreciation, phantom stock, profit participation or similar rights, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights or other agreements or commitments of any nature relating to the acquisition of, or any AB Subsidiary’s obligation to issue, transfer, redeem, repurchase, sell or register, shares of capital stock of or other voting or equity securities of or ownership interests in any AB Subsidiary (or securities or rights convertible into or exchangeable or exercisable for shares of capital stock of or other voting or equity securities of or an ownership interest in any AB Subsidiary). The AB Stock, together with the securities described in the introductory clause of this Section 3.1.3(c), are referred to as the “AB Securities.”

(d) All outstanding shares of AB Stock and all outstanding shares of capital stock, voting securities, or other ownership interests in any AB Subsidiary, have been issued or granted, as applicable, in compliance in all material respects with all applicable Laws under the Securities Act, the Exchange Act and state securities and “Blue Sky” Laws.

3.1.4 Reports and Financial Statements.

(a) Since January 1, 2018, each of AB and the Bank have filed all reports and statements, together with any required amendments to these reports and statements (collectively, the “AB Regulatory Reports”), that they were required to file with (i) the Federal Reserve, (ii) the FDIC, and (iii) any other applicable federal or state banking, insurance, or other regulatory authorities, and has paid all material fees and assessments due and payable in connection herewith. Each of the AB Regulatory Reports, including the related financial statements and exhibits, complied as to form in all material respects with all applicable statutes, rules and regulations as of their respective dates.

(b) AB has filed all reports, schedules, registration statements, prospectuses, and other documents, together with all amendments thereto, required to be filed with the SEC since December 31, 2018 (the “AB SEC Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the AB SEC Reports complied (and each AB SEC Report filed subsequent to the date hereof and prior to the Effective Time will comply) in all material respects with applicable Laws and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the AB SEC Reports. To the Knowledge of AB, no enforcement action by the SEC relating to its disclosures in any AB SEC Report is pending or threatened against AB or its directors or officers.

(c) Each of A B’s balance sheets included in the AB Financial Statements has been prepared in conformity with GAAP and fairly presents in all material respects (or, in the case of AB Financial Statements for periods ending on a date following the Execution Date, will fairly present) the financial position of each of AB and the Bank as of the date of the balance sheet. Each of the statements of income, cash flows and shareholders’ equity included in the AB Financial Statements, fairly presents (or, in the case of AB Financial Statements to be prepared and filed with the SEC pursuant to AB’s reporting obligations under the Exchange Act for periods ending on a date following the Execution Date, will fairly present) the results of operations, shareholders’ equity and cash flows, as the case may be, of each of AB and the Bank for the periods set forth in these statements, in each case in accordance with GAAP, except as may be noted in these statements.

(d) AB maintains a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the businesses of AB and the AB Subsidiaries. Since January 1,2018, AB has not identified any material weaknesses in the design or operation of its internal control over financial reporting, and AB has not effected any material change in its internal control over financial reporting.

(e) Since January 1,2018, to the Knowledge of AB, neither AB nor any of the AB Subsidiaries, nor, any director, officer, or auditor of AB or any of the AB Subsidiaries, has received or otherwise obtained knowledge of any material complaint, allegation, or claim regarding (i) the accounting or auditing practices or procedures (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of AB or any AB Subsidiary, including any material complaint, allegation, or claim that AB or any AB Subsidiary has engaged in questionable accounting or auditing practices, or (ii) any material violation of securities laws, breach of fiduciary duty or similar violation by AB or any AB Subsidiary or any of their respective officers, directors, employees or agents.

(f) The books and records of AB and the AB Subsidiaries have been accurately maintained in all material respects, and in accordance with the business practices customary in the banking industry, and they fairly reflect the substance of events and transactions included therein. Such books and records comply in all material respects with applicable legal, regulatory, accounting and banking requirements in effect at the time they were produced.

(g) Schedule 3.1.4(g) lists all investments (other than investments in AB Subsidiaries and securities issued by any Governmental Authority) owned by AB, the Bank, or any other AB Subsidiary as of March 31, 2021. All such investments comply with all applicable Laws and regulations, including without limitation the BHC Act.

3.1.5 Properties.

(a) AB or the Bank has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens (other than Liens for Taxes not yet delinquent, nonmonetary Liens on the Owned Real Estate that do not adversely affect the use or value of the Owned Real Estate in any material respect, pledges to secure deposits and other security provided in the ordinary course of business including, without limitation, security for Federal Home Loan Bank borrowings, federal funds, repurchase agreements and any other Liens disclosed in the AB Financial Statements and any other Permitted Exceptions). Schedule 3.1.5(a) contains a true and complete list by address of the Owned Real Estate owned by AB or the Bank as of the Execution Date. Neither AB nor any AB Subsidiary: (i) lease or grant any Person (other than another AB Subsidiary) the right to occupy all or any part of the Owned Real Estate; (ii) other than to GBCI, has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Estate or any portion thereof or interest therein; or (iii) has received written notice of any pending, or, to the Knowledge of AB, threatened, condemnation proceeding affecting any Owned Real Estate or any portion thereof or interest therein. Neither AB nor any AB Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b) Schedule 3.1.5(b) contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the Execution Date for each Leased Real Estate (including the date and name of the parties to such Lease document). AB has delivered to GBCI a true and complete copy of each such Lease. With respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) neither AB nor any AB Subsidiary nor, to the Knowledge of AB, any other party to the Lease, is in material breach or material default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a material breach or material default on the part of AB or any AB Subsidiary under such Lease; (iii) AB’s or an AB Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed in any material respect, and to the Knowledge of AB, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease (other than Liens for Taxes not yet delinquent, non-monetary Liens on the estate created by such Lease that do not adversely affect the use or value of such estate in any material respect, pledges to secure deposits and other security provided in the ordinary course of business including, without limitation, security for Federal Home Loan Bank borrowings, federal funds and repurchase agreements). Neither AB nor any AB Subsidiary has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has AB or any AB Subsidiary subleased, licensed, or otherwise granted any Person (other than another AB Subsidiary) a right to use or occupy such Leased Real Estate or any portion thereof.

(c) The Owned Real Estate identified in Schedule 3.1.5(a) and the Leased Real Estate identified in Schedule 3.1.5(b) comprise all of the real property used or intended to be used in, or otherwise related to, the business of AB or any AB Subsidiary (collectively, the “Real Property”). To the Knowledge of AB, all buildings and structures on the Real Property and the equipment located thereon are in all material respects (i) in good operating condition and repair (ordinary wear and tear excepted) and (ii) in conformance with all ordinances, regulations, zoning and other Laws.

(d) AB has made available to GBCI, upon request, copies of each of the following to the extent in the possession or control of AB or its AB Subsidiaries and in any way related to the Real Property: (i) title policies together with legible copies of all underlying exceptions, (ii) zoning reports and zoning letters, and (iii) licenses and permits necessary for the use and occupancy of such real property for its current use. To the Knowledge of AB, no exceptions, reservations, or encumbrances have arisen or been created since the date of issuance of those policies that would interfere with the current use and occupancy of the Real Property (other than Liens for Taxes not yet delinquent).

(e) AB and each AB Subsidiary are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, on-premises ATMs, security systems, safe deposit boxes (exclusive of contents), vaults, sign structures and other tangible personal property and assets owned, leased, or used by AB or any AB Subsidiary, free and clear of all Liens (other than Liens for Taxes not yet delinquent, non-monetary Liens on the tangible personal property that do not adversely affect the use or value of the tangible personal property in any material respect, pledges to secure deposits and other security provided in the ordinary course of business including, without limitation, security for Federal Home Loan Bank borrowings, federal funds and repurchase agreements).

(f) Schedule 3.1.5(f) lists all of the Bank’s existing branches and offices, all off-site ATMs, and all new branches or offices that the Bank has applied to establish or purchase, along with the estimated cost to establish or purchase those new branches.

3.1.6 Environmental Matters.

(a) For purposes of this Agreement, the following definitions apply:

(i) “Subject Properties” with respect to AB and the AB Subsidiaries means (A) all real property at which its businesses have been conducted, and any property where under any Environmental Law it or any AB Subsidiary is deemed to be the present or past owner or operator of the property; (B) any facility in which it is or was the owner or operator of the facility; and (C) all other real property that, for purposes of any Environmental Law, it otherwise would be deemed to be a present or past owner or operator of or as otherwise having control over during the five years prior to the Execution Date.

(ii) “Environmental Laws” means all federal, state and local environmental, health, and safety Laws, regulations, orders, common Law and agency requirements relating to: (A) the protection or restoration of the environment, health and safety as it relates to exposures to Hazardous Substances or natural resource damages, (B) the handling, use, transportation, treatment, storage, presence, disposal, release or threatened release of, or exposure to, any Hazardous Substance, or (C) wetlands, indoor air quality, pollution, contamination or any injury or threat of injury to persons or property from exposure to any Hazardous Substance, including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, and the Federal Clean Air Act, each as amended, and including their respective state counterparts.

(iii) “Hazardous Substances” means any substance, material or waste that is (A) defined as a “hazardous substance,” “pollutant or contaminant,” or “hazardous waste” or otherwise regulated pursuant to any Environmental Law, or (B) petroleum or a petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, or any other substance defined as “hazardous,” “dangerous,” or “toxic” under any Environmental Law.

(b) To the Knowledge of AB, the Subject Properties currently owned, operated or leased are, and the Subject Properties owned, operated, or leased at any time during the past five years was at the time owned, operated, or leased, in material compliance with all applicable Environmental Laws, and to the Knowledge of AB, no circumstances exist, or existed at the time a Subject Properties, which is no longer owned, operated or leased, was owned, operated, or leased, that would result in a material violation of such Environmental Laws.

(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB, neither AB nor any of the AB Subsidiaries has any pending or, to the Knowledge of AB, threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving AB, its AB Subsidiaries or any Subject Properties, relating to:

(i) an asserted liability of AB or any AB Subsidiaries, or any prior owner, occupier, or user of the Subject Properties under any applicable Environmental Law or the terms and conditions of any permit, license, authority, settlement, agreement, decree or other obligation arising under any applicable Environmental Law;

(ii) the handling, storage, use, transportation, removal, release or disposal of Hazardous Substances;

(iii) the actual or threatened discharge, release or emission of Hazardous Substances from, on or under or within the Subject Properties into the air, water, surface water, ground water, land surface, or subsurface strata; or

(iv) personal injuries or damage to the Subject Properties related to or arising out of the release, use or disposal of Hazardous Substances.

(d) Except as disclosed on Schedule 3.1.6, to the Knowledge of AB, no drums, barrels or storage tanks underground or similar vessels containing Hazardous Substances are present on the Subject Properties currently owned, operated, or leased by AB or its AB Subsidiaries, or, if present, none of such vessels is leaking and each of them is in material compliance with all applicable Environmental Laws. With respect to any Subject Properties, except as would be in material compliance with applicable Environmental Laws, neither AB nor the Bank owns, possesses or controls any PCBs, PCB-contaminated fluids, wastes or equipment, or any material amount of asbestos or asbestos-containing material. Any asbestos or asbestos-containing material on the Subject Properties currently owned by AB or its AB Subsidiaries, is properly contained in compliance with all applicable Environmental Laws in all material respects, and to the Knowledge of AB, there is no threat that asbestos or asbestos-containing material will be released into the environment in violation of Environmental Law in the present condition of such asbestos or asbestos-containing material as such Subject Properties are currently operated. To the Knowledge of AB, no Hazardous Substances have been discharged, released or emitted, at or on or from any Subject Properties, except in compliance in all material respects with applicable Environmental Laws.

(e) To the Knowledge of AB, no part of the Subject Properties requires material investigation, monitoring or other remedial action under any applicable Environmental Law.

(f) To the Knowledge of AB, no condition from, on or under the Subject Properties exists with respect to the Subject Properties that would require material remedial action by AB or any AB Subsidiaries under applicable Environmental Laws.

3 .1. 7 Taxes.

(a) Tax Returns and Payment of Taxes. AB and each AB Subsidiary have duly and timely filed or caused to be filed (taking into account any valid extensions) all income and other material Tax Returns required by Law to be filed by each of them. Such Tax Returns are true, complete and correct in all material respects. Neither AB nor any AB Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. All income and other material Taxes due and owing by AB or any AB Subsidiary (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, AB has made an adequate provision for such Taxes in the AB Financial Statements (in accordance with GAAP). The most recent AB Financial Statements reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by AB and the Bank through the date of such financial statements. None of AB or any AB Subsidiary has incurred any material liability for Taxes since the date of AB’s most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. AB has made available to GBCI complete and accurate copies of all U.S. federal, state, local and non-U.S. income and franchise Tax Returns filed by or on behalf of AB or any of its AB Subsidiaries for any Tax period ending after January 1, 2017.

(c) Withholding. AB and the AB Subsidiaries have at all times withheld and paid all material amounts of Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.

(d) Liens. There are no Liens for Taxes upon the assets of AB or any AB Subsidiary other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been made in the AB Financial Statements.

(e) Tax Deficiencies and Audits. No deficiency for any amount of income or other Taxes which has been proposed, asserted or assessed in writing by any taxing authority against AB or any AB Subsidiary remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of AB or any AB Subsidiary. There are no audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any income or other Taxes of AB or any of its AB Subsidiaries of which AB has Knowledge. Schedule 3.1.7(e) lists all U.S. federal, state, local and non-U.S. annual income Tax Returns filed with respect to AB or any AB Subsidiary for taxable periods ended on or after January 1, 2016, indicates which of those Tax Returns have been audited, and indicates which of those Tax Returns currently are the subject of audit.

(f) Tax Jurisdictions. No written claim by any taxing authority in a jurisdiction in which neither AB nor any AB Subsidiary files or has filed Tax Returns has been received by AB or any AB Subsidiary since January 1, 2017, asserting that AB or any AB Subsidiary is or may be subject to Tax in that jurisdiction.

(g) Tax Rulings. None of AB or any AB Subsidiary have requested or are the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any taxing authority with respect to any Taxes, nor is any such request outstanding.

(h) Consolidated Groups. Transferee Liability and Tax Agreements. None of AB or any AB Subsidiary (i) have been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis (except for a group including solely AB and its AB Subsidiaries), (ii) have any liability for Taxes of any Person (other than AB or any AB Subsidiary) under Treasury Regulations Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, or by contract (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes), or (iii) are a party to, bound by or has any liability under any Tax sharing, allocation or indemnification agreement or arrangement (except for such agreements or arrangements solely between AB and/or any AB Subsidiary and except for commercial agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

(i) Post-Closing Tax Items. AB and the AB Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the date of Closing as a result of any (i) material change in method of accounting for a taxable period ending on or prior to the Effective Date made prior to the Closing, (ii) “closing agreement” as described in lRC Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the date of Closing, (iii) material installment sale or open transaction disposition made on or prior to the date of Closing, (iv) material prepaid amount received on or prior to the date of Closing, (v) election under IRC Section 108(i), (vi) inclusion under Code Section 965(a), or (vii) election under Code Section 965(h) or (i).

(j) Ownership Changes. Without regard to this Agreement, none of AB or any AB Subsidiary have undergone an “ownership change” within the meaning of IRC Section 382 at any time since January 1, 2017.

(k) U.S. Real Property Holding Corporation. None of AB or any AB Subsidiary have been a United States real property holding corporation (as defined in IRC Section 897(c)(2)) during the applicable period specified in lRC Section 897(c)(l)(A).

(I) IRC Section 355. None of AB, the Bank or any other AB Subsidiary have been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in IRC Section 355.

(m) Listed Transactions. None of AB, the Bank, or any other AB Subsidiary have been a party to, or a promoter of, a “listed transaction” within the meaning of lRC Section 6707A(c)(2) and Treasury Regulations 1.6011-4(b)(2) at any time since January 1, 2017.

(n) IRC Section 280G. Except as set forth in Schedule 3.1.7(n), none of AB or any AB Subsidiary have made any payments, are obligated to make any payments or are a party to any agreement that could obligate AB or any AB Subsidiary to make any payments that are not deductible under IRC Section 280G.

3.1.8 Regulatory Matters.

(a) Since January 1, 2018, to the Knowledge of AB, AB and each AB Subsidiary have complied in all material respects with, and are not in default or violation in any material respect of, (i) any applicable Laws, including without limitation all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Real Estate Settlement Procedures Act and Regulation X and any other Laws or regulations relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, and all requirements relating to the origination, sale and servicing of mortgage and consumer loans and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information, and AB has no Knowledge of, nor has it received since January 1, 2018, written notice of, any defaults or violations of any applicable Law.

(b) None of AB or any AB Subsidiary are a party to any cease and desist order, written agreement, or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or are subject to any order or directive by, or are a recipient of any extraordinary supervisory letter from, or have adopted any board resolutions that continue to be effective on or after the Execution Date at the request of, federal or state regulatory authorities, nor have any of them been advised by such authorities that they are contemplating issuing or requesting any such order, agreement, memorandum or similar document or undertaking.

(c) Each of AB and the AB Subsidiaries has, to the Knowledge of AB, administered all accounts for which it acts as a fiduciary, including accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, materially in accordance with the terms of the governing documents and applicable Law. None of AB, any AB Subsidiary, or any director, officer, or employee of AB or any AB Subsidiary have, to the Knowledge of AB, committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account accurately reflect in all material respects the assets of such fiduciary account.

(d) None of AB or any AB Subsidiary, nor, to the Knowledge of AB, any of their respective directors, officers, employees, agents, or any other persons acting on their behalf, (i) have violated the Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1 et seq., as amended, or any other similar applicable foreign, federal or state legal requirement, (ii) have made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person while knowing or having a reasonable belief that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing an improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) have paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) have violated or operated in noncompliance with any export restrictions, money laundering Law, anti-terrorism Law or regulation, anti-boycott regulations or embargo regulations, or (v) are currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(e) To the extent that either AB or the Bank has originated or otherwise participated in any program or benefit created or modified by the Covid-19 Relief Acts, including but not limited to the PPP, it has done so in good faith and in material compliance with all Laws governing such program, including but not limited to all regulations and guidance issued by the SBA with the respect to loans originated pursuant to or in association with the PPP. To the extent that either AB or the Bank has originated or otherwise participated in the PPP, it has done so in good faith and in material compliance with all applicable Laws in effect at the time.

3.1.9 Material Contracts.

(a) Except for arrangements which may be made after the date and in accordance with the terms of this Agreement, Leases or any Plans or Compensation Plans, none of AB or any AB Subsidiary are bound by any Material Contract that has not been set forth in Schedule 3.1.9(a). For purposes of this Agreement, a “Material Contract” is a contract, agreement, or arrangement to which AB or the Bank is a party that:

(i) contains a non-compete or client or customer non-solicit requirement or any other provisions that materially restricts the conduct of, or the manner of conducting, any line of business of AB or any AB Subsidiary;

(ii) obligates AB or any AB Subsidiary to conduct business with any third party on an exclusive basis;

(iii) grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights, or Properties of AB or any AB Subsidiary;

(iv) limits the payment of dividends by AB or any AB Subsidiary;

(v) relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement with any third party, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;

(vi) provides for payments to be made by AB or any AB Subsidiary upon a change in control thereof;

(vii) provides for an ongoing obligation of indemnification by AB or any AB Subsidiary of any Person, except for contracts entered into in the ordinary course of business providing for customary and immaterial indemnification;

(viii) is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $100,000 per annum (other than any such contracts which are terminable by AB or any AB Subsidiary on 30 days or less notice without any required payment or other conditions, other than the condition of notice);

(ix) involves capital expenditures in excess of $100,000 per project or series of related projects, or $250,000 in the aggregate;

(x) is a contract, agreement, or arrangement to which any Affiliate, officer, director, employee or consultant of AB or any AB Subsidiary is a party or beneficiary (except with respect to loans to, or deposit or asset management accounts of, directors, officers and employees entered into in the ordinary course of business and in material accordance with all applicable regulatory requirements with respect to it);

(xi) would prevent, materially delay or materially impede AB’s ability to consummate the Merger or the other transactions contemplated hereby;

(xii) contains a put, call or similar right pursuant to which AB or any AB Subsidiary could be required to purchase or sell, as applicable, any equity interests of any Person or assets; or

(xiii) is otherwise not entered into in the ordinary course of the business of AB or any AB Subsidiary or is to be performed after the Execution Date and is material to the operations of AB or any AB Subsidiary or to AB’s financial condition or results of operations on a consolidated basis.

(b) (i) Each Material Contract is a valid and legally binding agreement of AB or any AB Subsidiary, as applicable, and, to the Knowledge of AB, the counterparty or counterparties thereto, is enforceable in accordance with its terms (except as may be limited by the General Enforceability Exceptions) and is in full force and effect; (ii) AB or an AB Subsidiary have duly performed all material obligations required to be performed by it prior to the date hereof under each Material Contract; (iii) none of AB or an AB Subsidiary and, to the Knowledge of AB, any counterparty or counterparties, are in breach of any material provision of any Material Contract; and (iv) to the Knowledge of AB and except as set forth in Schedule 3.1.9(b), no event or condition exists that constitutes, after notice or lapse of time or both, will constitute, a material breach, violation or default on the part of AB or an AB Subsidiary under any such Material Contract or provide any party thereto with the right to terminate such Material Contract. Schedule 3.1.9(b) sets forth a true and complete list of all Material Contracts pursuant to which consents, notices or waivers are required, in each case, prior to the performance by AB of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby.

3.1.10 Compliance. Each of AB and the AB Subsidiaries has at all times since January 1, 2018, been in compliance with all applicable Laws and had all material permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit AB and each AB Subsidiary to carry on their respective businesses as they are presently conducted, except where the failure to do so has not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB. All such material permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the Knowledge of AB, no suspension or cancellation of any of them is threatened.

3.1.11 Litigation. No material litigation, arbitration, proceeding or controversy before any Governmental Authority is pending on behalf of AB, the Bank (other than routine foreclosure proceedings), or any other AB Subsidiary, and there is no material pending litigation, arbitration, claim, action, proceeding or, to the Knowledge of AB, investigation against AB, the Bank, or any other AB Subsidiary and, to the Knowledge of AB, no such litigation, arbitration, claim, action, investigation or proceeding has been threatened or is contemplated.

3.1.12 No Material Adverse Effect. Since December 31, 2020, (a) AB and the AB Subsidiaries have conducted their respective businesses only in the ordinary course of business, and (b) there has been no event that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB.

3.1.13 Asset Classification.

(a) Schedule 3.1.13 sets forth a list, accurate and complete, as of December 31, 2020, and as of March 31, 2021, except as otherwise expressly noted, and separated by category of classification or criticism (“Asset Classification”), of the aggregate amounts of loans (including loans originated pursuant to or in association with the PPP), extensions of credit and other assets of AB and the Bank that have been criticized or classified by any internal audit conducted by AB and/or the Bank, taking into account any assets that have been criticized or classified by any Governmental Authority.

(b) No amounts of the Bank’s loans, extensions of credit or other assets that have been classified by the Bank, in each case consistent with GAAP or applicable regulatory requirements, as “Other Assets Especially Mentioned,” “Substandard,” “Doubtful,” “Loss,” as of December 31, 2020, or as of March 31, 2021, are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were paid off or charged off by AB or the Bank before the Execution Date.

3.1.14 Insurance. AB and the Bank have taken all requisite action (including the making of claims and the giving of notices) under their respective directors’ and officers’ liability insurance policy or policies in order to preserve all material rights under such policies with respect to all matters known to any of them (other than matters arising in connection with, and the transactions contemplated by, this Agreement). Schedule 3.1.14 lists all insurance policies maintained by AB and the AB Subsidiaries within the prior five years, including, without limitation, all directors’ and officers’ liability and employee fiduciary policies.

3.1.15 Labor Matters.

(a) None of AB or any AB Subsidiary are a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization. Neither AB nor any AB Subsidiary is the subject of any material proceeding: (i) asserting that it has committed an unfair labor practice or (ii) seeking to compel it to bargain with any labor organization as to wages or conditions of employment. No strike involving AB or any AB Subsidiary is pending or, to the Knowledge of AB, threatened. AB has no Knowledge of any activity involving any Employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

(b) AB has made available to GBCI all material personnel manuals, handbooks, or policies, rules or procedures applicable to Employees and the terms of their employment. Each of AB and its AB Subsidiaries are and since January 1, 2018, have been in compliance in all material respects with all applicable Laws respecting hiring and employment, including but not limited to, discrimination or harassment in employment, retaliation, reasonable accommodation, terms and conditions of employment, termination of employment, wages, overtime classification, hours, leaves of absence, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices and classification of employees, consultants and independent contractors, in each case, except any noncompliance which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AB. Other than as listed on Schedule 3.1.15, no Employee has a written contract or agreement that prohibits such person from being dismissed immediately and without prior notice to such Employee and without liability to AB or any AB Subsidiary (other than for salary or wages for time worked and benefits earned prior to the date of such termination). AB has provided to GBCI a true and complete list of all independent contractors and consultants to AB or an AB Subsidiary, including such contractor or consultant’s name, date of commencement, and rate of compensation payable, and all such consultants can be terminated immediately and without prior notice to the consultant.

3.1.16 Employee Benefits.

(a) AB has no ERISA Affiliates (other than the Bank).

(b) For purposes of this Agreement, “Plan,” or “Plans,” individually or collectively, means any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by AB, the Bank or any other AB Subsidiary, as the case may be. AB and the AB Subsidiaries are not now nor have ever been a contributing employer to, or sponsor of, a “multiemployer plan” within the meaning of ERISA Section 3(37) or 400l(a)(3) or a single employer plan subject to Title IV of ERISA.

(c) Schedule 3.l.16(c) sets forth a list, as of the Execution Date, of (i) all Plans, stock purchase plans, restricted stock and stock option plans, and other deferred compensation arrangements, and (ii) all other material employee benefit plans, programs, policies, agreements, collective bargaining agreements, or other arrangements providing for compensation, severance, incentive compensation, bonuses, performance awards, or other compensation, or for fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, and whether or not subject to ERISA, that is or has been sponsored, maintained, contributed to, or required to be contributed to, by AB or any AB Subsidiary for the benefit of any employees or former employees of AB or any AB Subsidiary (collectively, “Employees”), including, without limitation, all salary continuation or supplementation agreements between AB or any AB Subsidiary and any of their respective officers, directors, or employees (collectively, the “Compensation Plans”). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, summary of material modifications, governmental filings (on Form 5500 series or otherwise) and actuarial reports relating to such Compensation Plans), including plan documents and related amendments, and all material correspondence relating to any Compensation Plan from or with any Governmental Authority in the last five years, as well as each plan’s most recent determination, opinion, or advisory letter from the Internal Revenue Service, if any, have been made available to GBCI.

(d) All of the Compensation Plans have been maintained, and are, in all material respects, in compliance (both in form and operation) with any applicable Laws, including ERISA and the IRC. Each Plan that is an “employee pension benefit plan” within the meaning of ERISA Section 3(2) and that is intended to be qualified under IRC Section 40l(a), has either received a favorable determination letter from the Internal Revenue Service or consists of a master, prototype, or volume submitter plan which has received an opinion or advisory letter from the Internal Revenue Service and, as of the date hereof no such determination letter has been revoked, no revocation has been threatened, and, to the Knowledge of AB, nothing has occurred since the date of such letter that would reasonably be expected to adversely affect the qualified status of each such Plan. All such Plans have been timely amended for all such requirements. No litigation, audit, or investigation relating to the Compensation Plans is pending or, to the Knowledge of AB, threatened. To the Knowledge of AB, there has been no “non-exempt prohibited transaction”, as such term is defined in ERISA Section 406 or IRC Section 4975, with respect to any Plan and neither AB nor any AB Subsidiary has engaged in such non-exempt prohibited transactions with respect to any Plan.

(e) All contributions required to be made under the terms of any Plans have been timely made and paid in full or, to the extent not required to be made or paid on or before the date of this Agreement, have been accrued and reflected in the AB Financial Statements. Neither AB nor the AB Subsidiaries are subject to any material liability or penalty under IRC Sections 4976 through 4980 or Title I of ERISA. No Plan has an “accumulated funding deficiency” (whether waived or not waived) within the meaning if IRC Section 412 or ERISA Section 302. None of AB or any AB Subsidiary have provided, or are required to provide, security to any Plan under IRC Sections 401(a)(29) or 412(t) of ERISA Sections 306 and 307.

(f) Except as required by IRC Section 4980B or Part 6 of Subtitle B of Title I of ERISA (or any similar state Law), neither AB nor any AB Subsidiary have any material obligations for retiree health or life benefits.

(g) No provision of the documents governing any Plan contains restrictions on the rights of AB or any AB Subsidiary or their successors to amend, merge, or terminate any Plan without incurring liability under such Plan other than normal liabilities for benefits. Neither AB nor any AB Subsidiary has a commitment or obligation, or has made any representations, to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Plan or any collective bargaining agreement, in connection with the consummation of the Transactions or otherwise.

(h) Except as disclosed in Schedule 3.l.l6(h), the Transactions (either alone or upon the occurrence of any additional or subsequent events) will not result in (i) vesting, acceleration, or increase of any amounts payable under any Compensation Plan, (ii) any increase in benefits under any Compensation Plan, (iii) payment of any severance, true-up, change in control, or similar payments or compensation or any forgiveness of any indebtedness under any Compensation Plan, or (iv) result in an “excess parachute payment” within the meaning of IRC Section 280G(b). All payments set forth in Schedule 3.1.16(h) have been properly accrued in accordance with GAAP.

(i) Except as disclosed in Schedule 3.1.16(i), neither AB nor any AB Subsidiaries maintain an executive supplemental retirement plan or similar arrangement for any current or former officers, directors, or employees.

(j) To the Knowledge of AB, all required reports and descriptions (including, but not limited to, Form 5500 annual reports, summary annual reports, summary plan descriptions, and summary of material modifications) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the IRC with respect to each Plan in all material respects. The requirements of COBRA and any applicable state continuation laws have been met in all material respects with respect to each applicable Plan.

(k) Each Compensation Plan that is subject to IRC Section 409A has in all material respects been operated in compliance with, and is in documentary compliance with, such section and all applicable regulations and regulatory guidance (including, without limitation, proposed regulations, notices, and rulings).

3.1.17 Required Vote; Takeover Laws.

(a) The affirmative vote of the holders of a majority of the outstanding shares of AB Stock entitled to vote is necessary to approve this Agreement and the Merger on behalf of AB. No other vote of the shareholders of AB is required by Law, AB’s articles of incorporation or bylaws, or otherwise to approve this Agreement and the Transactions contemplated by this Agreement.

(b) AB and the Bank have taken all action required to be taken in order to exempt this Agreement and the Transactions from, and this Agreement and the Transactions are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “business combination,” or other antitakeover Laws and regulations of any state, including, without limitation, the State of Utah, applicable to it (collectively, “Takeover Laws”). AB and the Bank have taken all action required to be taken by them in order to make this Agreement and the Transactions comply with, and this Agreement and the Transactions do comply with, the requirements of any articles, sections, or provisions of the articles of incorporation and bylaws of AB and the Bank concerning “business combination,” “fair price,” “voting requirement,” “constituency requirement,” or other related provisions (collectively, the “Takeover Provisions”). AB has no shareholder rights plan, “poison pill,” or similar plan.

3.1.18 Fairness Opinion. Prior to the execution of this Agreement, the board of directors of AB has received an opinion (which if initially rendered verbally, has been or will be confirmed by a written opinion as of the same date) from KBW, to the effect that, as of the date thereof and based upon and subject to the terms, conditions and qualifications set forth therein, the Per Share Stock Consideration is fair, from a financial point of view, to the holders of AB Stock (the “Fairness Opinion”). Such Fairness Opinion has not been amended or rescinded and continues in effect as of the date hereof.

3.1.19 Broker’s or Finder’s Fees. Except for the fees of KBW to obtain the Fairness Opinion and for advisory services relating to the Transactions pursuant to an agreement that has been disclosed to GBCI, no agent, broker, Person or firm acting on behalf of AB or any AB Subsidiary, or under their authority, is or will be entitled to any commission, broker’s, finder’s or financial advisory fee in connection with the Transactions.

3.1.20 Tax Treatment of Merger. To the Knowledge of AB, there is no fact or circumstance relating to it or its Subsidiaries that would prevent the Merger from qualifying as a reorganization under IRC Section 368(a).

3.1.21 No Other Representations or Warranties.

(a) Except for the representations and warranties made by AB and the Bank in this Section 3.1, none of AB, any AB Subsidiary or any other Person makes any representations or warranties on behalf of AB or any AB Subsidiary.

(b) AB and the Bank acknowledge and agree that GBCI and Glacier Bank have not made and are not making, and AB and the Bank have not relied upon, any express or implied representation or warranty other than those contained Section 3.2.

3.2 Representations and Warranties of GBCI and Glacier Bank. Each of GBCI and Glacier Bank represents and warrants to AB and the Bank that, except (a) as set forth in the GBCI SEC Reports prior to the Execution Date (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), or (b) as disclosed in the Disclosure Schedule:

3.2.1 Organization and Good Standing; Authority.

(a) GBCI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Montana, is a registered bank holding company pursuant to the BHC Act, and has all requisite corporate power and authority to own and operate its Properties and to carry on its businesses as now conducted. GBCI is not in violation of any of the provisions of its articles of incorporation or bylaws.

(b) Glacier Bank is a corporation duly organized, validly existing and in good standing under the Laws of the State of Montana, is a Montana state-chartered bank and has all requisite corporate power and authority to own and operate its Properties and to carry on its business as now conducted. Glacier Bank is not in violation of any of the provisions of its articles of incorporation or bylaws.

(c) Each GBCI Subsidiary is either a commercial bank, a statutory trust or a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation and has all requisite power and authority to own and operate its Properties and to carry on its businesses as now conducted.

(d) This Agreement has been duly executed and delivered by each of GBCI and the Bank and, assuming due and valid authorization, execution and delivery of this Agreement by AB and the Bank, is a valid and binding obligation of each of GBCI and Glacier Bank enforceable against GBCI and Glacier Bank, respectively, in accordance with its terms, except for the General Enforceability Exceptions.

3.2.2 No Breach or Violation.

(a) The execution, delivery and performance (assuming all Requisite Regulatory Approvals are duly made and/or obtained) of this Agreement does not and will not, and the consummation (assuming all Requisite Regulatory Approvals are duly made and/or obtained) of the Transactions will not, constitute or result in: (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of GBCI or Glacier Bank, (ii) a breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) under any provision of any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation by which GBCI or any GBCI Subsidiary or its assets or properties is bound or to which it is a party (collectively, the “GBCI Contracts”), (iii) assuming that all consents, approvals, authorizations, permits, actions, filings or notifications contemplated by Section 3.2.2(b) have been obtained or made, as applicable, a material violation of any Law or any governmental or non-governmental permit or license to which either GBCI or any GBCI Subsidiary, or any of their respective Properties or assets is subject, or (iv) any change in the rights or obligations of any party to a GBCI Contract, except, in the case of clause (ii) and clause (iv), as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on GBCI. No other corporate proceeding or action is required to be taken by it relating to the performance by it of this Agreement or the consummation of the Transaction.

(b) The execution, delivery and performance of this Agreement by GBCI and Glacier Bank and the consummation of the Transactions do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) applicable requirements of the Securities Act, including, without limitation, the filing and declaration of effectiveness of the Registration Statement, (ii) applicable requirements of the Exchange Act, (iii) the Requisite Regulatory Approvals, (iv) state securities, takeover and “Blue Sky” Laws, (v) the applicable requirements of the NASDAQ Global Select Market, (vi) the filing of the Articles of Merger as required by the UBCA and the MBCA, and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on GBCI.

3.2.3 Capital Stock.

(a) The authorized capital stock of GBCI consists of 1,000,000 shares of GBCI Preferred Stock and 117,187,500 shares of GBCI Common Stock. No shares of GBCI Preferred Stock are outstanding, and a total of 95,505,862 shares of GBCI Common Stock were issued and outstanding as of April 30, 2021, all of which shares were duly authorized, validly issued and fully paid and nonassessable.

(b) As of April 30, 2021, except for 5,575 shares of GBCI Common Stock reserved for issuance upon exercise of options duly granted under the GBCI Stock Plan and outstanding, 217,231 shares of GBCI Common Stock reserved for issuance upon the settlement of outstanding or payable restricted stock units under the GBCI Stock Plans and 1,802,978 shares of GBCI Common Stock reserved for issuance pursuant to future grants under the GBCI Stock Plans, (i) there are no shares of GBCI Common Stock reserved for issuance, (ii) there are no outstanding securities or rights convertible into or exchangeable for capital stock of or other equity or voting securities of or an ownership interest in GBCI or any GBCI

Subsidiary, and (iii) there are no outstanding subscriptions, options, warrants, stock appreciation, phantom stock, profit participation or similar rights, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights or other agreements or commitments of any nature relating to the acquisition of, or GBCI’s obligation to issue, transfer, redeem, repurchase, sell or register, capital stock of or other equity or voting securities of or an ownership interest in GBCI (or securities or rights convertible into or exchangeable or exercisable for capital stock of or other equity or voting securities of or an ownership interest in GBCI).

3.2.4 Reports and Financial Statements.

(a) Since January 1, 2018, GBCI and each GBCI Subsidiary has filed all reports and statements, together with any required amendments to these reports and statements (collectively, the “GBCI Regulatory Reports”), that they were required to file with (i) the Federal Reserve, (ii) the FDIC, and (iii) any other applicable federal or state banking, insurance, or other regulatory authorities, and has paid all material fees and assessments due and payable in connection herewith. Each of the GBCI Regulatory Reports, including the related financial statements and exhibits, complied as to form in all material respects with all applicable statutes, rules and regulations as of their respective dates.

(b) GBCI has filed all reports, schedules, registration statements, prospectuses, and other documents, together with all amendments thereto, required to be filed with the SEC since December 31, 2018 (the “GBCI SEC Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the GBCI SEC Reports complied (and each GBCI SEC Report filed subsequent to the date hereof and prior to the Effective Time will comply) in all material respects with applicable Laws and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the GBCI SEC Reports. To the Knowledge of GBCI, no enforcement action by the SEC relating to its disclosures in any GBCI SEC Report is pending or threatened against GBCI or its directors or officers.

(c) Each of GBCI’s balance sheets included in the GBCI Financial Statements has been prepared in conformity with GAAP and fairly presents in all material respects (or, in the case of GBCI financial Statements for periods ending on a date following the Execution Date, will fairly present) the financial position of GBCI and its Subsidiaries as of the date of the balance sheet. Each of the statements of income, cash flows and shareholders’ equity included in the GBCI Financial Statements, fairly presents (or, in the case of GBCI Financial Statements to be prepared and filed with the SEC pursuant to GBCI’s reporting obligations under the Exchange Act for periods ending on a date following the Execution Date, will fairly present) the results of operations, shareholders’ equity and cash flows, as the case may be, of GBCI and its Subsidiaries for the periods set forth in these statements, in each case in accordance with GAAP, except as may be noted in these statements.

(d) GBCI maintains a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the businesses of GBCI and the GBCI Subsidiaries. Since January 1, 2018, GBCI has not identified any material weaknesses in the design or operation of its internal control over financial reporting, and GBCI has not effected any material change in its internal control over financial reporting.

(e) The books and records of GBCI and the GBCI Subsidiaries have been accurately maintained in all material respects, and in accordance with the business practices customary in the banking industry, and they fairly reflect the substance of events and transactions included therein. Such books and records comply in all material respects with applicable legal, regulatory, accounting and banking requirements in effect at the time they were produced.

3.2.5 Financing and Shares Available. GBCI has, and at the Effective Time will have, (a) sufficient cash and cash equivalents on hand to pay cash in lieu of fractional shares and all cash payable upon cancellation of the AB Options; and (b) a sufficient number of shares of GBCI Common Stock authorized and available to issue the GBCI Shares.

3.2.6 Regulatory Matters.

(a) Since January I, 2018, to the Knowledge of GBCI, GBCI and each GBCI Subsidiary have complied in all material respects with, and are not in default or violation in any material respect of (i) any applicable Laws including, without limitation, all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Real Estate Settlement Procedures Act and Regulation X and any other Laws or regulations relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, and all requirements relating to the origination, sale and servicing of mortgage and consumer loans and (ii) any posted or internal privacy policies relating to data protection or privacy, including without Limitation, the protection of personal information, and GBCI has no Knowledge of, nor has it received since January 1, 2018, written notice of, any defaults or violations of any applicable Law.

(b) None of GBCI or any GBCI Subsidiary is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions that continue to be effective on or after the Execution Date at the request of any Governmental Authority, nor has it been advised by such Governmental Authorities that they are contemplating issuing or requesting any such order, agreement, memorandum or similar document or undertaking.

(c) To GBCI’s Knowledge, as of the date of this Agreement, there is no fact or circumstance that would reasonably be expected to result in any of the Requisite Regulatory Approvals not being received in order to permit consummation of the Transactions on a timely basis.

3.2.7 Compliance. Except as has not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on GBCI, each of GBCI and the GBCI Subsidiaries (a) is and, since January 1, 2018, has been in compliance with all applicable Laws and (b) has at all times since January 1, 2018, had all material permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit GBCI and each GBCI Subsidiary to carry on their respective businesses as they are presently conducted.

3.2.8 Litigation. No material litigation, arbitration, proceeding, or controversy before any Governmental Authority is pending, and there is no pending, or to the Knowledge of GBCI, threatened, litigation, arbitration, claim, action, proceeding or investigation against GBCI or any GBCI Subsidiary which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on GBCI or to materially hinder or delay consummation of the Merger.

3.2.9 No Material Adverse Effect. Since December 31, 2020, (a) GBCI, Glacier Bank and the other GBCI Subsidiaries have conducted their respective businesses only in the ordinary course of business, and (b) there has been no event that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on GBCI.

3.2.10 Tax Treatment of Merger. To the Knowledge of GBCI, there is no fact or circumstance relating to it or its Subsidiaries that would prevent the Merger from qualifying as a reorganization under IRC Section 368(a).

3.2.11 No Other Representations or Warranties.

(a) Except for the representations and warranties made by GBCI and Glacier Bank in this Section 3.2, none of GBCI, any GBCI Subsidiary or any other Person makes any representations or warranties on behalf of GBCI or any GBCI Subsidiary.

(b) GBCI and Glacier Bank acknowledge and agree that AB and the Bank have not made and are not making, and GBCI and Glacier Bank have not relied upon, any express or implied representation or warranty other than those contained Section 3.1.

ARTICLE 4

ADDITIONAL AGREEMENTS

4.1 Conduct of AB’s and the Bank’s Businesses Prior to Closing. AB and the Bank covenant that, from the Execution Date and prior to Closing:

4.1.1 Availability of Books, Records and Properties.

(a) Upon reasonable prior written notice to AB, subject to applicable Law, the books, records, Properties, contracts, and documents of AB, the Bank, and each other AB Subsidiary will be available at all reasonable times to GBCI and its counsel, accountants and other representatives. Such items will be open for inspection, audit and direct verification of loan or deposit balances, collateral receipts and such other transactions or documentation as GBCI deems reasonably relevant to the Transaction. No disclosure or access shall be required to be provided where it would jeopardize the attorney-client privilege or contravene any Law. AB and the Bank will cooperate fully in such inspection and audit, and make available all information reasonably requested by or on behalf of GBCI, subject to the restrictions set forth in this Section 4.1.1.

(b) Upon prior written reasonable request by GBCI, AB and the Bank will request that any third parties involved in the preparation or review of the AB Financial Statements or Subsequent AB Financial Statements, or in the calculation of the AB Closing Capital, disclose to GBCI the work papers or any similar materials related to such financial statements or calculation.

4.1.2 Ordinary and Usual Course. Without prior written consent of GBCI (which consent shall not be unreasonably withheld, conditioned or delayed under subparagraphs (d), (e), (k), and (o) below), subject to applicable Law and except (y) as set forth on Schedule 4.1.2 and (z) for Permitted Actions, from the date of this Agreement until the earlier of the Effective Time or an earlier Termination Date, AB and the Bank will use commercially reasonable efforts to conduct their respective businesses only in the ordinary course of business in all material respects and will not do, and AB will not permit any other AB Subsidiary to do, any of the following:

(a) issue, sell, or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional AB Securities or shares of capital stock of an AB Subsidiary; provided that AB may issue the foregoing upon the settlement of any AB Option or AB RSU outstanding as of the date of this Agreement;

(b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase, or otherwise acquire, any AB Securities or shares of capital stock of an AB Subsidiary (other than repurchases in the ordinary course of business to satisfy obligations under a Plan); provided that AB may repurchase or otherwise acquire shares in connection with the acceptance of shares underlying AB Options as payment for the per share exercise price of the AB Options or as payment for Taxes incurred in connection with the exercise, vesting and/or settlement of the AB Options or AB RSUs, in each case in accordance with the AB Stock Plans and individual award agreements;

(c) other than (i) as permitted by this Agreement or (ii) as is otherwise consistent with past practices with respect to timing and amounts, declare or pay any dividend, or make any other distribution, either directly or indirectly, with respect to AB Stock;

(d) solicit or accept deposit accounts of a materially different type from accounts previously accepted by the Bank or at rates materially in excess of prevailing interest rates, or incur, or increase the principal amount of, any indebtedness for borrowed money (excluding Fed Funds, Federal Home Loan Bank borrowings, repurchase agreements or similar obligations incurred in the ordinary course of business);

(e) offer or make loans or other extensions of credit of a materially different type, or apply different underwriting standards, from those previously offered or applied by the Bank, or offer or make a new loan or extension of credit (other than with respect to commitments existing as of the date hereof) in an amount greater than $3,000,000 for any loan subject to an exception (those “tracked” by AB and considered to be material exceptions) or $5,000,000 for any other loan without prior consultation with GBCI, for which GBCI will at all times make appropriate personnel reasonably available and approval for such loan or extension of credit will be deemed provided if GBCI has not responded to the Bank’s request within 24 hours after GBCI’s receipt of a complete loan package concerning the loan or extension of credit at issue;

(f) make any material changes to the Bank’s ACL without prior consultation with GBCI;

(g) fail to maintain an adequate reserve for loan and lease losses (determined in accordance with GAAP and existing regulatory guidance);

(h) amend its articles of incorporation, bylaws, or other formation agreements, or convert its charter or form of entity;

(i) implement or adopt any material changes in its operations, policies, or procedures, including loan loss reserve policies, unless the changes are requested by GBCI or are necessary or advisable, on the advice of legal counsel, to comply with applicable Laws, regulations, or regulatory policies;

(j) other than as may be required (i) by GAAP, (ii) for Tax purposes, (iii) by Law, or (iv) to take advantage of any beneficial Tax or accounting methods, implement or adopt any change in its accounting principles, practices or methods, including with respect to the implementation of current expected credit losses;

(k) enter into, amend, renew, or terminate any contracts calling for a payment by any of them of more than $250,000 individually or $500,000 in the aggregate (including without limitation real property leases, data or item processing agreements, and personal services contracts), except for its contracts of deposit and agreements to lend money and entered into in the ordinary course of business;

(l) acquire, sell, transfer, assign, encumber, or otherwise dispose of any material assets (other than REO Property or foreclosed assets) having a value greater than $250,000;

(m) acquire an ownership interest (except other real estate owned or other ownership interest acquired through foreclosure) or leasehold interest in any real property other than the Real Property and in the case of any acquisition of an ownership interest in Real Property, no such ownership shall be acquired without making an appropriate environmental evaluation in advance of obtaining such interest and providing to GBCI such evaluation at least 30 days in advance of such acquisition;

(n) other than (i) in accordance with binding commitments existing on the Execution Date or (ii) as set forth in AB’s 2021 capital expenditure budget as made available to GBCI on or prior to the Execution Date, make any capital expenditures in excess of $2,000,000 per project or series of related projects or $5,000,000 in the aggregate;

(o) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(p) except for debt workouts in the ordinary course of business, settle any claim, suit, action or proceeding (i) in an amount and for consideration in excess of $5,000,000 individually or $10,000,000 in the aggregate (in each case, net of any insurance proceeds or indemnity, contribution or similar payments received by AB or the Bank in respect thereof), or (ii) that would impose any material restriction on, or create any adverse precedent that would be material to, the business of AB or the Bank or GBCI or Glacier Bank;

(q) enter into any other material transaction or make any material expenditure or commitment other than in the ordinary and usual course of its business except for expenses or commitments reasonably related to completion of the Transactions; or

(r) take any action which would materially and adversely affect or delay their ability or the ability of GBCI to obtain any necessary approvals, consents or waivers of any Governmental Authority required for the Transactions or to perform in all material respects their respective covenants and agreements under this Agreement.

4.1.3 AB and Bank Pre-Closing Actions. Following execution of this Agreement and prior to Closing, AB or the Bank, as applicable, shall:

(a) Use their respective commercially reasonable efforts to satisfy any contractual notice or similar requirements under, and obtain any consents required by, the Material Contracts arising from the Transactions, or that will arise out of completion of the Transactions.

(b) Except as otherwise provided in this Agreement and as permitted by applicable Law, effective at or prior to the Effective Time, (i) terminate by all necessary and appropriate actions of the boards of directors of AB and the Bank, as applicable, such Compensation Plans as may be reasonably requested by GBCI, including without limitation, as set forth on Schedule 4.1.3(b), after bringing all plan documents into compliance with all legislative and regulatory requirements that are effective upon the termination date of the Compensation Plans, and (ii) if requested by GBCI, cause benefit accruals and entitlements under such Compensation Plans to cease and cause the cancellation of any contract, arrangement or insurance policy relating to any such Compensation Plan for such period as may be requested by GBCI. To the extent not included in the Final Transaction Related Expenses, AB and the Bank shall, prior to the date of calculation of AB Closing Capital, pay, provide for the payment of, or reflect as a liability any change-in-control, true-up, deficiency, or similar payments required to be made under, or upon termination of, the Compensation Plans or closing of the Transactions. All resolutions, notices, or other documents issued, adopted or executed by AB or the Bank in connection with the implementation of this Section 4.1.3(b) shall be subject to GBCI’s reasonable prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, and AB and the Bank shall cooperate reasonably with GBCI in connection with the actions required by this subsection and subsection (c) below, and in the implementation of Section 6.4 below.

(c) GBCI shall take such as actions as may be reasonably required to permit current Employees who continue employment with GBCI, Glacier Bank or their Affiliates after the Effective Time to roll over any eligible rollover distributions (within the meaning of Section 401(a)(31) of the IRC, inclusive of loans) in cash in an amount equal to the full account balance of such continuing Employee from the AB 401(k) Plan.

(d) Take such corporate or other actions as may be reasonably required to satisfy the requirements of Section 6.4.

(e) Satisfy the notice and consent requirements under IRC Section 101(j) with respect to any Bank-owned life insurance policies or similar plans and related agreements.

(f) Cooperate with, and support using commercially reasonable efforts, Glacier Bank in its efforts to secure post-Closing employment or similar agreements with key current Employees as may be reasonably identified by Glacier Bank on such terms as Glacier Bank and such key current Employees may agree.

(g) Take such corporate or other actions as may be requested by GBCI to terminate AB’s relationship with third-party vendors identified by GBCI at or in connection with the Closing.

4.1.4 Maintenance of Properties. Except for Permitted Actions, AB and the Bank will use commercially reasonable efforts to maintain their respective Properties and equipment (and related insurance or its equivalent) in all material respects in accordance with good business practice, normal wear and tear excepted.

4.1.5 Preservation of Business Organization. Except for Permitted Actions, each of AB and the Bank will use its commercially-reasonable efforts to in all material respects: (a) preserve its respective business organization; (b) maintain the services of current management and current Employees; and (c) preserve the goodwill of suppliers, customers and others with whom AB and the Bank have business relations.

4.1.6 Senior Management. Except for Permitted Actions and as otherwise provided in this Agreement, and excluding resignations, without prior consultation with GBCI, AB and the Bank will not (a) hire management personnel having the rank of senior vice-president or higher, except where such hire is to replace management personnel that have resigned or been terminated for cause, or (b) terminate management personnel having the rank of senior vice-president or higher, except where such termination is for cause.

4.1.7 Compensation. Except for Permitted Actions and as set forth on Schedule 4.1.7, AB and the Bank will not permit any material increase in the current or deferred compensation payable or to become payable by AB, the Bank, or any other AB Subsidiary to any of their directors, officers, employees, agents or consultants other than normal increases in compensation in accordance with AB’s and the Bank’s established policies and practices with respect to the timing and amounts of such increases. Without the prior written approval of GBCI, AB, the Bank and each other AB Subsidiary will not commit to, or enter into, any employment agreement with any individual not terminable without expense with two weeks’ notice or less, except as otherwise required by Law.

4.1.8 Updates of Financial Statements. AB will use commercially reasonable efforts to deliver to GBCI the Subsequent AB Financial Statements and Subsequent Bank Financial Statements, (a) for each month ending after the Execution Date and before Closing or an earlier Termination Date, within 15 days after each such month-end (including year-end), and (b) for the fiscal year ended December 31, 2021, within 75 days after the end of the fiscal year. The Subsequent AB Financial Statements and the Subsequent Bank Financial Statements: (w) will be prepared from the books and records of AB and the Bank; (x) will present fairly the financial position and operating results of AB and/or the Bank at the times indicated and for the periods covered; (y) will be prepared in accordance with GAAP (except for the absence of notes and exceptions from GAAP identified in Section 3.1.4) or the regulations promulgated by applicable regulatory authorities, to the extent then applicable to such financial statement, and (z) will reflect all liabilities, of AB and/or the Bank on the respective dates and for the respective periods covered, except for liabilities: (i) not required to be so reflected on the face of a balance sheet in accordance with GAAP or regulatory requirements, or (ii) not material in amount. All contingent liabilities known to AB that are required to be reflected in footnotes in accordance with GAAP but not recorded on the Subsequent AB Financial Statements will be disclosed in writing to GBCI.

4.1.9 Acquisition Proposal. AB and the Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. AB agrees that neither it nor any of its Subsidiaries will, and AB will direct and use its commercially reasonable efforts to cause its and its Subsidiaries’ directors, officers, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to initiate, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of AB) with respect to an Acquisition Event (any such proposal or offer, an “Acquisition Proposal”) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; except that, in the event AB receives an unsolicited bona fide Acquisition Proposal and the board of directors of AB determines prior to approval of this Agreement and the Merger by AB’s shareholders at the AB Meeting, in good faith and after consultation with independent legal counsel, that (a) such Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal, and (b) fiduciary duties applicable to it require it to engage in negotiations with, provide confidential information or data to, or have any discussions with a Person in connection with such Acquisition Proposal, AB may do so to the extent the board of directors of AB determines it is required by its fiduciary duties. In such event, prior to providing any confidential information or data to any such Person, AB and such Person shall have executed a confidentiality agreement on terms at least as favorable to AB as those contained in the Confidentiality Agreement. AB will further notify GBCI in writing promptly (and in any event within two Business Days) if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with AB, or if any such inquiry, proposal or request is thereafter materially modified or amended, including providing to GBCI the material terms and conditions of any such proposal or inquiry in connection with each required notice, together with a copy of any written proposals received (it being understood that the name of Person making the Acquisition Proposal may be redacted from the copy of the written proposal provided to GBCI). AB will take the necessary steps to inform the appropriate individuals or entities referred to in the second sentence of this Section 4.1.9 of the obligations to be undertaken in this Section 4.1.9. Nothing contained in this Section 4.1.9 shall prohibit AB or the board of directors of AB from complying with AB’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the board of directors of AB’s recommendation that AB’s shareholders approve this Agreement and the Merger unless the board of directors of AB reaffirms such recommendation in such disclosure.

4.1.10 Status of Title. AB will use its commercially reasonable efforts to provide GBCI, no later than 45 days after the Execution Date, lot book or similar reports for the Owned Real Estate issued by title insurance companies reasonably satisfactory to GBCI (the “Title Companies”), the cost of which shall be paid by GBCI. Such reports shall show the current status of title to the Owned Real Estate. Within 30 days after the date on which AB delivers the foregoing reports to GBCI for its review, GBCI will inform AB in writing whether, and in what manner, it objects to any of the exceptions to title shown in any of the title reports (such notice, an “Objection Notice”). AB will, within 20 days of the date on which it receives a written Objection Notice from GBCI, inform GBCI if there are any objections that it is unable or unwilling to remove or cure at or prior to Closing (the “Response Notice”). AB will not, in any event, be obligated to seek removal, cure of, or otherwise remedy exceptions that are (a) nonmonetary exceptions that do not prohibit or materially interfere with the use of the Owned Real Estate as bank branch locations or as otherwise used by AB or the Bank as of the Execution Date, (b) monetary or non-monetary exceptions disclosed in the AB Financial Statements, or (c) matters that GBCI has not taken objection to in an Objection Notice (such title exceptions together, “Permitted Exceptions”). AB will in good faith use commercially reasonable efforts, at AB’s expense, to remove, cure, or otherwise remedy any matters set forth in the Response Notice that are not Permitted Exceptions that are susceptible to cure. At Closing, if requested by GBCI, AB will reasonably cooperate, at GBCI’s expense, with GBCI’s efforts to cause the Title Companies to provide GBCI with standard coverage title insurance policies issued with respect to each of the Properties constituting Owned Real Estate, in an amount commensurate with the value of each such Property as agreed upon by GBCI and AB, dated as of the Effective Date, insuring fee title in GBCI or such Subsidiary of GBCI, as so designated by GBCI, and that each such Property is unencumbered by any Liens, other than the Permitted Exceptions.

4.1.11 Directors’ and Officers’ Liability. Before the Effective Date, AB will notify its directors’ and officers’ liability insurers of the Merger and of all pending or, to the Knowledge of AB, threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Person entitled to indemnification pursuant to Section 6.3 and known to AB, or circumstances reasonably deemed by GBCI to be likely to give rise thereto, in accordance with terms and conditions of the applicable policies.

4.1.12 Review of Loans. AB and the Bank will permit GBCI and its advisors, at GBCI’s sole cost and expense, to conduct an examination of the Bank’s loans to determine credit quality and the adequacy of the Bank’s ACL and to establish, following the Effective Time, appropriate accounting adjustments under Financial Accounting Standards No. 141R published by the Financial Accounting Standards Board. GBCI and its advisors will have continued access to the Bank’s loans through Closing to update its examination. At GBCI’s reasonable request, the Bank will provide GBCI with current reports updating the information set forth in Schedule 3.1.13.

4.2 Conduct of GBCI’s and its Subsidiaries’ Businesses Prior to Closing. GBCI and Glacier Bank covenant that, from the Execution Date and prior to Closing, without prior written consent of AB (which consent shall not be unreasonably withheld, conditioned or delayed), subject to applicable Law and except (w) as set forth on Schedule 4.2, (x) as required by the FDIC, the Montana Commissioner, the Federal Reserve or other applicable regulatory authority (so long as AB receives prior written notice of such required action), (y) specifically contemplated by this Agreement (including in the Disclosure Schedule), or (z) any Covid-19 Action, from the date of this Agreement until the earlier of the Effective Time or an earlier Termination Date, GBCI and Glacier Bank will use commercially reasonable efforts to conduct their respective business only in the ordinary course of business in all material respects.

4.3 Registration Statement; AB Shareholders Meeting.

4.3.1 Preparation of Registration Statement.

(a) GBCI and AB will use their commercially reasonable efforts to jointly prepare and jointly file a Registration Statement on Form S-4 (together with any amendments or supplements, the “Registration Statement”) for registration of the GBCI Shares to be issued in the Merger and a related prospectus/proxy statement (the “Prospectus/Proxy Statement”) with the SEC within 45 days after the Execution Date.

(b) The parties will cooperate with each other in preparing the Registration Statement and Prospectus/Proxy Statement, and will use their commercially reasonable efforts to promptly obtain the clearance of the SEC, if required, any appropriate state securities regulators and any other required regulatory approvals, to issue the Prospectus/Proxy Statement.

(c) Each party will provide the other party for inclusion or incorporation by reference in the Registration Statement or Prospectus/Proxy Statement, as applicable, all required information relating to such party or its Affiliates as the party making such filing may reasonably request for the purpose of including such data and information in the Registration Statement or Prospectus/Proxy Statement (as applicable) and any amendments or supplements thereto. Each party and its counsel shall be given the opportunity to review and comment on the Prospectus/Proxy Statement and Registration Statement, as applicable, including any amendments thereto and related correspondence with the SEC, before it is filed with the SEC. Nothing will be included in the Registration Statement or the Prospectus/Proxy Statement or any proxy solicitation materials with respect to any party to this Agreement unless approved by that party, which approval will not be unreasonably withheld, conditioned, or delayed. When the Registration Statement becomes effective, and at all times subsequent to such effectiveness (up to and including the date of the AB Meeting), all information set forth in the Registration Statement that is or to be furnished by or on behalf of GBCI relating to GBCI and its Subsidiaries and by or on behalf of AB relating to AB and the Bank, (i) will comply in all material respects with the provisions of the Securities Act, the Exchange Act and any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary to make the statements in the Registration Statement not misleading; provided, however, that in no event will any party be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement where such statement or omission, as the case may be, was made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

(d) GBCI will pay all fees and costs associated with the preparation by GBCI’s counsel (and other professional advisors) and the filing of the Registration Statement. AB will pay all fees and costs associated with its review and preparation of the Registration Statement and the Prospectus/Proxy Statement, with all such fees and costs to be included as and in the calculation of Transaction Related Expenses. Each of AB and GBCI will pay (a) one-half of the costs associated with the printing and mailing of the Prospectus/Proxy Statement to AB’s shareholders and (b) its own other direct costs incurred by it in connection with the Prospectus/Proxy Statement, with all such costs paid by AB to be included as and in the calculation of Transaction Related Expenses.

4.3.2 Submission to Shareholders. AB will promptly take the actions necessary in accordance with applicable Law and its articles of incorporation and bylaws to convene a shareholders’ meeting to consider the approval of this Agreement and to authorize the transactions contemplated by this Agreement (such meeting and any adjournment or postponement thereof, the “AB Meeting”). The AB Meeting will be held on the earliest practical date after the date the Prospectus/Proxy Statement may first be sent to AB’s shareholders without objection by applicable Governmental Authorities. The board of directors of AB has adopted a resolution recommending approval of this Agreement and the Merger by AB’s shareholders, and it shall not withdraw, modify, or qualify its recommendation unless, subsequent to the Execution Date, AB receives a Superior Proposal and the board of directors of AB determines, in good faith and upon the written advice of independent legal counsel, that it would be inconsistent with its fiduciary duties under applicable Law not to withdraw, modify, or qualify such recommendation. AB shall use its commercially reasonable efforts to obtain from the shareholders of AB approval of this Agreement in accordance with Utah Law, including (except as provided in the preceding sentence) by communicating to its shareholders its recommendation (and including such recommendation in the Prospectus/Proxy Statement) that they approve this Agreement and the Merger. Subject to applicable Law, AB shall adjourn or postpone the AB Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of AB Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if, on the date of such AB Meeting, (a) AB has not received proxies representing a sufficient number of shares necessary to obtain the required approval by AB’s shareholders and such approval remains possible to obtain and (b) the shareholders of AB have authorized by the requisite vote under Utah Law the adjournment pursuant to the Prospectus/Proxy Statement; provided that AB shall only be required to adjourn the AB Meeting two times pursuant to this Section 4.3.2.

4.4 Submission to Regulatory Authorities. GBCI and AB will use commercially reasonable efforts to promptly prepare, promptly file (but in any event within 45 days of the Execution Date) and timely effect all documentation, applications, notices, petitions and filings, and to obtain all permits, approvals, consents, authorizations, waivers, clearances and orders of or from the Federal Reserve, the FDIC, the Montana Commissioner and Utah Department of Financial Institutions and any other Governmental Authority, in each case, required to consummate the transactions contemplated by this Agreement, including the Transactions (the “Requisite Regulatory Approvals”), and to comply with the terms and conditions of all Requisite Regulatory Approvals, and to obtain as promptly as practicable all consents of third parties which are necessary or advisable to consummate the Transaction. GBCI will provide to AB copies of all non-confidential portions of such documentation, applications, notices, petitions and filings for review and comment by AB prior to their submission to the applicable Governmental Authorities. These documentation, applications, notices, petitions and filings are expected to include (a) an interagency bank merger application to be filed with the FDIC and a waiver to be sought from the Federal Reserve, pursuant to Federal Reserve Regulation Y § 225.12(d) with respect to the Merger; (b) an application or notice to the Montana Commissioner and Utah Department of Financial Institutions and related filings regarding the Transactions; and (c) filings and coordination with the offices of the Secretary of State of Montana and the Utah Division of Corporations, with respect to the Merger and the Bank Merger. AB and the Bank will cooperate with GBCI and use their commercially reasonable efforts to assist GBCI in obtaining all Requisite Regulatory Approvals. AB and the Bank shall reasonably cooperate with GBCI and, upon request, furnish GBCI with all information concerning itself, and its directors, officers, and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, or application made by or on behalf of GBCI, Glacier Bank, AB, or the Bank to any third party or Governmental Authority in connection with the Transaction.

4.5 Public Announcements. Subject to advice of legal counsel with respect to legal requirements relating to public disclosure of matters related to this Agreement and its subject matter, the timing and content of any announcements, press releases or other public statements concerning the Merger or the Bank Merger will occur upon, and be determined by, the mutual consent of AB and GBCI.

4.6 Consents. Each party to this Agreement will use its commercially reasonable efforts to obtain the timely consent or approval of any other Person whose consent or approval is necessary or appropriate in order to permit GBCI or AB and Glacier Bank or the Bank to consummate the Merger or the Bank Merger.

4.7 Transition. During the period from the Execution Date to the Effective Time, AB and the Bank shall cause one or more of their respective representatives to confer with representatives of GBCI and Glacier Bank and report the general status of their ongoing operations at such times as GBCI and Glacier Bank may reasonably request. Representatives of GBCI, Glacier Bank, AB, and the Bank shall also meet as reasonably requested by or on behalf of GBCI to discuss and plan for the conversion of the Bank’s data processing and related electronic informational systems to those used by GBCI and Glacier Bank, which planning shall include, but not be limited to, discussion of the possible termination by the Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that neither AB nor the Bank shall be obligated to take any such action prior to the Effective Time and, unless AB and the Bank otherwise agree, no conversion shall take place prior to the Effective Time; provided, however, no such request by or behalf of GBCI or Glacier Bank shall interfere materially with the performance of duties by any employee of AB or the Bank. Notwithstanding the foregoing or anything else set forth in this Agreement, nothing shall give GBCI or Glacier Bank, directly or indirectly, the right to control or direct AB’s or the Bank’s operations prior to the Effective Time. Prior to the Effective Time, AB and the Bank will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their operations.

4.8 Notice of Certain Events; Cooperation. GBCI and AB will each provide the other with prompt written notice of: (a) any events that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to it, (b) the commencement of any investigation, action or proceeding against it by or before any court or Governmental Authority that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to it, and (c) any shareholder or other litigation or community-based protests, or any threat of such litigation or protest, against such party or its directors relating in any manner to this Agreement or the transactions contemplated hereby and shall keep the other party fully informed regarding any such shareholder or other litigation or protests, or threat related thereto, including providing all relevant documentation reasonably requested. No settlement shall be agreed to without GBCI’s prior written consent. The parties will reasonably cooperate with each other in all material respects between the Execution Date and Closing to resolve any fact or circumstance identified by a party that would give rise to a breach of any of the representations, warranties, agreements or covenants in this Agreement if such facts or circumstances had been present as of the Execution Date. In addition, AB will notify GBCI in the event it or any AB Subsidiary acquires a fee ownership or leasehold interest in any real property, as specified in Section 4.1.2. Notwithstanding anything in this Section 4.8 to the contrary, a failure to provide notice pursuant to this Section 4.8 shall not, in and of itself, result in a failure of any condition to the obligation of any party to consummate the Merger pursuant to Article 5 unless the underlying event would independently result in a failure to meet any such condition.

4.9 Confidentiality. Subject to the requirements of Law, each party will keep and hold as confidential, and will exercise commercially reasonable efforts to cause its representatives to keep and hold as confidential, all information and documents obtained pursuant to this Agreement unless such information (a) is required by Law to be disclosed, (b) becomes available to such party from other sources not bound by a confidentiality obligation, (c) is disclosed with prior written approval of the party to which such information pertains or is disclosed in a legal action between the parties relating to this Agreement or the Transaction, or (d) is or becomes public without fault of the subject party. If this Agreement is terminated or the Merger otherwise fails to be consummated, each party to this Agreement will remain bound by the terms of the Confidentiality Agreement, which will continue in accordance with its terms.

4.10 Listing. Prior to the Effective Time, GBCI shall cause to be filed with the NASDAQ Global Select Market such notices of issuance or related forms as may be necessary or appropriate in connection with issuance of the GBCI Shares in the Merger.

4.11 Blue Sky Filings. GBCI will use commercially reasonable efforts to obtain, prior to the mailing of the Registration Statement, any necessary state securities Laws or “Blue Sky” permits and approvals.

4.12 Tax Treatment. Neither GBCI and its Subsidiaries nor AB and the AB Subsidiaries will take or cause to be taken any action that would or could reasonably be expected to prevent the Merger or the Bank Merger from qualifying as a reorganization under IRC Section 368(a). Each of GBCI and its Subsidiaries and AB and the AB Subsidiaries shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization under IRC Section 368(a). The parties shall report the Merger for all Tax purposes in a manner consistent with qualification as a reorganization under IRC Section 368(a).

4.13 AB Closing Capital. No earlier than the 15th Business Day prior to the parties’ agreed-upon anticipated date of Closing (the “Anticipated Closing Date”) nor later than the 11th Business Day before the Anticipated Closing Date, AB shall calculate in good faith and provide to GBCI the estimated AB Capital as of the Anticipated Closing Date and shall provide GBCI with a copy of the proposed Subsequent AB Financial Statements and Subsequent Bank Financial Statements for the month preceding the date of calculation (if not already provided in accordance with Section 4.1.8), together with internally prepared financial statements through the date of calculation, estimated retained earnings through the Anticipated Closing Date, the impact of any pending adjustments required in the calculation of the estimated AB Capital, and any other documentation reasonably requested by GBCI for purposes of confirming the amount of such estimated AB Capital. GBCI shall review such materials and, within three Business Days following receipt thereof, notify AB as to whether GBCI accepts or disputes the amount of the estimated AB Capital. If GBCI disputes such calculation in good faith, it shall describe in its notice its specific requested changes or adjustments. If GBCI and AB are unable to resolve such dispute through good faith negotiations within three Business Days after delivery of GBCI’s notice of objection, then the parties shall mutually engage and submit such dispute to, and the same shall be finally resolved by, an accounting firm that is mutually and reasonably acceptable to, and independent of, the parties (the “Independent Accountants”). The Independent Accountants shall review the matter in dispute and, solely as to disputes relating to accounting issues and acting as an expert and not as an arbitrator, determine and report in writing to GBCI and AB the resolution of such disputed matters and the effect of such determinations on the calculation of the AB Capital estimated as of the Anticipated Closing Date (unadjusted for any delay that may have been caused by the Independent Accountants’ review of the matter(s) in dispute), and such determinations shall be final, binding and conclusive unless GBCI and AB mutually agree upon a different amount. The AB Capital estimated as of Closing, as determined and agreed upon in writing by GBCI and AB in accordance with this Section 4.13, is the “AB Closing Capital.” The fees and disbursements of the Independent Accountants pursuant to this Section 4.13 and Section 4.14 below shall be shared equally by GBCI, on the one hand, and AB, on the other hand, and AB’s portion shall be an expense in the calculation of the AB Closing Capital.

4.14 Transaction Related Expenses. No earlier than the 15th Business Day prior to Closing nor later than the 11th Business Day before such Closing, AB shall calculate in good faith the estimated Transaction Related Expenses as of the Closing and shall provide GBCI with a copy of a schedule in the form of Exhibit B detailing each Transaction Related Expense and any other documentation reasonably requested by GBCI for purposes of confirming the amount of such Transaction Related Expenses. GBCI shall review such materials and, within three Business Days following receipt thereof, notify AB as to whether GBCI accepts or disputes the amount of the estimated Transaction Related Expenses. If GBCI disputes such calculation in good faith, it shall describe in its notice its specific requested changes or adjustments. If GBCI and AB are unable to resolve such dispute through good faith negotiations within three Business Days after delivery of GBCI’s notice of objection, then the parties shall mutually engage and submit such dispute to, and the same shall be finally resolved by the Independent Accountants in accordance with the process set forth in Section 4.13. The Transaction Related Expenses estimated as of Closing, as determined and agreed upon in writing by GBCI and AB in accordance with this Section 4.14, are the “Final Transaction Related Expenses.”

4.15 Payment of Dividend; Adjustment to Per Share Stock Consideration

4.15.1 Payment of Dividend. If the AB Closing Capital exceeds the Closing Capital Requirement (i.e., the Closing Capital Differential is a positive number) after making all adjustments required by the terms of this Agreement (including without limitation in the event the Final Transaction Related Expenses exceed the Maximum Transaction Expenses Amount), AB may, upon prior written notice to GBCI not less than 10 Business Days prior to Closing and effective immediately prior to the Effective Time, declare and pay a special dividend to its shareholders in an amount equal to the positive Closing Capital Differential.

4.15.2 Adjustment to Per Share Stock Consideration. If the AB Closing Capital is less than the Closing Capital Requirement (i.e. the Closing Capital Differential is a negative number) after making all adjustments required by the terms of this Agreement (including, without limitation, in the event the Final Transaction Related Expenses exceed the Maximum Transaction Expenses Amount), then the Per Share Stock Consideration will be reduced on a per share basis by an amount, rounded to the nearest thousandth (referred to as the “Stock Consideration Per Share Adjustment Amount”), determined by dividing the remaining balance in the negative Closing Capital Differential by the GBCI Average Closing Price, and dividing that result by the number of shares of AB Stock outstanding at the Effective Time.

4.16 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger and the Bank Merger, as soon as reasonably practicable, and to otherwise enable consummation of the transactions contemplated by this Agreement, subject to any delays resulting from SEC review or bank regulatory processing. Without limiting the generality of the foregoing, GBCI and its Subsidiaries will use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to Requisite Regulatory Approvals and to obtain the Requisite Regulatory Approvals as promptly as possible after the Execution Date, and no later than the Outside Date; provided that GBCI shall not be required to take any action in furtherance of this Section 4.16 that would be reasonably likely to deprive GBCI of the economic or business benefits of the Transactions in a manner that is material relative to the aggregate economic or business benefits of the Transaction to GBCI.

4.17 GBCI Common Stock Issuable in Merger. The GBCI Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

4.18 Section 16 Matters. Prior to the Effective Time, the boards of directors of GBCI and AB, or a committee of nonemployee directors thereof (as such terms is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall each take all such steps as may be necessary or appropriate to cause any (a) disposition of AB Stock held by officers or directors of AB subject to the reporting requirements of Section 16(a) of the Exchange Act (such “AB Insiders”), or (b) acquisition of GBCI Common Stock by such AB Insiders pursuant to the transactions contemplated by this Agreement (to the extent necessary based on such AB Insiders position immediately following the Merger), to be exempt from short-swing profit liability to the fullest extent authorized under Rule 16b-3 promulgated under the Exchange Act.

4.19 Tax Information. From the Execution Date and prior to Closing, AB will, and will cause each AB Subsidiary to, reasonably cooperate with GBCI in preparing and obtaining any Tax information relating to AB and the AB Subsidiaries reasonably requested by GBCI, such as asset basis, net operating losses. credits or similar tax attributes, or further information on the tax treatment of particular transactions effected, or Tax Returns filed by AB or AB Subsidiaries.

ARTICLE 5

APPROVALS AND CONDITIONS

5.1 Required Approvals. The obligations of the parties to this Agreement are subject to the approval of this Agreement and the Transactions by all appropriate Governmental Authorities having jurisdiction with respect thereto; provided, however, that no such consent or approval will have imposed any condition or requirement that would deprive

GBCI of the economic or business benefits of the Transactions in a manner that is material relative to the aggregate economic or business benefits of the Transaction to GBCI.

5.2 Conditions to Obligations of GBCI. The obligations of GBCI to consummate the Merger are subject to satisfaction or written waiver by GBCI of the following conditions at or before Closing:

5.2.1 Representations and Warranties. The (a) representations and warranties of AB and the Bank contained in Sections 3.1.3(a), 3.1.3(b), 3.1.3(c), 3.1.12 and 3.1.18 will be true and correct in all respects, except, in the case of Sections 3.1.3(a), 3.1.3(b), and 3.1.3(c) with respect to de minimis inaccuracies, (b) representations and warranties of AB and the Bank contained in the first sentence of Section 3.1.1(a), the first sentence of Section 3.1.1(b), and Sections 3.1.1(d), 3.1.2, and 3.1.19 will be true and correct in all material respects, and (c) representations and warranties of AB and the Bank contained in this Agreement not otherwise set forth in clause (a) or clause (b) of this Section 5.2.1 will be true and correct in all respects except where the failure to be so true and correct would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to AB, in the case of clause (b) and clause (c) of this Section 5.2.1, disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein, and, in each case, with the same force and effect as though such representations and warranties had been made on and as of Closing (except to the extent that such representations and warranties are by their express provisions made as of a specified date, in which case such representations and warranties will be true and correct in all material respects or true and correct, as the case may be, as of such date). AB and the Bank will have delivered to GBCI a certificate to that effect, executed by a duly authorized officer of AB and the Bank and dated as of the Effective Date.

5.2.2 Compliance. AB will have performed and complied, and will have caused the Bank to perform and comply, in all material respects with all terms, covenants and conditions of this Agreement on or before Closing. AB will have delivered to GBCI a certificate to that effect, executed by a duly authorized officer of AB and dated as of Closing.

5.2.3 Closing Capital and Financial Statements. AB will have delivered to GBCI the financial information set forth in Section 4.13, and the parties will have agreed upon the amount of AB Closing Capital pursuant to the terms of Section 4.13.

5.2.4 Transaction Related Expenses. AB will have delivered to GBCI the financial information set forth in Section 4.13 and the parties will have agreed upon the amount of Final Transaction Related Expenses pursuant to the terms of Section 4.14.

5.2.5 No Material Adverse Effect. Since the Execution Date, there will have been (a) no material damage, destruction or loss (whether or not covered by insurance) or other event that, in any such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AB or (b) the commencement of any proceeding against AB or the Bank that, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect with respect to AB.

5.2.6 No Legal Proceedings. No action or proceeding will have been commenced or threatened by any Governmental Authority to restrain or prohibit or invalidate the Merger.

5.2.7 Tax Opinion. GBCI will have obtained from Miller Nash Graham & Dunn LLP (or, if Miller Nash Graham & Dunn LLP is unwilling or unable to issue such opinion, from alternative counsel reasonably acceptable to each of GBCI and AB) an opinion addressed to GBCI (subject to reasonable limitations, conditions and assumptions) to the effect that on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be a reorganization within the meaning of IRC Section 368(a) (copies of which opinion will be delivered to AB). In rendering such opinion, Miller Nash Graham & Dunn LLP (or any applicable alternative counsel) may require and rely upon customary representations contained in certificates of officers of each of GBCI and AB or any Subsidiary of either, in form and substance reasonably acceptable to such counsel.

5.2.8 Corporate and Shareholder Action. Each of the following will have adopted or approved the Merger and the Bank Merger, as applicable: (a) the boards of directors of AB and the Bank; (b) AB, as sole shareholder of the Bank; and (c) the shareholders of AB.

5.2.9 Resignation of Directors. The directors of AB and the Bank will have tendered their written resignations from the respective board of directors of AB and the Bank, to be effective upon consummation of the Merger or the Bank Merger, as applicable.

5.2.10 Registration Statement. The Registration Statement, as it may have been amended, required in connection with the issuance of the GBCI Shares, and as described in Section 4.3. will have become effective, and no stop order suspending the effectiveness of such Registration Statement will have been issued or remain in effect, and no proceedings for that purpose will have been initiated or threatened by the SEC, the basis for which still exists.

5.2.11 AB ESOP. Take such corporate or other actions as may be reasonably required to satisfy the requirements of Section 6.4.

5.3 Conditions to Obligations of AB. The obligations of AB to consummate the Merger are subject to satisfaction or written waiver by AB of the following conditions at or before Closing:

5.3.1 Representations and Warranties. The (a) representations and warranties of GBCI and Glacier Bank contained in Section 3.2.9 will be true and correct in all respects, (b) representations and warranties of GBCI and Glacier Bank contained in the first sentence of Section 3.2.1(a), the first sentence of Section 3.2.1(b), and Sections 3.2.1(c), 3.2.2 and 3.2.3(a) will be true and correct in all material respects, and (c) representations and warranties of GBCI and Glacier Bank contained in this Agreement not otherwise set forth in clause (a) or clause (b) of this Section 5.3.1 will be true and correct in all respects except where the failure to be so true and correct would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to GBCI, in the case of clause (b) and clause (c) of this Section 5.3.1, disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein, and, in each case, with the same force and effect as though such representations and warranties had been made on and as of Closing (except to the extent that such representations and warranties are by their express provisions made as of a specified date, in which case such representations and warranties will be true and correct in all material respects or true and correct, as the case may be, as of such date). GBCI and Glacier Bank will have delivered to AB a certificate to that effect, executed by a duly authorized officer of GBCI and Glacier Bank and dated as of the Effective Date.

5.3.2 Compliance. GBCI and Glacier Bank will have performed and complied, in all material respects, with all terms, covenants and conditions of this Agreement on or before Closing. GBCI and Glacier Bank will have delivered to AB a certificate to that effect, executed by a duly authorized officer of GBCI and Glacier Bank and dated as of Closing.

5.3.3 No Material Adverse Effect. Since the Execution Date, there will have been no event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GBCI.

5.3.4 Registration Statement. The Registration Statement will have become effective as specified in Section 5.2.10, and no stop order suspending the effectiveness of such Registration Statement will have been issued or remain in effect, and no proceedings for that purpose will have been initiated or threatened by the SEC, the basis for which still exists.

5.3.5 No Legal Prohibition. No order or Law shall have been entered, enacted, promulgated, enforced or issued by any Governmental Authority shall be in effect preventing the consummation of or invalidating the Merger, provided that AB and the Bank shall have complied with their obligations pursuant to Section 4.4 and Section 4.16.

5.3.6 Tax Opinion. AB will have obtained from Jones Day (or, if Jones Day is unwilling or unable to issue such opinion, from alternative counsel reasonably acceptable to each of GBCI and AB) an opinion addressed to AB (Subject to reasonable limitations, conditions and assumptions) to the effect that on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be a reorganization within the meaning of IRC Section 368(a) (copies of which opinion will be delivered to GBCI). In rendering such opinion, Jones Day (or any applicable alternative counsel) may require and rely upon customary representations contained in certificates of officers of each of GBCI and AB or any Subsidiary of either, in form and substance reasonably acceptable to such counsel.

5.3.7 Payments to the Exchange Agent. GBCI will have deposited the Exchange Fund with the Exchange Agent.

5.3.8 Approval of AB Shareholders. The shareholders of AB will have approved this Agreement and the Merger by the requisite vote under Utah Law and AB’s articles of incorporation and bylaws, as applicable.

5.3.9 Listing. The GBCI Shares shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

ARTICLE 6

DIRECTORS, OFFICERS AND EMPLOYEES

6.1 Director, Executive Officer and Shareholder Agreements. As a condition to the execution of this Agreement, the directors, executive officers, and principal shareholders described in Recital E have entered into the written agreements described in Recital E on or before the Execution Date.

6.2 Employee Benefit Issues.

6.2.1 Comparability of Benefits. GBCI’s and Glacier Bank’s personnel policies will apply to any current Employees who are retained after the Effective Time (collectively, the “Continuing Employees”). Such Continuing Employees will be eligible to participate in all of the benefit plans of GBCI and/or Glacier Bank that are generally available to similarly situated employees of GBCI and/or Glacier Bank in accordance with and subject to the terms of such plans. From the date of the Closing until the first anniversary thereof, GBCI shall use commercially reasonable efforts to, or shall use commercially reasonable efforts to cause its Affiliates to, provide to each Continuing Employee (A) monetary base and incentive compensation opportunities that are, in the aggregate, substantially similar to over the long term, those provided by AB or its Affiliates to such Continuing Employee as of immediately prior to the Closing, and (B) benefits that are, in the aggregate, no less favorable than those provided to such Continuing Employee as of immediately prior to the Closing (it being understood that GBCI’s benefit plans and plan terms are different than AB’s benefit plans), taken as a whole.

6.2.2 Treatment of Past Service. For purposes of such participation, current Employees’ prior service with AB and/or the Bank will constitute prior service with GBCI or Glacier Bank for all purposes (including but not limited to vacation time and participation and benefits under the applicable GBCI or Glacier Bank severance plan for employees in effect at the time of any termination).

6.2.3 No Contract Created. Nothing in this Agreement will give any Employee a right to employment or continuing employment.

6.2.4 Severance Eligibility. Any current Employees (a) who are not entitled to severance, change in control, or other payments at or in connection with Closing under the Compensation Plans set forth in Schedule 3.1.16(c) or otherwise, and (b) are not offered a position by GBCI or continued to be employed by Glacier Bank on the date that is one year following the Effective Date will receive severance payments in accordance with Glacier Bank’s severance policy in effect at the Closing on the basis of the number of years of prior service with AB and the Bank, at the expense of GBCI.

6.3 Indemnification of Directors and Executive Officers.

6.3.1 For a period of six years from and after the Effective Date, GBCI will indemnify and defend each present and former director and officer of AB and the Bank (the “Indemnified Parties”) from and against any and all claims, losses, liabilities, judgments, fines, damages, costs (including amounts paid in settlement or compromise) and expenses (including reasonable attorneys’ fees) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, or investigative, arising out of actions or omissions accruing at or prior to the Effective Time, including, without limitation, the Merger to the fullest extent that AB and/or the Bank is currently permitted to indemnify (and advance expenses to) its directors and officers under applicable Law, including federal banking Law, and under their respective articles of incorporation or by laws in effect on the Execution Date or written contract with AB or the Bank in effect on the Execution Date; provided, however, that all rights to indemnification in respect of any claim asserted or made in accordance with this Section 6.3 shall continue until the final disposition of such claim. GBCI shall advance expenses (including fees and expenses of legal counsel) as incurred to the Indemnified Parties to the fullest extent that such Indemnified Parties would be entitled under applicable articles of incorporation or bylaws in effect on the Execution Date or written contract with AB or the Bank in effect on the Execution Date. Any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standard set forth under AB’s or the Bank’s articles of incorporation or bylaws will be made by independent counsel (which will not be counsel that provides any services to GBCI or any of its Subsidiaries) selected by GBCI and reasonably acceptable to such officer or director.

6.3.2 Prior to the Effective Time, GBCI will purchase, at its sole cost and expense, and AB will reasonably cooperate with GBCI’s efforts to purchase, a six-year tail policy for AB’s current directors’ and officers’ liability insurance prior to the Effective Time; provided that the premiums for such policy shall not exceed 250 percent of the current annualized premiums; and provided further that, GBCI may substitute therefor policies with reputable insurers of at least the same coverage and scope, and in amount, and containing terms and conditions, that are no less favorable to such individuals than such policy in effect on the date hereof.

6.3.3 The provisions of this Section 6.3 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each Indemnified Party, and his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under AB’s articles of incorporation or bylaws, by contract or otherwise. The obligations of GBCI pursuant to this Section 6.3 (and the “tail policy” obtained pursuant thereto) may not be terminated, canceled or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.3 applies unless (i) such termination or modification is required by applicable Law, or (ii ) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties to whom this Section 6.3 applies will be third party beneficiaries of this Section 6.3).

6.3.4 In the event GBCI or any of its respective successors or assigns (a) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger, or (b) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision will be made so that the successors and assigns of GBCI, as the case may be, assume the obligations set forth in this Section 6.3.

6.4 AB ESOP. After the date hereof and in any event prior to the Closing, AB shall have adopted an amendment to the AB ESOP providing that, upon the Closing, (a) the AB ESOP shall be terminated as of the Closing, (b) no new participants shall be admitted to the AB ESOP after the Closing, (c) AB ESOP participants’ accounts shall be fully vested and 100 percent non-forfeitable on and after the Closing, and (d) the AB ESOP shall permit the entire balance of a participant’s account to be distributable following the receipt of approvals of the Internal Revenue Service determined to be appropriate that such termination does not adversely affect the AB ESOP’s tax-qualified status.

ARTICLE 7

TERMINATION OF AGREEMENT AND ABANDONMENT OF TRANSACTION

7.1 Termination by Reason of Lapse of Time. If Closing does not occur on or before February 28, 2022 (the “Outside Date”), either GBCI or AB may terminate this Agreement and the Merger if the terminating party delivers to the other party written notice that its board of directors has voted in favor of termination; provided that, if as of such Outside Date, the condition to Closing set forth in Section 5.1 shall not have been satisfied, then the Outside Date will be extended to on or before April 30, 2022, if either AB or GBCI notifies the other party in writing on or prior to the Outside Date of its election to extend the Outside Date; and provided, further that the right to terminate this Agreement pursuant to this Section 7.1 shall not be available to any party whose failure to perform or observe the covenants and agreements of such party set forth in this Agreement resulted in the failure of the Merger to be completed by the applicable Outside Date.

7.2 Termination Due to GBCI Average Closing Price Greater Than $74.15.

7.2.1 GBCI’s Right to Terminate. Subject to Section 7.2.2, by specific action of its board of directors, GBCI may terminate this Agreement and the Merger by written notice to AB on the Business Day immediately following the Determination Date, if the GBCI Average Closing Price is greater than $74.15. Prior to a termination pursuant to this Section 7.2.1, the parties will have made appropriate adjustments to take into account the declaration or effects of a stock dividend, stock split, reverse stock split or similar transaction involving the issuance of GBCI Common Stock for which no consideration is received between the Execution Date and the Determination Date.

7.2.2 AB’s Right to Adjust Consideration. If GBCI provides written notice to AB in accordance with Section 7.2.1, then within three Business Days following AB’s receipt of such notice, AB may elect by written notice to GBCI to accept an adjustment to the Per Share Stock Consideration through the issuance of fewer GBCI Shares; in such event, the Total Consideration Value Per Share shall equal $59.10. If AB makes such election to accept a decrease in the number of GBCI Shares to be issued as the Per Share Stock Consideration, no termination will occur pursuant to Section 7.2.1, and this Agreement will remain in effect according to its terms (except as the Per Share Stock Consideration has been adjusted).

7.3 Termination Due to GBCI Average Closing Price Less Than $49.43.

7.3.1 AB’s Right to Terminate. Subject to Section 7.3.2, by specific action of its board of directors, AB may terminate this Agreement and the Merger by written notice to GBCI on the Business Day immediately following the Determination Date, if the GBCI Average Closing Price is less than $49.43. Prior to a termination pursuant to this Section 7.3.1, the parties will have made appropriate adjustments to take into account the declaration or effects of a stock dividend, stock split, reverse stock split or similar transaction involving the issuance of GBCI Common Stock for which no consideration is received between the Execution Date and the Determination Date.

7.3.2 GBCI’s Right to Adjust Consideration. lf AB provides written notice to GBCI in accordance with Section 7.3.1, then within three Business Days following GBCI’s receipt of such notice, GBCI may elect by written notice to AB to adjust the Per Share Stock Consideration such that the Total Consideration Value Per Share equals $39.40 (based on the GBCI Average Closing Price rounded up to the nearest whole share). If GBCI makes such election to increase the Per Share Stock Consideration pursuant to Section 7.3.2, no termination will occur pursuant to Section 7.3.1, and this Agreement will remain in effect according to its terms (except as the Per Share Stock Consideration has been adjusted).

7.4 Other Grounds for Termination. This Agreement and the Merger may be terminated at any time before Closing (whether before or after applicable approval of this Agreement by AB’s shareholders, unless otherwise provided) by AB (on behalf of itself and the Bank) or GBCI (on behalf of itself and Glacier Bank) as follows:

7.4.1 Mutual Consent. By mutual consent of AB and GBCI, if the board of directors of each party agrees to terminate by a majority vote of all of its members.

7.4.2 No Regulatory Approvals. By AB or GBCI, if a Governmental Authority that must grant a Requisite Regulatory Approval has denied a Requisite Regulatory Approval or a Requisite Regulatory Approval is subject to any condition or requirement not normally imposed in such transactions that would deprive GBCI of the economic or business benefits of the Transactions in a manner that is material relative to the aggregate economic or business benefits of the Transaction to GBCI; provided, however, that AB or GBCI will have 15 Business Days following receipt of any denial to appeal the decision, and if such appeal is timely made by either party, such party will have 60 days to prosecute diligently and overturn such denial, and such other party may not terminate this Agreement pursuant to this Section 7.4.2 during such period of time; provided further, however, either party shall be entitled to terminate this Agreement pursuant to the terms of Section 7.1 during such period of time.

7.4.3 Breach of Representation. By AB or GBCI (provided that the terminating party is not then in material breach of any of its representations, warranties, agreements or covenants in this Agreement if they are not qualified as to materiality and is not then in breach of any of its representations, warranties, agreements or covenants in this Agreement if they are qualified as to materiality) if there has been a material breach of any of the representations or warranties set forth in this Agreement that are not qualified as to materiality or a breach of any of the representations or warranties set forth in this Agreement that are qualified as to materiality on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the end of such 30-day period; provided, however, that neither party will have the right to terminate this Agreement pursuant to this Section 7.4.3 unless the breach of such representation or warranty, together with any other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 5.2.1 (in the case of a breach of a representation or warranty by AB) or Section 5.3.1 (in the case of a breach of a representation or warranty by GBCI).

7.4.4 Breach of Covenant. By AB or GBCI (provided that the terminating party is not then in material breach of any of its representations, warranties, agreements or covenants in this Agreement in a manner that would entitle the other party not to consummate the Merger) if there has been a breach of any of the covenants or obligations set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the end of such 30-day period; provided, however, that neither party will have the right to terminate this Agreement pursuant to this Section 7.4.4 unless the breach of such covenant or obligation, together with any other such breaches, would entitle the party receiving such covenant or obligation not to consummate the transactions contemplated hereby under Section 5.2.2 (in the case of a breach of a covenant or obligation by AB) or Section 5.3.2 (in the case of a breach of a covenant or obligation by GBCI).

7.4.5 Failure to Recommend or Obtain Shareholder Approval.

(a) By GBCI (provided that GBCI is not then in material breach of any of its representations, warranties, covenants or other agreements in this Agreement), if AB’s board of directors (i) fails to recommend to its shareholders the approval of the Merger or (ii) modifies, withdraws, or changes in a manner adverse to GBCI its recommendation to shareholders to approve the Merger; or

(b) By AB or GBCI (provided that the terminating party or its applicable Subsidiary are not then in material breach of any of their representations, warranties, covenants or other agreements in this Agreement), if AB’s shareholders elect not to approve the Merger at the AB Meeting.

7.4.6 Superior Proposal—Termination by AB. By the board of directors of AB upon written notice to GBCI if AB’s board of directors has in good faith determined that an Acquisition Proposal received by AB constitutes a Superior Proposal; provided, however, that AB may not terminate this Agreement pursuant to this Section 7.4.6 unless (a) it has not materially breached Section 4.1.9 or Section 4.3.2, (b) promptly following the delivery of such notice of termination, it enters into a definitive acquisition agreement relating to such Superior Proposal, (c) it has provided GBCI at least 10 days’ prior written notice advising GBCI that the board of directors of AB is prepared to accept a Superior Proposal (the “Superior Proposal Notice Period”) and has given GBCI, if it so elects, an opportunity to amend the terms of this Agreement during the Superior Proposal Notice Period (and negotiated with GBCI in good faith with respect to such terms during the Superior Proposal Notice Period) in such a manner as would enable AB’s board of directors to proceed with the Merger without violating their fiduciary duties, and (d) simultaneously upon entering into such definitive acquisition agreement relating to such Superior Proposal referred to in clause (b), it delivers to GBCI the Break-Up Fee.

7.4.7 Superior Proposal—Termination by GBCI. By GBCI upon written notice to AB if an Acquisition Event will have occurred.

7.5 Break-Up Fee. If this Agreement is terminated pursuant to Section 7.4.5(a), Section 7.4.6, or Section 7.4.7, then AB will immediately pay to GBCI $35,000,000 (the “Break-Up Fee”). If this Agreement is terminated pursuant to Section 7.4.5(b), or pursuant to Section 7.4.4 for breach of either Section 4.1 .9 or Section 4.3.2, and within 18 months after such termination, AB or the Bank enters into an agreement, or publicly announces an intention, to engage in an Acquisition Event, or within 18 months after such termination an Acquisition Event occurs, then AB will promptly following such entry, announcement, or occurrence pay to GBCI the Break-Up Fee.

7.6 Cost Allocation Upon Termination; Limitations; Break-Up Fee as Liquidated Damages. In connection with the termination of this Agreement under this Article, except as provided in Section 7.5, each party will pay its own out-of-pocket costs incurred in connection with this Agreement and, except as set forth in Section 7.5 and Section 8.4, will have no liability to the other parties arising from such termination, except that in the event of a termination under Section 7.4.3 or Section 7.4.4 in a circumstance in which no Break-Up Fee is paid, no party will be relieved from any liability arising out of the underlying breach by reason of such termination. The parties acknowledge and agree that (a) the agreements contained in Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement, and (b) any amount payable by AB pursuant to Section 7.5 constitutes Liquidated damages and not a penalty and shall be the sole monetary remedy of GBCI in the event of termination of this Agreement under circumstances that give rise to payment of the Break-Up Fee. In the event that AB fails to pay the Break-Up Fee when due then (a) AB shall reimburse GBCI for all costs and expenses (including disbursements and reasonable fees of counsel) incurred inconnection with the collection of unpaid or overdue amounts, and (b) AB shall pay to GBCI interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made, plus 2 percent. The parties hereto acknowledge and agree that in no event shall AB be required to pay the Break-Up Fee more than one time.

ARTICLE 8

MISCELLANEOUS

8.1 Notices. Any notice, request, instruction or other document to be given under this Agreement will be in writing and will be delivered personally, sent electronic mail or sent by registered or certified mail or overnight Federal Express service, postage prepaid, addressed as follows:

GBCI:	Glacier Bancorp, Inc. 49 Commons Loop Kalispell, Montana 59901 Attn: Randall M. Chesler. President and CEO Email: rchesler@glacierbancorp.com

with a copy to:	Miller Nash Graham & Dunn LLP Pier 70 2801 Alaskan Way, Suite 300 Seattle, Washington 98121-1128 Attn: Stephen M. Klein David G. Post Email: steve.klein@millernash.com david.post@millernash.com

AB and the Bank:	Altabancorp 1 East Main Street American Fork, UT 84003 Attn: Len E. Williams, President and CEO Email: len.williams@altabank.com

with copies to:	Jones Day North Point 901 Lakeside Avenue Cleveland, OH 44114-1190 Attn: Peter E. Izanec Justin A. Macke Email: peizanec@jonesday.com jamacke@jonesday.com or to such other address or Person as any party may designate by written notice to the other given under this Section 8.1.

8.2 Waivers and Extensions. Subject to Article 9, any party may grant waivers or extensions to the other parties, but only through a written instrument executed by the President and/or CEO or CFO of the party granting the waiver or extension. Waivers or extensions that do not comply with the preceding sentence are not effective. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. In accordance with this Section 8.2, a party may extend the time for the performance of any of the obligations or other acts of any other patty, and may waive:

8.2.1 any inaccuracies of any other party in the representations and warranties contained in this Agreement or in any document delivered in connection with this Agreement;

8.2.2 compliance with any of the covenants of any other party; and

8.2.3 any other party’s performance of any obligations under this Agreement and any other condition precedent set out in Article 5.

8.3 Construction and Execution in Counterparts; Third Party Beneficiaries.

8.3.1 Except as otherwise expressly provided in this Agreement, this Agreement (including the Disclosure Schedule) and the Confidentiality Agreement: (a) covers the entire understanding of the parties, and no modification or amendment of its terms or conditions will be effective unless in writing and signed by the parties or their respective duly authorized agents; (b) will not be interpreted by reference to any of the titles or headings to the sections or subsections of this Agreement, which have been inserted for convenience only and are not deemed a substantive part of this Agreement; (c) is deemed to include all amendments to this Agreement, each of which is made a part of this Agreement by this reference; and (d) may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document. References in this Agreement to Recitals, Sections, Subsections, Exhibits or Schedules are references to the Recitals, Sections, Subsections, Exhibits and Schedules of and to this Agreement unless expressly stated otherwise. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

8.3.2 Except for the provisions in Section 6.3 (which provisions may be enforced directly by Indemnified Parties), this Agreement is not intended to and shall not confer upon any Person other than the parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties.

8.4 Survival of Representations, Warranties, and Covenants. Except as set forth below, the representations, warranties, agreements and covenants set forth in this Agreement will not survive the Effective Time or termination of this Agreement, except that (a) Section 4.9 (Confidentiality), Section 7.5 (Break-Up Fee), Section 7.6 (Cost Allocation Upon Termination), and Sections 8.3 through 8.8 will survive termination; and (b) the covenants and other agreements in this Agreement that impose duties or obligations on the parties following the Effective Time, including without limitation Section 6.2 (Employee Benefit Issues) and Section 6.3 (Indemnification), will survive the Effective Time. Except as specifically set forth in the preceding sentences, none of the representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time, and none of GBCI, Glacier Bank, AB nor the Bank shall have any rights or remedies after Closing with respect to any breach of any such representations, warranties, agreements or covenants.

8.5 Expenses, Fees and Costs. Except as otherwise specifically provided herein, all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses. In the event of any dispute, claim, arbitration or litigation arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement (“Claim”), the substantially prevailing party on any such Claim will be entitled to reimbursement from the other party of its costs and expenses, including reasonable attorneys’ fees.

8.6 Arbitration. At either party’s request, the parties must submit any Claim to arbitration under the American Arbitration Association’s Commercial Arbitration Rules then in effect (or under any other form of arbitration mutually acceptable to the parties); provided that a party shall not be prevented from seeking injunctive relief in accordance with Sections 8.7 and 8.10 below to enforce this Agreement. A single arbitrator agreed on by the parties will conduct any arbitration. If the parties cannot agree on a single arbitrator within 15 days after service of the demand for arbitration, Claims shall be heard by a panel of three arbitrators, selected as follows: each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within 10 days of their appointment; if the arbitrators selected by the parties fail to select or are unable to agree on the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. The arbitration decision is final (except as otherwise specifically provided by Law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator’s decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. Any arbitration or related proceedings will take place in Kalispell, Montana.

8.7 Governing Law and Venue; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the Laws of the State of Montana, except to the extent that federal Law may govern certain matters. Subject to the arbitration provisions set forth in Section 8.6, the parties must bring any legal proceeding arising out of this Agreement in the federal district courts of the Missoula Division for the State of Montana. Each party consents to and submits to the jurisdiction of any such federal court. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

8.8 Severability. If a court determines that any term of this Agreement is invalid or unenforceable under applicable Law, the remainder of this Agreement will not be affected thereby, and each remaining term will continue to be valid and enforceable to the fullest extent permitted by Law.

8.9 No Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any Person other than the parties any rights or remedies under this Agreement.

8.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such injunction and any party against whom such injunction is entered expressly waives any bond or security in connection therewith.

ARTICLE 9

AMENDMENTS

Subject to applicable Law, this Agreement and the form of any attached attachment, addendum, exhibit or schedule may be amended upon authorization of the boards of directors of the parties, whether before or after the AB Meeting; provided, however, that after approval by AB’s shareholders, no amendment will be made changing the form or reducing the amount of consideration to be received by the shareholders of AB without the further approval of such shareholders. All amendments, modifications, extensions and waivers must be in writing and signed by the party agreeing to the amendment, modification, extension, or waiver.

[signatures on next page]

This Plan and Agreement of Merger is dated as of the date first written above.

GLACIER BANCORP, INC.

By:	/s/ Randall M. Chesler
Randall M. Chesler, President and CEO

GLACIER BANK

By:	/s/ Randall M. Chesler
Randall M. Chesler, President and CEO

ALTABANCORP

By:	/s/ Len E. Williams
Len E. Williams, President and CEO

ALTABANK

By:	/s/ Len E. Williams
Len E. Williams, President and CEO

[Signature Page to Plan and Agreement of Merger]

EXHIBIT A

Parties to Recital E

Directors

Len E. Williams

Richard T. Beard

David G. Anderson

R. Brent Anderson

Deborah S. Bayle

Matthew S. Browning

Natalie Gochnour

Douglas H. Swenson

Executive Officers

Judd P. Kirkham

Ryan H. Jones

Christine M. Linford

Judd J. Austin

Mark K. Olson

Shareholders

Lansing A. Davis, Davis Capital Partners, LLC and Davis Partnership, L.P

Certain members of the Gunther family to be agreed upon, but in any event to include Paul Gunther, Dale O. Gunther and Blaine C. Gunther, each of whom are representatives of the group of shareholders described in that certain Schedule 13D filed by Gunther family members on June 10, 2020, as amended

A-1

EXHIBIT B

Form of Transaction-Related Expenses Exhibit

Transaction-Related Expenses*	Allowance	Final
Employee Related
Change-in-Control Cost
Vesting accruals (SERPs)
Retention bonuses
Professional Expenses
Investment banking—Advisory
Investment banking—Opinion
Legal
Accounting
Other
SUBTOTAL (Employee and Prof.)
Integration/Operations
Vendor Termination and Deconversion Fee
Other Contracts
Other IT/Systems Termination Cost
SUBTOTAL (IT Contracts)
TOTAL

As provided in the Plan and Agreement of Merger, to the extent Final Transaction Related Expenses exceed the Maximum Transaction Expense Amount, the difference, on an after-tax basis (applying an effective tax rate of 21.0 percent to reflect proportionately items that are deductible under applicable Tax laws to those that are not), will be treated as a reduction of AB Capital for purposes of determining AB Closing Capital (regardless of whether such amounts are required to be expensed in accordance with GAAP).

*	Figures provided are prior to giving effect to taxes.

B-1

APPENDIX B

May 17, 2021

The Board of Directors

Altabancorp

One East Main Street

American Fork, UT 84003

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Altabancorp (“Alta”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of Alta with and into Glacier Bancorp, Inc. (“Glacier”) pursuant to the Plan and Agreement of Merger (the “Agreement”) to be entered into by and among Alta, Altabank, a wholly-owned subsidiary of Alta, Glacier, and Glacier Bank, a wholly-owned subsidiary of Glacier. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, as of the Effective Date (as defined in the Agreement), each share of common stock, $0.01 par value per share, of Alta (“Alta Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) shall be converted into the right to receive 0.7971 of a share of common stock, $0.01 par value per share, of Glacier (“Glacier Common Stock”), subject to adjustment as further provided in the Agreement (as to which adjustment we express no opinion). The ratio of 0.7971 of a share of Glacier Common Stock for one share of Alta Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement further provides that, immediately following the Effective Time, Altabank will merge with and into Glacier Bank with Glacier Bank as the surviving entity, pursuant to a separate bank merger agreement (such transaction, the “Bank Merger”).

KBW has acted as financial advisor to Alta and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and Glacier), may from time to time purchase securities from, and sell securities to, Alta and Glacier. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Alta or Glacier for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of Alta (the “Board”) in rendering this opinion and will receive a fee from Alta for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, Alta has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, KBW has not provided investment banking or financial advisory services to Alta during the past two years. In the past two years, KBW provided investment

Keefe, Bruyette & Woods, A Stifel Company

The Board of Directors – Altabancorp

May 17, 2021

banking and financial advisory services to Glacier. KBW acted as (i) financial advisor to Glacier in connection with its acquisition of Heritage Bancorp in July of 2019, and (ii) financial advisor to Glacier in connection with its acquisition of State Bank Corp. in February of 2020. We may in the future provide investment banking and financial advisory services to Alta or Glacier and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Alta and Glacier and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated May 14, 2021 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of Alta; (iii) the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 of Alta; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2020 of Glacier; (v) the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 of Glacier; (vi) certain regulatory filings of Alta and Glacier and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2020 and the quarter ended March 31, 2021; (vii) certain other interim reports and other communications of Alta and Glacier to their respective shareholders; and (viii) other financial information concerning the businesses and operations of Alta and Glacier that was furnished to us by Alta and Glacier or that we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Alta and Glacier; (ii) the assets and liabilities of Alta and Glacier; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Alta and Glacier with similar information for certain other companies the securities of which are publicly traded; (v) publicly available consensus “street estimates” of Alta, as well as assumed long-term Alta growth rates provided to us by Alta management, all of which information was discussed with us by Alta management and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of Glacier, as well as assumed long-term Glacier growth rates provided to us by Glacier management, all of which information was discussed with us by Glacier management and used and relied upon by us based on such discussions, at the direction of Alta management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on Glacier (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with us by, Glacier management and that were used and relied upon by us based on such discussions, at the direction of Alta management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of Alta and Glacier regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Alta, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Alta.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Alta as to the reasonableness and achievability of the publicly available consensus “street estimates” of Alta

The Board of Directors – Altabancorp

May 17, 2021

and the assumed Alta long-term growth rates referred to above (and the assumptions and bases therefor), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the Alta “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Alta management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated. We have further relied, with the consent of Alta, upon Glacier management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Glacier, the assumed Glacier long-term growth rates, and the estimates regarding certain pro forma financial effects of the Merger on Glacier (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the Glacier “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Glacier management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

It is understood that the portion of the foregoing financial information of Alta and Glacier that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of Alta and Glacier, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of Alta and Glacier and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. Among other things, such information has assumed that the ongoing COVID-19 pandemic could have an adverse impact on Alta and Glacier. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof. We also have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Alta or Glacier since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for credit losses for Alta and Glacier are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Alta or Glacier, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Alta or Glacier under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including, without limitation, the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above), with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of Alta Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents

The Board of Directors – Altabancorp

May 17, 2021

will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Alta, Glacier or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Alta that Alta has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Alta, Glacier, the Merger and any related transactions and the Agreement. KBW has not provided advice with respect to any such matters. We have assumed, at the direction of Alta and without independent verification, that the AB Closing Capital (as defined in the Agreement) will be no less than the Closing Capital Requirement (as defined in the Agreement). In addition, at the direction of Alta, we have given no effect to any potential adjustment to the Exchange Ratio (as provided in the Agreement) for purposes of this opinion.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of Alta Common Stock, without regard to individual circumstances of specific holders or groups of holders with respect to control, voting or other rights or aspects which may distinguish such holders. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger or the actions relating to the Altabancorp Employee Stock Ownership Plan to be undertaken in connection with the Merger as provided in the Agreement), including, without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to Alta, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. As you are aware, there is currently widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Alta to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Alta or the Board; (iii) the fairness of the amount or nature of any compensation to any of Alta’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Alta Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Alta (other than the holders of Alta Common Stock, solely with respect to the Exchange Ratio as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Glacier or any other party to any transaction contemplated by the Agreement; (v) any adjustments (as provided in the Agreement) to the Exchange Ratio; (vi) the actual value of Glacier Common Stock to be issued in the Merger; (vii) the prices, trading range or volume at which Alta Common Stock or Glacier Common

The Board of Directors – Altabancorp

May 17, 2021

Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Glacier Common Stock will trade following the consummation of the Merger; (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (ix) any legal, regulatory, accounting, tax or similar matters relating to Alta, Glacier, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), including whether or not the Merger will qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Alta Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Alta Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ALTA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-221-8481 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTA AltabancorpTM Special Meeting of Shareholders For Shareholders of record on July 14, 2021 DATE AND TIME: August 31, 2021, at 8:00 AM MT PLACE: Special meeting to be held live via the Internet—please visit www.proxydocs.com/ALTA for more details Deadline for registration is August 27, 2021, by 5:00 PM MT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Adelaide Maudsley and Burke Gappmayer, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Altabancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

AltabancorpTM Special Meeting of Shareholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To consider and vote on a proposal to approve the Plan and Agreement of Merger, dated as of FOR May 18, 2021 (the “merger agreement”), among Glacier Bancorp, Inc., Glacier Bank, Altabancorp, and Altabank. The merger agreement is attached as an appendix to the proxy statement/prospectus. 2. To vote on an advisory (non-binding) proposal to approve the compensation that may become FOR paid or payable to the named executive officers of Altabancorp that is based on or otherwise relates to the merger. 3. To approve one or more adjournments of the Altabancorp special meeting, if necessary or FOR appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement. You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTA by August 27, 2021, at 5:00 PM MT. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date